Exhibit (17)(b)

                             ARMADA FUNDS PROSPECTUS
                           A, B AND C SHARES (RETAIL)

                                 OCTOBER 1, 2003

                                  EQUITY FUNDS
                            INTERNATIONAL EQUITY FUND
                           LARGE CAP CORE EQUITY FUND
                              LARGE CAP GROWTH FUND
                              LARGE CAP ULTRA FUND
                              LARGE CAP VALUE FUND
                               MID CAP GROWTH FUND
                               S&P 500 INDEX FUND
                               SMALL CAP CORE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND
                            SMALL/MID CAP VALUE FUND
                             TAX MANAGED EQUITY FUND


                             ASSET ALLOCATION FUNDS
                           AGGRESSIVE ALLOCATION FUND
                            BALANCED ALLOCATION FUND
                          CONSERVATIVE ALLOCATION FUND


                               FIXED INCOME FUNDS
                                    BOND FUND
                                    GNMA FUND
                             INTERMEDIATE BOND FUND
                           LIMITED MATURITY BOND FUND
                           TOTAL RETURN ADVANTAGE FUND
                              ULTRA SHORT BOND FUND
                           U.S. GOVERNMENT INCOME FUND

                               TAX FREE BOND FUNDS
                          MICHIGAN MUNICIPAL BOND FUND
                          NATIONAL TAX EXEMPT BOND FUND
                            OHIO TAX EXEMPT BOND FUND
                        PENNSYLVANIA MUNICIPAL BOND FUND

                 THE SECURITIES AND EXCHANGE COMMISSION HAS NOT
                   APPROVED OR DISAPPROVED THESE SECURITIES OR
                  PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

[SAILBOAT LOGO]
ARMADA(R)
  FUNDS

WWW.ARMADAFUNDS.COM

                               INVESTMENT ADVISER
                            NATIONAL CITY INVESTMENT
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS


Armada Funds (Armada) is a mutual fund family that offers different classes of shares in separate investment portfolios (Funds). The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class A, Class B and Class C Shares of the Funds before investing. Armada also offers Class A, Class B and Class C Shares of Armada money market funds in a separate prospectus. To obtain more information on Armada Funds, visit us on-line at WWW.ARMADAFUNDS.COM or call 1-800-622-FUND
(3863). Please read this prospectus and keep it for future reference.


THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:




                                                                            PAGE
ARMADA INTERNATIONAL EQUITY FUND...............................................2
ARMADA LARGE CAP CORE EQUITY FUND..............................................6
ARMADA LARGE CAP GROWTH FUND...................................................9
ARMADA LARGE CAP ULTRA FUND...................................................12
ARMADA LARGE CAP VALUE FUND...................................................15
ARMADA MID CAP GROWTH FUND....................................................18
ARMADA S&P 500 INDEX FUND.....................................................21
ARMADA SMALL CAP CORE FUND....................................................24
ARMADA SMALL CAP GROWTH FUND..................................................26
ARMADA SMALL CAP VALUE FUND...................................................29
ARMADA SMALL/MID CAP VALUE FUND...............................................32
ARMADA TAX MANAGED EQUITY FUND................................................34
ARMADA AGGRESSIVE ALLOCATION FUND.............................................47
ARMADA BALANCED ALLOCATION FUND...............................................52
ARMADA CONSERVATIVE ALLOCATION FUND...........................................57
ARMADA BOND FUND..............................................................66
ARMADA GNMA FUND..............................................................70
ARMADA INTERMEDIATE BOND FUND.................................................74
ARMADA LIMITED MATURITY BOND FUND.............................................78
ARMADA TOTAL RETURN ADVANTAGE FUND............................................82
ARMADA ULTRA SHORT BOND FUND..................................................86
ARMADA U.S. GOVERNMENT INCOME FUND............................................88
ARMADA MICHIGAN MUNICIPAL BOND FUND...........................................99
ARMADA NATIONAL TAX EXEMPT BOND FUND.........................................103

ARMADA OHIO TAX EXEMPT BOND FUND.............................................108
ARMADA PENNSYLVANIA MUNICIPAL BOND FUND......................................112
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES.......................119
MORE INFORMATION ABOUT FUND INVESTMENTS......................................127
INVESTOR PROFILES............................................................128
INVESTMENT ADVISER AND INVESTMENT TEAMS......................................132
PURCHASING, SELLING AND EXCHANGING FUND SHARES...............................133
DIVIDENDS AND TAXES..........................................................149
FINANCIAL HIGHLIGHTS.........................................................153

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. National City Investment Management Company (Adviser) manages the investments of each Fund. The Adviser invests Fund assets in a way that the Adviser believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.


Each Fund's performance is compared to the performance of one or more benchmark indices. Except for the S&P 500 Index Fund, a Fund does not attempt to replicate the performance of its benchmark index. An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower.


No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any government agency.

The value of your investment in a Fund is based primarily on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which they trade. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

ARMADA INTERNATIONAL EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation

PRINCIPAL INVESTMENT STRATEGY        Investing in common stocks of issuers
                                     located in at least three foreign countries

PRINCIPAL RISKS                      Market risk, foreign risk, multi-national
                                     companies risk, country risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada International Equity Fund's investment objective is to provide capital appreciation by investing in a portfolio of equity securities of foreign issuers. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of foreign issuers. The Fund invests in securities that are tied economically to a number of countries throughout the world. The Fund focuses on issuers included in the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI
EAFE) Index. The MSCI EAFE Index is an unmanaged index which represents the performance of more than 1,000 equity securities of companies located in those regions. The Fund will limit investments in securities of issuers in countries with emerging markets or economies to no more than 10% of the Fund's total assets.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser makes judgments about the attractiveness of countries based upon a collection of criteria. The relative valuation, growth prospects, fiscal, monetary and regulatory government policies are considered jointly and generally in making these judgments. The percentage of the Fund in each country is determined by its relative attractiveness and weight in the MSCI EAFE Index. More than 25% of the Fund's assets may be invested in the equity securities of issuers located in the same country.

Within foreign markets, the Adviser buys and sells securities based on its analysis of competitive position and valuation. The Adviser sells securities whose competitive position is deteriorating or whose valuation is unattractive relative to industry peers. Likewise, companies with strong and durable competitive advantages and attractive valuation are considered for purchase.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

Emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

MULTI-NATIONAL COMPANIES RISK. Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.


CALENDAR YEAR TOTAL RETURNS
1998            1999          2000          2001           2002

19.53%          49.71%        -17.09%       -25.52%        -19.20%

Best Quarter               36.05%           (12/31/99)
Worst Quarter             -19.96%           (9/30/02)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 6.01%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE MSCI EAFE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                        1 YEAR           5 YEARS        SINCE INCEPTION      DATE OF
                                                                                                          INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada International Equity Fund                                                                           8/1/97

   Returns Before Taxes                              -23.62%           -3.34%             -4.40%

   Returns After Taxes on Distributions              -23.68%           -3.75%             -4.78%

   Returns After Taxes on Distributions and
   Sale of Fund Shares                               -14.50%           -2.58%             -3.40%
----------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or
taxes)                                               -15.94%           -2.89%             -4.53%        Since 7/31/97
----------------------------------------------------------------------------------------------------------------------


CLASS B SHARES                                        1 YEAR           5 YEARS        SINCE INCEPTION      DATE OF
                                                                                                          INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada International Equity Fund                     -23.67%             N/A              -3.24%           1/6/98
----------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index 1
(reflects no deduction for fees, expenses or
taxes)                                               -15.94%             N/A              -2.89%       Since 12/31/97
----------------------------------------------------------------------------------------------------------------------

CLASS C SHARES                                        1 YEAR           5 YEARS       SINCE INCEPTION      DATE OF
                                                                                                         INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada International Equity Fund                     -20.46%             N/A             -19.66%           1/5/00
----------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index 1
(reflects  no  deduction  for fees,  expenses or
taxes)                                               -15.94%             N/A             -17.24%       Since 12/31/99

1The Morgan Stanley Capital International Europe, Australasia and Far East (MSCI
 EAFE) Index is an unmanaged index comprising 21 MSCI country indices, representing developed markets outside of North America.

FUND FEES AND EXPENSES

See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP CORE EQUITY FUND
         (FORMERLY KNOWN AS THE "ARMADA CORE EQUITY FUND")

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in common stocks of large cap
                                      companies

PRINCIPAL RISK                        Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Core Equity Fund's investment objective is to provide capital appreciation by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. The Adviser will normally invest between 20% and 50% of its assets in the following three types of equity securities: (1) common stocks that have a forecasted annual earnings-per-share growth of 10% or more, with no losses during the last five years; (2) common stocks with price-to-earnings ratios at least 20% below the average of the companies included in the S&P 500 Composite Stock Price Index; and (3) common stocks that pay dividends at a rate at least 20% above the average of the companies included in the S&P 500 Composite Stock Price Index.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. This includes: (1) screening a database for liquidity and the criteria listed above; (2) scoring each issue emphasizing fundamental, valuation and technical indicators; and (3) security analysis that further evaluates the company and the stock, which includes an analysis of company fundamentals such as earnings, profitability and management, valuation such as price/earnings, price/book and yield, and technical analysis emphasizing individual stock price trends.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.


CALENDAR YEAR TOTAL RETURNS
1998           1999        2000        2001         2002

31.99%         19.72%      1.45%        -14.49%     -20.44%

Best Quarter               25.04%          (12/31/98)
Worst Quarter             -17.62%          (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 10.20%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.


-------------------------------------------------------------------------------------------------------------------------
                                                                                            SINCE           DATE OF
CLASS A SHARES                                               1 YEAR         5 YEARS        INCEPTION        INCEPTION
-------------------------------------------------------------------------------------------------------------------------
Armada Large Cap Core Equity Fund                                                                             8/1/97

   Returns Before Taxes                                     -24.79%          0.60%           1.06%

   Returns After Taxes on Distributions                     -24.94%         -0.52%           0.00%

   Returns After Taxes on Distributions and Sale of
   Fund Shares                                              -15.22%          0.56%           0.92%
-------------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1                       -22.10%         -0.59%          -0.10%        Since 7/31/97
(reflects no deduction for fees, expenses or taxes)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                            SINCE           DATE OF
CLASS B SHARES                                               1 YEAR         5 YEARS        INCEPTION        INCEPTION
-------------------------------------------------------------------------------------------------------------------------
Armada Large Cap Core Equity Fund                           -24.89%           N/A            0.81%             1/6/98
-------------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or taxes)         -22.10%           N/A            -0.59%        Since12/31/97
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                            SINCE           DATE OF
CLASS C SHARES                                               1 YEAR         5 YEARS        INCEPTION        INCEPTION
-------------------------------------------------------------------------------------------------------------------------
Armada Large Cap Core Equity Fund                           -21.72%           N/A           -11.80%           1/20/00
-------------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1 (reflects no
deduction for fees, expenses or taxes)                      -22.10%           N/A           -13.42%        Since 1/31/00

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.


FUND FEES AND EXPENSES

See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP GROWTH FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY GROWTH FUND")

FUND SUMMARY

INVESTMENT GOAL                          Capital appreciation

PRINCIPAL INVESTMENT STRATEGY            Investing in growth-oriented common
                                         stocks of large cap companies

PRINCIPAL RISK                           Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. In buying and selling securities for the Fund, the Adviser considers factors such as historical and projected earnings growth, earnings quality and liquidity. The Fund generally purchases common stocks that are listed on a national securities exchange or unlisted securities with an established over-the-counter market.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

-0.47%        -0.94%      28.51%     19.98%      36.34%      28.74%      22.66%     -5.48%      -16.53%     -28.39%

Best Quarter                22.85%           (12/31/98)
Worst Quarter              -16.15%          (3/31/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 7.81%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------------------------
CLASS A SHARES                                           1 YEAR         5 YEARS        10 YEARS
--------------------------------------------------------------------------------------------------
Armada Large Cap Growth Fund

   Returns Before Taxes                                  -32.32%         -3.36%          5.74%

   Returns After Taxes on Distributions                  -32.34%         -3.87%          4.16%

   Returns After Taxes on Distributions and Sale of      -19.84%         -2.62%          4.20%
   Fund Shares
--------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1                    -22.10%         -0.59%          9.34%
(reflects no deduction for fees, expenses or taxes)
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                         SINCE          DATE OF
CLASS B SHARES                             1 YEAR        5 YEARS        10 YEARS       INCEPTION       INCEPTION
-------------------------------------------------------------------------------------------------------------------
Armada Large Cap Growth Fund              -32.41%          N/A            N/A           -3.08%          1/6/98
-------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1     -22.10%          N/A            N/A           -0.59%      Since 12/31/97
(reflects no deduction for fees,
expenses or taxes)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                                         SINCE          DATE OF
CLASS C SHARES                             1 YEAR        5 YEARS        10 YEARS       INCEPTION       INCEPTION
-------------------------------------------------------------------------------------------------------------------
Armada Large Cap Growth Fund              -29.59%          N/A            N/A           -17.25%         1/27/00
-------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees,
expenses or taxes)                        -22.10%          N/A            N/A           -13.42%      Since 1/31/00

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

FUND FEES AND EXPENSES

See page 39 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP ULTRA FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation

PRINCIPAL INVESTMENT STRATEGY        Investing in growth-oriented common stocks
                                     of large cap companies

PRINCIPAL RISK                       Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Ultra Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in a diversified portfolio of common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser takes a long-term approach to managing the Fund and typically invests in companies that have exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. The Adviser will consider selling a security when there is a deterioration of fundamentals leading to a deceleration in earnings growth.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Large Capitalization Fund which was reorganized into the Armada Large Cap Ultra Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1997            1998        1999        2000         2001         2002

28.76%          42.37%      28.53%      -17.03%      -23.08%      -32.75%

Best Quarter                25.49%          (12/31/98)
Worst Quarter              -21.10%          (3/31/01)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 4.00%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 1000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS A SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Large Cap Ultra Fund                                                                       2/1/96
   Returns Before Taxes                            -36.43%        -5.79%          1.90%
   Returns After Taxes on Distributions            -36.43%        -7.41%          0.25%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                             -22.37%        -3.64%          2.29%
-------------------------------------------------------------------------------------------------------------
Russell 1000 Growth Index 1
(reflects no deduction for fees, expenses or
taxes)                                             -27.88%        -3.84%          3.61%       Since 1/31/96
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS B SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Large Cap Ultra Fund                        -36.45%        -5.63%          2.03%           2/1/96
-------------------------------------------------------------------------------------------------------------
Russell 1000 Growth Index 1
(reflects no deduction for fees, expenses or
taxes)                                             -27.88%        -3.84%          3.61%       Since 1/31/96
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS C SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Large Cap Ultra Fund                        -33.84%         N/A           -29.99%         6/15/00
-------------------------------------------------------------------------------------------------------------
Russell 1000 Growth Index 1
(reflects no deduction for fees, expenses or       -27.88%         N/A           -25.99%      Since 5/31/00
taxes)

1The Russell 1000 Growth Index measures the performance of companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.


FUND FEES AND EXPENSES

See page 39 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                        Capital appreciation

PRINCIPAL INVESTMENT STRATEGY          Investing in value-oriented common stocks
                                       of large cap companies

PRINCIPAL RISK                         Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded large capitalization equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION


The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.


This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.


CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002

27.37%        17.89%      28.87%     9.77%       -0.25%      11.30%      -4.05%     -15.22%


Best Quarter                12.50%           (6/30/97)
Worst Quarter              -17.98%           (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 8.48%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 1000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS A SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Large Cap Value Fund                                                                     8/22/94

   Returns Before Taxes                           -19.87%        -1.30%          7.12%

   Returns After Taxes on Distributions           -20.27%        -2.43%          5.60%

   Returns After Taxes on Distributions and       -12.15%        -1.29%          5.34%
   Sale of Fund Shares
------------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                            -15.52%         1.16%         10.47%       Since 8/31/94
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS B SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Large Cap Value Fund                       -20.10%         N/A           -0.97%           1/6/98
------------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                            -15.52%         N/A            1.16%       Since 12/31/97
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                                  SINCE         DATE OF
CLASS C SHARES                                      1 YEAR       5 YEARS        INCEPTION      INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Large Cap Value Fund                       -16.73%         N/A           -2.40%          1/27/00
------------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1
(reflects no deduction for fees, expenses or
taxes)                                            -15.52%         N/A           -4.20%       Since 1/31/00
------------------------------------------------------------------------------------------------------------

1The Russell 1000 Value Index measures the performance of companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.


FUND FEES AND EXPENSES

See page 40 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA MID CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in growth-oriented common stocks
                                      of medium-sized companies

PRINCIPAL RISK                        Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Mid Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded mid cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with medium stock market capitalizations. In selecting investments for the Fund to buy and sell, the Adviser invests in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, sound and improving financial fundamentals and presently exhibit the potential for growth.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a mid-capitalization or "mid cap" company to be one that has a market capitalization at the time of purchase between $1 billion and $15 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Mid Capitalization Fund which was reorganized into the Armada Mid Cap Growth Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.


CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

12.90%        -5.43%      29.58%     18.53%      11.60%      11.04%      45.47%     -8.11%      -19.17%     -31.35%


Best Quarter                34.98%           (12/31/99)
Worst Quarter              -27.16%           (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 14.05%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL MIDCAP GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------
CLASS A SHARES                              1 YEAR      5 YEARS      10 YEARS
--------------------------------------------------------------------------------
Armada Mid Cap Growth Fund
   Returns Before Taxes                     -35.03%     -4.86%         3.62%
   Returns After Taxes on Distributions     -35.03%     -8.31%         0.09%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                  -21.51%     -3.02%         3.03%
--------------------------------------------------------------------------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                          -27.41%     -1.82%         6.71%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
CLASS B SHARES                               1 YEAR     5 YEARS      10 YEARS         SINCE          DATE OF
                                                                                    INCEPTION       INCEPTION
-----------------------------------------------------------------------------------------------------------------
Armada Mid Cap Growth Fund                  -35.32%     -4.63%          N/A           2.71%          2/4/94
----------------------------------------------------- -----------------------------------------------------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,            -27.41%     -1.82%          N/A           5.98%       Since 1/31/94
expenses or taxes)
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
CLASS C SHARES                              1 YEAR      5 YEARS      10 YEARS         SINCE         DATE OF
                                                                                    INCEPTION      INCEPTION
-----------------------------------------------------------------------------------------------------------------
Armada Mid Cap Growth Fund                  -32.51%       N/A           N/A          -28.26%        6/15/00
-----------------------------------------------------------------------------------------------------------------
Russell Midcap Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                          -27.41%       N/A           N/A          -23.27%     Since 5/31/00
-----------------------------------------------------------------------------------------------------------------

1The Russell Midcap Growth Index measures the performance of those companies in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The Russell Midcap Index measures the performance of the 800 smallest U.S. companies among the largest 1,000 U.S. companies based on market capitalization.


FUND FEES AND EXPENSES

See page 40 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA S&P 500 INDEX FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY INDEX FUND")


FUND SUMMARY


INVESTMENT GOAL                         To approximate, before Fund expenses,
                                        the investment results of the S&P 500
                                        Composite Stock Price Index

PRINCIPAL INVESTMENT STRATEGY           Investing in stocks that comprise
                                        the S&P 500 Composite Stock Price Index

PRINCIPAL RISKS                         Market risk, tracking error risk


PRINCIPAL INVESTMENT STRATEGIES

The Armada S&P 500 Index Fund's investment objective is to provide investment results that, before Fund expenses, approximate the aggregate price and dividend performance of the securities included in the S&P 500 Composite Stock Price Index by investing in securities comprising the S&P 500 Composite Stock Price Index. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in stocks of companies included in the S&P 500 Composite Stock Price Index. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The S&P 500 Composite Stock Price Index is made up of common stocks of 500 large, publicly traded companies. The Fund buys and holds all stocks included in the S&P 500 Composite Stock Price Index in the same relative proportion as those stocks are held in the Index. Stocks are eliminated from the Fund when removed from the S&P 500 Composite Stock Price Index. The Adviser does not generally "manage" the Fund in the traditional sense (i.e. by using economic, financial or market analysis). However, the Adviser believes that by employing certain active management strategies for a small percentage of the Fund's assets, the Fund's net returns after expenses may more closely approximate returns of the S&P 500 Composite Stock Price Index.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that common stocks comprising the S&P 500 Composite Stock Price Index may underperform other segments of the equity markets or the equity markets as a whole.

TRACKING ERROR RISK. The Fund's ability to replicate the performance of the S&P 500 Composite Stock Price Index will depend to some extent on the size and timing of cash flows into and out of the Fund, as well as on the level of the Fund's expenses.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.


This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
  1999           2000        2001         2002

  20.28%         -9.45%      -12.47%      -22.57

Best Quarter               14.65%          (12/31/99)
Worst Quarter             -17.37%          (9/30/02)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 11.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-----------------------------------------------------------------------------------------------------------
CLASS A SHARES                                        1 YEAR             SINCE              DATE OF
                                                                       INCEPTION           INCEPTION
-----------------------------------------------------------------------------------------------------------
Armada S&P 500 Index Fund                                                                   10/15/98
   Returns Before Taxes                               -25.45%            -4.19%
   Returns After Taxes on Distributions               -25.77%            -4.57%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                                -15.61%            -3.43%
-----------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                                -22.10%            -2.76%          Since 10/15/98
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
CLASS B SHARES                                        1 YEAR             SINCE              DATE OF
                                                                       INCEPTION           INCEPTION
-----------------------------------------------------------------------------------------------------------
Armada S&P 500 Index Fund                             -27.20%           -15.54%              1/4/00
-----------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                                -22.10%           -13.27%           Since 1/4/00
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
CLASS C SHARES                                        1 YEAR             SINCE              DATE OF
                                                                       INCEPTION           INCEPTION
-----------------------------------------------------------------------------------------------------------
Armada S&P 500 Index Fund                             -24.04%           -15.83%              1/17/00
-----------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1
(reflects no deduction for fees, expenses or
taxes)                                                -22.10%           -14.65%           Since 1/17/00
-----------------------------------------------------------------------------------------------------------

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole. "S&P 500" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by National City Investment Management Company. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

FUND FEES AND EXPENSES

See page 41 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL CAP CORE FUND

FUND SUMMARY

INVESTMENT GOAL                             Capital appreciation

PRINCIPAL INVESTMENT STRATEGY               Investing in common stocks of small
                                            cap companies

PRINCIPAL RISKS                             Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Core Fund's investment objective is to provide capital appreciation. The Fund intends to achieve its objective by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser will normally invest between 30% and 70% of its assets in the following two types of equity securities: (1) common stocks that have a forecasted annual earnings-per-share growth rate that is greater than the average growth rate of the companies included in the Russell 2000 Index; and (2) common stocks with price-to-earnings ratios of at least 20% below the average of the companies included in the Russell 2000 Index.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. This includes: (1) screening a database for liquidity and the criteria listed above; (2) scoring each issue emphasizing fundamental, valuation and technical indicators; and (3) security analysis that further evaluates the company and the stock, which includes an analysis of company fundamentals such as earnings, profitability and management, valuation such as price/earnings, price/book and yield, and technical analysis emphasizing individual stock price trends.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase of up to $3 billion.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

There is no performance information for the Fund because it had not commenced operations as of the date of this prospectus.

FUND FEES AND EXPENSES

See page 27 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in growth-oriented common stocks
                                      of small cap companies

PRINCIPAL RISKS                       Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser seeks to invest in small capitalization companies with strong growth in revenue, earnings and cash flow. Purchase decisions are also based on the security's valuation relative to the company's expected growth rate, earnings quality and competitive position, valuation compared to similar securities and the security's trading liquidity. Reasons for selling securities include disappointing fundamentals, negative industry developments, evidence of management's inability to execute a sound business plan, capitalization exceeding the Adviser's definition of "small capitalization," desire to reduce exposure to an industry or sector, and valuation levels which cannot be justified by the company's fundamental growth prospects.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.


This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1998           1999        2000          2001          2002

7.28%          35.63%      -15.19%       -8.27%        -39.47%


Best Quarter               36.11%           (12/31/99)
Worst Quarter             -25.82%           (9/30/01)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 15.81%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 2000 GROWTH INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

------------------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------------
Armada Small Cap Growth Fund                                                                             8/1/97
   Returns Before Taxes                       -42.78%          -8.32%             -6.53%
   Returns After Taxes on Distributions       -42.78%          -8.74%             -6.94%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                    -26.27%          -6.17%             -4.84%
------------------------------------------------------------------------------------------------------------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                            -30.26%          -6.59%             -5.73%              Since 7/31/97
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
CLASS B SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------------
Armada Small Cap Growth Fund                  -42.87%           N/A               -8.19%                 1/6/98
------------------------------------------------------------------------------------------------------------------------
Russell 2000 Growth Index 1
(reflects no deduction for fees,
expenses or taxes)                            -30.26%           N/A               -6.59%             Since 12/31/97
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                1 YEAR          5 YEARS         SINCE INCEPTION       DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------------
Armada Small Cap Growth Fund                 -40.39%            N/A               -24.70%                1/20/00
------------------------------------------------------------------------------------------------------------------------
 Russell 2000 Growth Index 1
 (reflects no deduction for fees,
 expenses or taxes)                          -30.26%            N/A               -21.39%             Since 1/31/00
------------------------------------------------------------------------------------------------------------------------

1The Russell 2000 Growth Index is comprised of securities in the Russell 2000
 Index with higher than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 42 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in value-oriented common stocks
                                      of small cap companies

PRINCIPAL RISKS                       Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than the market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer is no longer considered a small cap company, so long as the security otherwise continues to meet investment criteria.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase up to $3 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002

18.41%        22.32%      32.05%     -7.64%      7.65%       33.22%      17.03%     -10.75%

Best Quarter                19.22%         (12/31/01)
Worst Quarter              -17.92%          (9/30/98)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 12.11%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 2000 VALUE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE

HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------------
CLASS A SHARES                               1 YEAR      5 YEARS          SINCE             DATE OF
                                                                       INCEPTION           INCEPTION
-------------------------------------------------------------------------------------------------------
Armada Small Cap Value Fund                                                                 8/15/94
   Returns Before Taxes                     -15.65%      5.50%          12.15%
   Returns After Taxes on Distributions     -17.26%      3.44%           9.55%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                   -9.41%      3.58%           8.95%
-------------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                          -11.43%      2.71%          10.37%           Since 7/31/94
-------------------------------------------------------------------------------------------------------

CLASS B SHARES                               1 YEAR      5 YEARS          SINCE             DATE OF
                                                                       INCEPTION           INCEPTION
-------------------------------------------------------------------------------------------------------
Armada Small Cap Value Fund                 -15.59%       N/A            5.80%               1/6/98
-------------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                          -11.43%       N/A            2.71%           Since 12/31/97
-------------------------------------------------------------------------------------------------------

CLASS C SHARES                               1 YEAR      5 YEARS          SINCE             DATE OF
                                                                       INCEPTION           INCEPTION
-------------------------------------------------------------------------------------------------------
Armada Small Cap Value Fund                -12.19%        N/A            12.29%             1/27/00
-------------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,
expenses or taxes)                         -11.43%        N/A            8.65%           Since 1/31/00
-------------------------------------------------------------------------------------------------------

1 The Russell 2000 Value Index is comprised of securities in the Russell 2000
  Index with lower than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES

See page 42 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL/MID CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                       Long-term capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in value-oriented common stocks
                                      of small cap and mid cap companies

PRINCIPAL RISKS                       Market risk, smaller companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small/Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have small cap or mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $500 million and $5 billion at the time the Fund purchases the company's securities.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap and mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap or mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALLER COMPANIES RISK. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap and mid cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION


There is no performance information for the Fund because it had not completed a full calendar year of investment operations as of December 31, 2002.


FUND FEES AND EXPENSES


See page 43 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TAX MANAGED EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation, while minimizing the
                                     impact of taxes

PRINCIPAL INVESTMENT STRATEGY        Investing in common stocks using strategies
                                     designed to minimize the impact of taxes

PRINCIPAL RISK                       Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Tax Managed Equity Fund's investment objective is to provide capital appreciation while minimizing the impact of taxes on shareholders' returns. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser buys and sells common stocks based on factors such as historical and projected long-term earnings growth, earnings quality and liquidity. The Adviser attempts to minimize the realization of taxable gains by investing in the securities of companies with above average earnings predictability and stability which the Fund expects to hold for several years. This generally results in a low level of portfolio turnover. In addition, the Fund seeks to distribute relatively low levels of taxable investment income by investing in stocks with low dividend yields. When the Fund sells appreciated securities, it will attempt to hold realized capital gains to a minimum.

The Fund may, when consistent with its overall investment approach, sell depreciated securities to offset realized capital gains. The Fund may make in-kind redemptions consistent with its investment objective. An in-kind redemption may serve to minimize any tax impact on the remaining shareholders, because a Fund generally recognizes no taxable gain (or loss) on the securities used to make an in-kind redemption. The Fund is not a tax exempt fund, and it expects to distribute taxable dividends and capital gains from time to time.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

For additional information about risks, see "More Information About Principal Investment Strategies."


PERFORMANCE INFORMATION

The performance of Class A Shares of the Armada Tax Managed Equity Fund for the period April 9, 1998 until May 11, 1998, when Class A Shares were first offered for sale, is represented by the performance of the Fund's Class I Shares. The performance of Class A Shares of the Tax Managed Equity Fund for the periods prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the Tax Managed Equity Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the Tax Managed Equity Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the Tax Managed Equity Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the Tax Managed Equity Fund.


The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the Tax Managed Equity Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.


The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993         1994       1995         1996        1997        1998        1999       2000        2001         2002

1.20%        -1.85%     29.51%       20.64%      39.06%      37.25%      18.77%     -2.47%      -12.87%      -25.44%

Best Quarter               23.02%           (12/31/98)
Worst Quarter             -16.14%           (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 6.80%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY AND ONLY SINCE THE FUND COMMENCED OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------------------------------------------
CLASS A SHARES                    1 YEAR      5 YEARS     10 YEARS    SINCE COMMENCEMENT     DATE OF COMMENCEMENT
                                                                      AS REGISTERED FUND      AS REGISTERED FUND
--------------------------------------------------------------------------------------------------------------------
Armada Tax Managed Equity Fund                                                                      4/9/98
   Returns Before Taxes           -29.53%     -0.48% 1     7.74%1          -3.44%
   Returns After Taxes on         -29.77%      N/A 2         N/A 2         -3.57%
   Distributions
   Returns After Taxes on
   Distributions and Sale of
   Fund Shares                    -18.00%      N/A 2         N/A 2         -2.75%
--------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 3
(reflects no deduction for
fees, expenses or taxes)          -22.10%     -0.59%       9.34%            -3.31%               Since 3/31/98
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
CLASS B SHARES                                 1 YEAR       5 YEARS       10 YEARS       SINCE      DATE OF INCEPTION
                                                                                       INCEPTION
--------------------------------------------------------------------------------------------------------------------
Armada Tax Managed Equity Fund                 -29.55%        N/A           N/A          -3.61%          5/4/98
--------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 3
(reflects no deduction for fees, expenses
or taxes)                                      -22.10%        N/A           N/A          -3.58%       Since 4/30/98
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                 1 YEAR       5 YEARS       10 YEARS       SINCE      DATE OF INCEPTION
                                                                                       INCEPTION
--------------------------------------------------------------------------------------------------------------------
Armada Tax Managed Equity Fund                 -26.69%        N/A           N/A         -14.72%          1/10/00
--------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 3
(reflects no deduction for fees, expenses
or taxes)                                      -22.10%        N/A           N/A         -14.55%      Since 12/31/99
--------------------------------------------------------------------------------------------------------------------

1 Performance for periods prior to the Fund's commencement of operations as a registered mutual fund reflects performance of the predecessor common trust fund described above.
2 After-tax returns for periods prior to commencement of operations as a registered mutual fund are not available.
3 The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.




FUND FEES AND EXPENSES


See page 43 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                          INTERNATIONAL EQUITY FUND                 LARGE CAP CORE EQUITY FUND
                                         CLASS A     CLASS B     CLASS C           CLASS A     CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         5.50% 1       None       None              5.50% 1     None       None
------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None       5.00% 2     1.00% 3             None      5.00% 2    1.00% 3
------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Exchange Fee                               None        None        None               None       None       None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees                  1.15%       1.15%       1.15%              0.75%      0.75%      0.75%
------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                              0.05% 4     0.75%       0.75%              0.05% 4    0.75%      0.75%
------------------------------------------------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%       0.25%       0.25%              0.25%      0.25%      0.25%
------------------------------------------------------------------------------------------------------------------
   Other                                  0.18%       0.18%       0.18%              0.14% 6    0.14% 6    0.14% 6
------------------------------------------------------------------------------------------------------------------
Total Other Expenses                      0.43%       0.43%       0.43%              0.39%      0.39%      0.39%
------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                        1.63%       2.33%       2.33%              1.19%      1.89%      1.89%
------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                             LARGE CAP GROWTH FUND                      LARGE CAP ULTRA FUND
                                         CLASS A     CLASS B     CLASS C           CLASS A     CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         5.50% 1       None       None              5.50% 1     None       None
------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None        5.00% 2    1.00% 3             None      5.00% 2    1.00% 3
------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Exchange Fee                               None        None        None               None       None       None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees                  0.75%       0.75%       0.75%              0.75%      0.75%      0.75%
------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                              0.05% 4     0.75%       0.75%              0.05% 4    0.75%      0.75%
------------------------------------------------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%       0.25%       0.25%              0.25%      0.25%      0.25%
------------------------------------------------------------------------------------------------------------------
   Other 6                                0.13%       0.13%       0.13%              0.18%      0.18%      0.18%
------------------------------------------------------------------------------------------------------------------
Total Other Expenses                      0.38%       0.38%       0.38%              0.43%      0.43%      0.43%
------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                        1.18%       1.88%       1.88%              1.23%      1.93%      1.93%
------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                             LARGE CAP VALUE FUND                     MID CAP GROWTH FUND
                                         CLASS A    CLASS B     CLASS C            CLASS A    CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         5.50% 1       None       None              5.50% 1     None       None
------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None       5.00% 2     1.00% 3             None      5.00% 2    1.00% 3
------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None        None        None               None       None       None
------------------------------------------------------------------------------------------------------------------
Exchange Fee                               None        None        None               None       None       None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees                  0.75%       0.75%       0.75%              1.00%      1.00%      1.00%
------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                              0.05% 4     0.75%       0.75%              0.05% 4    0.75%      0.75%
------------------------------------------------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%       0.25%       0.25%              0.25%      0.25%      0.25%
------------------------------------------------------------------------------------------------------------------
   Other                                  0.13%       0.13%       0.13%              0.20% 6    0.20% 6    0.20% 6
------------------------------------------------------------------------------------------------------------------
Total Other Expenses                      0.38%       0.38%       0.38%              0.45%      0.45%      0.45%
------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                        1.18%       1.88%       1.88%              1.50%      2.20%      2.20%
------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                               S&P 500 INDEX FUND                        SMALL CAP CORE FUND
                                         CLASS A    CLASS B     CLASS C             CLASS A    CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         3.75% 1       None       None              5.50% 1     None       None
------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None       5.00% 2     1.00% 3             None      5.00% 2    1.00% 3
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                             None       None        None               None       None       None
---------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)             None       None        None               None       None       None
---------------------------------------------------------------------------------------------------------------------
Exchange Fee                                None       None        None               None       None       None



ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees 7                0.35%       0.35%       0.35%              1.00%      1.00%      1.00%
---------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                              0.00% 4     0.75%       0.75%              0.05% 4    0.75%      0.75%
---------------------------------------------------------------------------------------------------------------------
Other Expenses:
---------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%       0.25%       0.25%              0.25%      0.25%      0.25%
---------------------------------------------------------------------------------------------------------------------
   Other                                  0.14%       0.14%       0.14%              0.16% 8    0.16% 8    0.16% 8
---------------------------------------------------------------------------------------------------------------------
Total Other Expenses                      0.39%       0.39%       0.39%              0.41%      0.41%      0.41%
---------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 7                      0.74%       1.49%       1.49%              1.46%      2.16%      2.16%
---------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                           SMALL CAP GROWTH FUND                      SMALL CAP VALUE FUND
                                        CLASS A     CLASS B    CLASS C            CLASS A   CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         5.50% 1       None       None              5.50% 1     None       None
------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None       5.00% 2     1.00% 3             None      5.00% 2    1.00% 3
----------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None        None       None               None      None       None
----------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None        None       None               None      None       None
----------------------------------------------------------------------------------------------------------------
Exchange Fee                               None        None       None               None      None       None



ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees                  1.00%       1.00%      1.00%              1.00%     1.00%      1.00%
----------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                              0.05% 4     0.75%      0.75%              0.05% 4   0.75%      0.75%
----------------------------------------------------------------------------------------------------------------
Other Expenses:
----------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%       0.25%      0.25%              0.25%     0.25%      0.25%
----------------------------------------------------------------------------------------------------------------
   Other                                  0.19%       0.19%      0.19%              0.13%     0.13%      0.13% 6
----------------------------------------------------------------------------------------------------------------
Total Other Expenses                      0.44%       0.44%      0.44%              0.38%     0.38%      0.38%
----------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                        1.49%       2.19%      2.19%              1.43%     2.13%      2.13%
----------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                             SMALL/MID CAP VALUE FUND                  TAX MANAGED EQUITY FUND
                                           CLASS A     CLASS B     CLASS C           CLASS A     CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)            5.50% 1      None        None             5.50% 1      None       None
--------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)            None       5.00% 2     1.00% 3             None      5.00% 2    1.00% 3
--------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                               None        None        None              None        None       None
--------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)               None        None        None              None        None       None
--------------------------------------------------------------------------------------------------------------------
Exchange Fee                                  None        None        None              None        None       None



ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees                     1.00% 7     1.00% 7     1.00% 7           0.75%       0.75%      0.75%
--------------------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees                                 0.02% 4     0.75%       0.75%             0.05% 4     0.75%      0.75%
--------------------------------------------------------------------------------------------------------------------
Other Expenses:
--------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5              0.25%       0.25%       0.25%             0.25%       0.25%      0.25%
--------------------------------------------------------------------------------------------------------------------
   Other 6                                   0.16%       0.16%       0.16%             0.15%       0.15%      0.15%
--------------------------------------------------------------------------------------------------------------------
Total Other Expenses                         0.41%       0.41%       0.41%             0.40%       0.40%      0.40%
--------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                           1.43% 7     2.16% 7     2.16% 7           1.20%       1.90%      1.90%
--------------------------------------------------------------------------------------------------------------------

1This sales charge varies depending upon how much you invest. See "Sales
 Charges."
2This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges."
3Acontingent deferred sales charge is charged only with respect to Class C
 Shares redeemed prior to eighteen months from the date of purchase. 4Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
 Shares during the last fiscal year. For the Small Cap Core Fund, represents Distribution (12b-1) Fees expected to be incurred by the Fund's Class A Shares during the initial fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% (0.005% for the S&P 500 Index Fund, 0.025% for the Small Cap Value Fund and 0.02% for the Small/Mid Cap Value Fund) during the current fiscal year.
5Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
6Other Expenses for certain Funds have been restated to reflect current expenses.

7The Adviser waived a portion of its advisory fees for the S&P 500 Index Fund and the Small/Mid Cap Value Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                            TOTAL        TOTAL         TOTAL
                             ADVISORY     EXPENSES     EXPENSES       EXPENSES
  FUND                         FEES       (CLASS A)    (CLASS B)     (CLASS C)
  S&P 500 Index Fund          0.20%         0.60%        1.35%         1.35%
  Small/Mid Cap Value Fund    0.75%         1.18%          *             *

*Class B and Class C Shares of the Small/Mid Cap Value Fund were not in operation during the last fiscal year.

The Adviser expects to continue waiving a portion of its advisory fees for the S&P 500 Index Fund and also expects to waive a portion of its advisory fees for the Small Cap Core Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                            TOTAL        TOTAL         TOTAL
                             ADVISORY     EXPENSES     EXPENSES       EXPENSES
  FUND                         FEES       (CLASS A)    (CLASS B)     (CLASS C)
  S&P 500 Index Fund          0.20%         0.59%        1.34%         1.34%
  Small Cap Core Fund         0.50%         0.96%        1.66%         1.66%

   These fee waivers are voluntary and may be revised or discontinued at any time.

8Other Expenses for the Small Cap Core Fund are based on estimated amounts for the current fiscal year.


For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Equity Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:


                              1 YEAR         3 YEARS      5 YEARS      10 YEARS
                              ------         -------      -------      --------
INTERNATIONAL EQUITY FUND
    Class A Shares              $707          $1,036       $1,388        $2,376
    Class B Shares 1             736           1,127        1,445         2,491
    Class B Shares 2             236             727        1,245         2,491
    Class C Shares 1             336             727        1,245         2,666
    Class C Shares 2             236             727        1,245         2,666

LARGE CAP CORE EQUITY FUND
    Class A Shares              $665            $907       $1,168        $1,914
    Class B Shares 1             692             994        1,221         2,029
    Class B Shares 2             192             594        1,021         2,029
    Class C Shares 1             292             594        1,021         2,212
    Class C Shares 2             192             594        1,021         2,212
--------------------------------------------------------------------------------

                              1 YEAR         3 YEARS      5 YEARS      10 YEARS
                              ------         -------      -------      --------


LARGE CAP  GROWTH FUND
    Class A Shares              $664            $904       $1,163        $1,903
    Class B Shares 1             691             991        1,216         2,018
    Class B Shares 2             191             591        1,016         2,018
    Class C Shares 1             291             591        1,016         2,201
    Class C Shares 2             191             591        1,016         2,201
--------------------------------------------------------------------------------
LARGE CAP ULTRA FUND
    Class A Shares              $668            $919       $1,188        $1,957
    Class B Shares 1             696           1,006        1,242         2,072
    Class B Shares 2             196             606        1,042         2,072
    Class C Shares 1             296             606        1,042         2,254
    Class C Shares 2             196             606        1,042         2,254
--------------------------------------------------------------------------------
LARGE CAP VALUE FUND
    Class A Shares              $664            $904       $1,163        $1,903
    Class B Shares 1             691             991        1,216         2,018
    Class B Shares 2             191             591        1,016         2,018
    Class C Shares 1             291             591        1,016         2,201
    Class C Shares 2             191             591        1,016         2,201
--------------------------------------------------------------------------------
MID CAP GROWTH FUND
    Class A Shares              $694            $998       $1,323        $2,242
    Class B Shares 1             723           1,088        1,380         2,357
    Class B Shares 2             223             688        1,180         2,357
    Class C Shares 1             323             688        1,180         2,534
    Class C Shares 2             223             688        1,180         2,534
--------------------------------------------------------------------------------
S&P 500 INDEX FUND
    Class A Shares              $448            $603         $771        $1,259
    Class B Shares 1             652             871        1,013         1,576
    Class B Shares 2             152             471          813         1,576
    Class C Shares 1             252             471          813         1,779
    Class C Shares 2             152             471          813         1,779
--------------------------------------------------------------------------------
SMALL CAP CORE FUND
   Class A Shares               $690            $986          N/A           N/A
   Class B Shares 1              719           1,076          N/A           N/A
   Class B Shares 2              219             676          N/A           N/A
   Class C Shares 1              319             676          N/A           N/A
   Class C Shares 2              219             676          N/A           N/A
--------------------------------------------------------------------------------
SMALL CAP GROWTH FUND
    Class A Shares              $693            $995       $1,318        $2,232
    Class B Shares 1             722           1,085        1,375         2,347
    Class B Shares 2             222             685        1,175         2,347
    Class C Shares 1             322             685        1,175         2,524
    Class C Shares 2             222             685        1,175         2,524
--------------------------------------------------------------------------------
SMALL CAP VALUE FUND
    Class A Shares              $686            $972       $1,279        $2,148
    Class B Shares 1             716           1,067        1,344         2,279
    Class B Shares 2             216             667        1,144         2,279
    Class C Shares 1             316             667        1,144         2,462
    Class C Shares 2             216             667        1,144         2,462
--------------------------------------------------------------------------------
SMALL/MID CAP VALUE FUND
    Class A Shares              $688            $978       $1,289        $2,169
    Class B Shares 1             719           1,076        1,359         2,308
    Class B Shares 2             219             676        1,159         2,308
    Class C Shares 1             319             676        1,159         2,493
    Class C Shares 2             219             676        1,159         2,493
--------------------------------------------------------------------------------

                              1 YEAR         3 YEARS      5 YEARS      10 YEARS
                              ------         -------      -------      --------

TAX MANAGED EQUITY FUND
    Class A Shares              $666            $910       $1,173        $1,925
    Class B Shares 1             693             997        1,226         2,040
    Class B Shares 2             193             597        1,026         2,040
    Class C Shares 1             293             597        1,026         2,222
    Class C Shares 2             193             597        1,026         2,222
--------------------------------------------------------------------------------


1If you sell your shares at the end of the period.
2If you do not sell your shares at the end of the period.

ARMADA AGGRESSIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation with current income
                                      as a secondary objective

PRINCIPAL INVESTMENT STRATEGY         Investing  in a combination of Underlying
                                      Armada Funds that, in turn, invest
                                      primarily in U.S. and foreign common
                                      stocks and, to a lesser extent, in
                                      investment-grade fixed income securities and cash equivalents

PRINCIPAL RISKS                       Market risk, interest rate risk, credit
                                      risk, prepayment/extension risk,
                                      llocation risk, small companies risk,
                                      conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Aggressive Allocation Fund's investment objective is to provide capital appreciation with current income as a secondary objective. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Armada Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 78.

The Fund invests in Underlying Armada Funds in accordance with weightings determined by the Adviser. The Underlying Armada Funds invest directly in equity and fixed income securities in accordance with their own investment policies and strategies.

The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Armada International Equity Fund.

The Fund's assets may be reallocated among the Underlying Armada Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Armada Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Armada Funds and allocation of the Fund's assets among them. Since some Underlying Armada Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of equity securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response.

The prices of fixed income securities in which some Underlying Armada Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Armada Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Armada Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Armada Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Armada Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Armada Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Armada Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Armada Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Armada Funds will not anticipate market trends successfully. For example, weighting Underlying Armada Funds that invest in common stocks too heavily during a stock market decline may result in a loss. Conversely, investing too heavily in Underlying Armada Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Armada Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Armada Funds both because the fees payable to the Adviser by some Underlying Armada Funds are higher than fees payable by other Underlying Armada Funds and because the Adviser is also responsible for managing the Underlying Armada Funds. The Trustees and officers of Armada may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Armada Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
2002
-19.08%

Best Quarter        2.32%   (12/31/02)
Worst Quarter     -14.66%    (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 9.52%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE AGGRESSIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                               1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Aggressive Allocation Fund                                                                      3/6/01

    Returns Before Taxes                                    -22.93%             -15.44%

    Returns After Taxes on Distributions                    -23.17%             -15.87%

    Returns After Taxes on Distributions and Sale of
     Fund Shares                                            -14.08%             -12.36%
----------------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)          10.25%               8.75%            Since 2/28/01
----------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)         -22.10%             -15.81%            Since 2/28/01
----------------------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)         -14.12%              -5.99%            Since 2/28/01
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
CLASS B SHARES                                               1 YEAR          SINCE INCEPTION     DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Aggressive Allocation Fund                            -23.53%             -17.43%           Since 5/8/01
----------------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)           10.25%               9.61%           Since 4/30/01
----------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)          -22.10%             -17.71%           Since 4/30/01
----------------------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)          -14.12%             -10.88%           Since 4/30/01
----------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                               1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------

Armada Aggressive Allocation Fund                            -20.42%             -15.57%               3/6/01
----------------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index1
(reflects no deduction for fees, expenses or taxes)           10.25%               8.75%           Since 2/28/01
----------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)          -22.10%             -15.81%           Since 2/28/01
----------------------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)          -14.12%              -9.67%           Since 2/28/01
----------------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S.
 stock market as a whole.
3The Aggressive Allocation Hybrid Benchmark Index is a blend of 75% S&P 500
 Composite Stock Price Index and 25% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 43 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA BALANCED ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                     Long-term capital appreciation and current
                                    income

PRINCIPAL INVESTMENT STRATEGY       Investing in a diversified portfolio of
                                    common stocks, investment grade fixed income securities and cash equivalents with varying asset allocations depending on the Adviser's assessment of market conditions

PRINCIPAL RISKS                     Market risk, allocation risk, small
                                    companies risk, foreign risk, interest rate risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Balanced Allocation Fund's investment objective is to provide long-term capital appreciation and current income. The investment objective may be changed without a shareholder vote.

The Fund intends to invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities, 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities, and up to 30% of its net assets in cash and cash equivalent securities. The Fund may invest up to 20% of its total assets at the time of purchase in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in the common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income or equity markets as a whole.

ALLOCATION RISK. The Fund is also subject to the risk that the Adviser's asset allocation decisions will not anticipate market trends successfully. For example, weighting common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1999          2000        2001        2002

14.97%        1.51%       -7.08%      -13.89%

Best Quarter                16.10%   (12/31/99)
Worst Quarter              -10.97%    (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 8.82%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE BALANCED ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------------------------------------------------------------
                                                                         SINCE             DATE OF
CLASS A SHARES                                          1 YEAR         INCEPTION          INCEPTION
---------------------------------------------------------------------------------------------------------
Armada Balanced Allocation Fund                                                            7/31/98
   Returns Before Taxes                                 -17.95%          -0.80%
   Returns After Taxes on Distributions                 -18.52%          -2.45%
   Returns After Taxes on Distributions and Sale
   of Fund Shares                                       -11.01%          -1.13%
---------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)      10.25%           7.59%          Since 7/31/98
---------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)     -22.10%          -4.03%          Since 7/31/98
---------------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)      -9.32%           0.62%          Since 7/31/98
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                         SINCE             DATE OF
CLASS B SHARES                                          1 YEAR         INCEPTION          INCEPTION
---------------------------------------------------------------------------------------------------------
Armada Balanced Allocation Fund                         -18.79%          -0.93%            11/11/98
---------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)      10.25%           7.18%         Since 10/31/98
---------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)     -22.10%          -3.90%         Since 10/31/98
---------------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)      -9.32%           0.53%         Since 10/31/98
---------------------------------------------------------------------------------------------------------

                                                                         SINCE             DATE OF
CLASS C SHARES                                          1 YEAR         INCEPTION          INCEPTION
---------------------------------------------------------------------------------------------------------
Armada Balanced Allocation Fund                         -15.43%          -8.39%            4/20/00
---------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)      10.25%          10.64%         Since 4/30/00
---------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)     -22.10%         -15.97%         Since 4/30/00
---------------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)      -9.32%          -5.33%         Since 4/30/00
---------------------------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3The Balanced Allocation Hybrid Benchmark Index is a blend of 60% S&P 500
 Composite Stock Price Index and 40% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 62 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA CONSERVATIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                    Current income and moderate capital
                                   appreciation consistent with preservation of capital

PRINCIPAL INVESTMENT STRATEGY      Investing in a combination of Underlying
                                   Armada Funds that, in turn, invest
                                   primarily in investment-grade fixed income securities and, to a lesser extent, in U.S.
                                   and foreign common stocks and cash
                                   equivalents

PRINCIPAL RISKS                    Market risk, interest rate risk, credit risk,
                                   prepayment/extension risk, allocation risk, small companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Conservative Allocation Fund's investment objective is to provide current income and moderate capital appreciation consistent with the preservation of capital. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Armada Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 125.

The Fund invests in Underlying Armada Funds in accordance with weightings determined by the Adviser. The Underlying Armada Funds invest directly in fixed income and equity securities in accordance with their own investment policies and strategies.

The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's asset in the Armada International Equity Fund.

The Fund's assets may be reallocated among the Underlying Armada Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Armada Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Armada Funds and allocation of the Fund's assets among them. The prices of fixed income securities in which some Underlying Armada Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

Since some Underlying Armada Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Armada Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Armada Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Armada Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Armada Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Armada Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Armada Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Armada Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Armada Funds will not anticipate market trends successfully. For example, weighting Underlying Armada Funds that invest in common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in Underlying Armada Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Armada Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Armada Funds both because the fees payable to the Adviser by some Underlying Armada Funds are higher than fees payable by other Underlying Armada Funds and because the Adviser is also responsible for managing the Underlying Armada Funds. The Trustees and officers of Armada may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Armada Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of the Class B Shares and the Class C Shares will differ due to differences in expenses.

                           CALENDAR YEAR TOTAL RETURNS

2002

-6.05%

Best Quarter       1.46%    (12/31/02)
Worst Quarter     -4.97%     (9/30/02)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 6.77%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE CONSERVATIVE ALLOCATION HYBRID BENCHMARK INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUNDAFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-----------------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                                     1 YEAR      SINCE INCEPTION     DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------
Armada Conservative Allocation Fund                                                                    3/6/01
    Returns Before Taxes                                           -10.52%          -5.60%

    Returns After Taxes on Distributions                           -11.15%          -6.50%

    Returns After Taxes on Distributions and Sale of Fund
    Shares                                                          -6.45%          -4.88%
-----------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                  9.84%           8.75%           Since 2/28/01
-----------------------------------------------------------------------------------------------------------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)                -22.10%         -15.81%           Since 2/28/01
-----------------------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                 -1.34%           0.45%           Since 2/28/01
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
CLASS B SHARES                                                     1 YEAR       SINCE INCEPTION    DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------
Armada Conservative Allocation Fund                               -11.23%          -7.88%            Since 7/13/01
-----------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                 9.84%           10.01%           Since 6/30/01
-----------------------------------------------------------------------------------------------------------------------
S&P Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)               -22.10%          -18.51%           Since 6/30/01
-----------------------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                -1.34%           -0.13%           Since 6/30/01
-----------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                                     1 YEAR      SINCE INCEPTION     DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------
Armada Conservative Allocation Fund                                -7.39%           -5.05%              5/23/01
-----------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)                 9.84%            9.72%           Since 5/31/01
-----------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)               -22.10%          -18.90%           Since 5/31/01
-----------------------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)                -1.34%           -0.45%           Since 5/31/01
-----------------------------------------------------------------------------------------------------------------------

1The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate term bonds.
2The S&P 500 Composite Stock
 Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3The Conservative Allocation Hybrid Benchmark Index is a blend of 35% S&P 500
 Composite Stock Price Index and 65% Lehman Intermediate U.S. Government/Credit Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 63 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                 AGGRESSIVE ALLOCATION FUND             BALANCED ALLOCATION FUND
                                               CLASS A      CLASS B   CLASS C         CLASS A     CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)               4.75% 1      None       None           4.75% 1      None       None
---------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)               None       5.00% 2     1.00% 3         None       5.00% 2    1.00% 3
---------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends and Other
Distributions (as a percentage of offering
price)                                           None        None       None            None        None       None
---------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount        None        None       None            None        None       None
redeemed, if applicable)
---------------------------------------------------------------------------------------------------------------------
Exchange Fee                                     None        None       None            None        None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                        0.25% 4     0.25% 4    0.25% 4         0.75%       0.75%      0.75%
---------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                       0.05% 5     0.65%      0.65%           0.05% 5     0.75%      0.75%
---------------------------------------------------------------------------------------------------------------------
Other Expenses:
---------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 6                 0.25%       0.25%      0.25%           0.25%       0.25%      0.25%
---------------------------------------------------------------------------------------------------------------------
   Other 7                                      0.22%       0.22%      0.22%           0.16%       0.16%      0.16%
---------------------------------------------------------------------------------------------------------------------
Total Other Expenses                            0.47%       0.47%      0.47%           0.41%       0.41%      0.41%
---------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses            0.77% 4     1.37% 4    1.37% 4         1.21%       1.91%      1.91%
---------------------------------------------------------------------------------------------------------------------
Indirect Underlying Fund Expenses               1.00% 8     1.00% 8    1.00% 8           N/A         N/A        N/A
---------------------------------------------------------------------------------------------------------------------
Total Fund Operating and Indirect Expenses      1.77% 8     2.37% 8    2.37% 8           N/A         N/A        N/A
---------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                        CONSERVATIVE ALLOCATION FUND
                                        CLASS A    CLASS B     CLASS C

Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)         4.75% 1     None        None
-------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None       5.00% 2     1.00% 3
-------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None       None        None
------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None       None        None
------------------------------------------------------------------------
Exchange Fee                               None       None        None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees 4               0.25%      0.25%      0.25%
------------------------------------------------------------------------
Distribution
(12b-1) Fees                             0.05% 5    0.65%      0.65%
------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------
   Shareholder Servicing Fees 6          0.25%      0.25%      0.25%
------------------------------------------------------------------------
   Other 7                               0.22%      0.22%      0.22%
------------------------------------------------------------------------
Total Other Expenses                     0.47%      0.47%      0.47%
------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 4                     0.77%      1.37%      1.37%
------------------------------------------------------------------------
Indirect Underlying Fund Expenses 8      0.77%      0.77%      0.77%
------------------------------------------------------------------------
Total Fund Operating and Indirect
Expenses 8                               1.54%      2.14%      2.14%
------------------------------------------------------------------------
1This sales charge varies depending upon how much you invest. See "Sales
 Charges."
2This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges."
3A contingent deferred sales charge is charged only with respect to Class C
 Shares redeemed prior to eighteen months from the date of purchase.
4The Adviser waived its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                               TOTAL      TOTAL         TOTAL
                                  ADVISORY   EXPENSES    EXPENSES     EXPENSES
  FUND                              FEES     (CLASS A)  (CLASS B)     (CLASS C)
  Aggressive Allocation Fund        0.00%      1.13%      1.74%         1.74%
  Conservative Allocation Fund      0.00%      0.95%      1.56%         1.56%

  The Adviser expects to continue waiving its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                               TOTAL      TOTAL         TOTAL
                                  ADVISORY   EXPENSES    EXPENSES     EXPENSES
  FUND                              FEES     (CLASS A)  (CLASS B)     (CLASS C)
  Aggressive Allocation Fund        0.00%      0.52%      1.12%        1.12%
  Conservative Allocation Fund      0.00%      0.52%      1.12%        1.12%

   These fee waivers are voluntary and may be revised or discontinued at any time.

 5Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
  Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.
 6Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
 7Other expenses for each Fund have been restated to reflect current expenses. 8Because the Aggressive Allocation Fund and Conservative Allocation Fund invest in other mutual funds, your investment in these Funds is also indirectly subject to the operating expenses of those mutual funds. Such expenses have typically ranged from 0.40% to 1.29% for Class I Shares of the Underlying Armada Funds, which is the only class of shares of the Underlying Armada Funds in which the Funds invest.

   The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Armada Funds as follows:

                                       Aggressive              Conservative
                                     Allocation Fund         Allocation Fund
                                     ---------------         ---------------
      Large Cap Ultra Fund                 16.87%                   8.33%
      Large Cap Value Fund                 25.08%                  12.39%
      Small Cap Growth Fund                18.74%                   9.25%
      Small Cap Value Fund                 18.87%                   9.31%
      Bond Fund                            19.92%                   0.00%
      Intermediate Bond Fund                0.00%                  59.62%
      Money Market Fund                     0.51%                   1.11%

   The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which a Fund is subject.

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Armada Funds) during the last fiscal year were:



                                              CLASS A    CLASS B    CLASS C
      Aggressive Allocation Fund               2.15%      2.76%      2.76%
      Conservative Allocation Fund             1.73%      2.34%      2.34%

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Armada Funds) for the current fiscal year are expected to be:

                                              CLASS A    CLASS B    CLASS C
      Aggressive Allocation Fund               1.52%      2.12%      2.12%
      Conservative Allocation Fund             1.29%      1.89%      1.89%

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Asset Allocation Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                1 YEAR      3 YEARS       5 YEARS      10 YEARS
                                ------      -------       -------      --------
AGGRESSIVE ALLOCATION FUND*
    Class A Shares                $648       $1,012       $1,399         $2,480
    Class B Shares 1               742        1,145        1,475          2,578
    Class B Shares 2               242          745        1,275          2,578
    Class C Shares 1               342          745        1,275          2,726
    Class C Shares 2               242          745        1,275          2,726
--------------------------------------------------------------------------------
BALANCED ALLOCATION FUND
    Class A Shares                $592         $841       $1,108         $1,871
    Class B Shares 1               694        1,000        1,232          2,051
    Class B Shares 2               194          600        1,032          2,051
    Class C Shares 1               294          600        1,032          2,233
    Class C Shares 2               194          600        1,032          2,233
--------------------------------------------------------------------------------
CONSERVATIVE ALLOCATION FUND*
    Class A Shares                $625         $941       $1,280         $2,233
    Class B Shares 1               718        1,073        1,354          2,483
    Class B Shares 2               218          673        1,154          2,483
    Class C Shares 1               318          673        1,154          2,483
    Class C Shares 2               218          673        1,154          2,483
--------------------------------------------------------------------------------

* The examples for the Armada Aggressive Allocation Fund and Armada Conservative Allocation Fund are based on total annual operating expenses for the Funds plus estimated indirect expenses of the Underlying Armada Funds. Actual expenses will vary depending upon the allocation of a Fund's assets among the various Underlying Armada Funds.
1  If you sell your shares at the end of the period.
2  If you do not sell your shares at the end of the period.

ARMADA BOND FUND

FUND SUMMARY

INVESTMENT GOAL                        Current income as well as preservation of
                                       capital

PRINCIPAL INVESTMENT STRATEGY          Investing in a diversified portfolio of
                                       investment grade fixed income securities, which maintains a dollar-weighted average maturity of between four and twelve years

PRINCIPAL RISKS                        Market risk, interest rate risk,
                                       prepayment/extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Bond Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including but not limited to obligations of corporate and U.S. government issuers and mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between four and twelve years.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

Performance information before June 9, 2000 represents performance of the Parkstone Bond Fund which was reorganized into the Armada Bond Fund on that date.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

9.84%         -3.68%      17.13%     3.11%       9.12%       7.27%       -2.04%     7.30%       7.26%       9.71%

Best Quarter               4.44%           (9/30/02)
Worst Quarter             -1.44%           (6/30/99)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 3.46%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------
CLASS A SHARES                               1 YEAR       5 YEARS      10 YEARS
--------------------------------------------------------------------------------
Armada Bond Fund

  Returns Before Taxes                        4.48%        4.79%         5.83%

  Returns After Taxes on Distributions        2.62%        2.52%         3.23%
  Returns After Taxes on Distributions
  and Sale of Fund Shares                     2.70%        2.66%         3.31%
--------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                           10.25%        7.55%         8.49%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                                                  SINCE           DATE OF
CLASS B SHARES                         1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Bond Fund                        3.95%        4.72%          N/A           5.23%           2/4/94
------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                     10.25%        7.55%          N/A           7.18%        Since 1/31/94
------------------------------------------------------------------------------------------------------------
                                                                                  SINCE           DATE OF
CLASS C SHARES                         1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
------------------------------------------------------------------------------------------------------------
Armada Bond Fund                        7.95%         N/A           N/A           8.09%           6/12/00
------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                     10.25%         N/A           N/A          11.02%        Since 5/31/00
------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.


FUND FEES AND EXPENSES


See page 92 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA GNMA FUND


On February 28, 2003, the Board of Trustees of Armada approved a Plan of Reorganization (the "Plan") that provides for the reorganization of the Armada GNMA Fund (the "Fund") into the Armada U.S. Government Income Fund. Pursuant to the Plan, the shareholders of the Fund will be asked to approve the transfer of all of the assets and liabilities of the Fund to the Armada U.S. Government Income Fund in exchange for a pro rata share of each corresponding class of shares of beneficial interest of the Armada U.S. Government Income Fund. A special meeting of shareholders of the Fund is scheduled for Fall 2003 to seek shareholder approval of the Plan. If the Plan is approved by shareholders, Armada expects to complete the reorganization on or around November 24, 2003.


FUND SUMMARY

INVESTMENT GOAL                       Current income as well as preservation of
                                      capital

PRINCIPAL INVESTMENT STRATEGY         Investing in mortgage-backed securities
                                      guaranteed by the Government National
                                      Mortgage Association (GNMA)

PRINCIPAL RISKS                       Market risk, prepayment/extension risk,
                                      interest rate risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada GNMA Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in mortgage-backed securities guaranteed by GNMA. GNMA securities are backed by the full faith and credit of the U.S. government. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in mortgage-backed securities guaranteed by GNMA, which is an agency of the U.S. government established to supervise and finance certain types of mortgages. In addition to mortgage-backed securities, the Fund may invest in other types of investment grade fixed income securities such as U.S. Treasury obligations, U.S. government agency obligations, asset-backed securities and commercial paper.

In buying and selling securities for the Fund, the Adviser assesses current and projected market conditions by considering a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors.


The Fund's dollar-weighted average portfolio maturity normally will be between three and ten years. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that mortgage-backed securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

PREPAYMENT/EXTENSION RISK. Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. Mortgage-backed securities are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase, exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of mortgage-backed securities and, therefore, to assess the volatility risk of the Fund. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."


PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1997          1998        1999       2000        2001        2002

9.03%         6.34%       0.56%      10.17%       6.85%      7.51%

Best Quarter               4.06%           (6/30/97)
Worst Quarter             -1.18%           (1/31/00)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 1.06%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN GNMA INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------------------------------
                                                                                    SINCE           DATE OF
CLASS A SHARES                                         1 YEAR       5 YEARS       INCEPTION        INCEPTION
----------------------------------------------------------------------------------------------------------------
Armada GNMA Fund                                                                                    9/11/96
  Returns Before Taxes                                   2.43%        5.22%          6.22%
  Return After Taxes on Distributions                    0.46%        2.89%          3.74%
  Returns After Taxes on Distributions and Sale of
  Fund Shares                                            1.45%        2.98%          3.72%
----------------------------------------------------------------------------------------------------------------
Lehman GNMA Index 1
(reflects no deduction for fees, expenses or taxes)      8.69%        7.33%          8.05%        Since 8/31/96
----------------------------------------------------------------------------------------------------------------

                                                                                    SINCE           DATE OF
CLASS B SHARES                                         1 YEAR       5 YEARS       INCEPTION        INCEPTION
----------------------------------------------------------------------------------------------------------------
Armada GNMA Fund                                        1.76%         N/A           6.50%           8/11/99
----------------------------------------------------------------------------------------------------------------
Lehman GNMA Index 1
(reflects no deduction for fees, expenses or taxes)     8.69%         N/A           8.78%        Since 7/31/99
----------------------------------------------------------------------------------------------------------------

                                                                                    SINCE           DATE OF
CLASS C SHARES                                         1 YEAR       5 YEARS       INCEPTION        INCEPTION
----------------------------------------------------------------------------------------------------------------
Armada GNMA Fund                                        5.76%         N/A           7.80%           1/27/00
----------------------------------------------------------------------------------------------------------------
Lehman GNMA Index 1
(reflects no deduction for fees, expenses or taxes)     8.69%         N/A           9.95%        Since 1/31/00
----------------------------------------------------------------------------------------------------------------

1The Lehman GNMA Index tracks GNMA issues, including single family, mobile home, midgets and graduated payments components.


FUND FEES AND EXPENSES


See page 92 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

 ARMADA INTERMEDIATE BOND FUND

FUND SUMMARY

INVESTMENT GOAL                      High current income as well as preservation
                                     of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in investment grade fixed income
                                     securities, while maintaining a dollar-
                                     weighted average maturity of between three and ten years

PRINCIPAL RISKS                      Market risk, interest rate risk, prepayment
                                     /extension risk, credit risk, foreign risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Intermediate Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and governmental issuers and mortgage-backed and asset-backed securities. Corporate obligations include bonds, notes and debentures. Governmental obligations include securities issued by the U.S. government, its agencies and instrumentalities, as well as obligations of foreign governments. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.


If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.


Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.

For additional information about risks, see "More Information About Principal Investment Strategies."


PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS

1993          1994        1995        1996        1997        1998       1999        2000        2001       2002

10.18%        -4.78%      15.39%      2.77%       6.67%       7.44%      -0.37%      6.52%       7.60%      9.67%

Best Quarter               5.33%            (6/30/95)
Worst Quarter             -3.34%            (3/31/94)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 3.67%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------


CLASS A SHARES                               1 YEAR       5 YEARS      10 YEARS
--------------------------------------------------------------------------------
Armada Intermediate Bond Fund

   Returns Before Taxes                       4.42%        5.08%         5.45%

   Returns After Taxes on Distributions       2.69%        2.87%         3.11%

   Returns After Taxes on Distributions
   and Sale of Fund Shares                    2.66%        2.93%         3.40%
--------------------------------------------------------------------------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            9.84%         7.48%        7.08%

---------------------------------------------------------------------------------------------------------------------
                                                                                        SINCE           DATE OF
CLASS B SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
---------------------------------------------------------------------------------------------------------------------
Armada Intermediate Bond Fund                 3.79%       N/A           N/A             4.86%            1/6/98
---------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            9.84%       N/A           N/A             7.48%        Since 12/31/97
---------------------------------------------------------------------------------------------------------------------
                                                                                        SINCE           DATE OF
CLASS C SHARES                               1 YEAR       5 YEARS      10 YEARS       INCEPTION        INCEPTION
---------------------------------------------------------------------------------------------------------------------
Armada Intermediate Bond Fund                 7.78%       N/A           N/A             8.45%           5/30/00
---------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S.
Government/Credit Bond Index 1
(reflects no deduction for fees,
expenses or taxes)                            9.84%       N/A           N/A            10.67%        Since 5/31/00
---------------------------------------------------------------------------------------------------------------------

1The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate-term bonds.


FUND FEES AND EXPENSES


See page 93 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LIMITED MATURITY BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income as well as preservation of
                                    capital

PRINCIPAL INVESTMENT STRATEGY       Investing in investment grade fixed income
                                    securities, while maintaining a dollar-
                                    weighted average maturity of between one and five years

PRINCIPAL RISKS                     Market risk, interest rate risk, prepayment
                                    /extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Limited Maturity Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. government issuers, mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.


If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser considers a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains an average dollar-weighted portfolio maturity of between one and five years.


Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION


The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.


This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.



CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002

7.60%         5.18%       6.33%      6.58%       3.15%       4.39%       9.03%      5.09%


Best Quarter               3.59%            (3/31/01)
Worst Quarter             -0.34%           (12/31/00)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 1.75%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------------------------------------
CLASS A SHARES                                       1 YEAR       5 YEARS     SINCE INCEPTION      DATE OF
                                                                                                  INCEPTION
--------------------------------------------------------------------------------------------------------------
Armada Limited Maturity Bond Fund                                                                  9/9/94
   Returns Before Taxes                               2.24%         5.05%          5.47%
   Returns After Taxes on Distributions               0.80%         2.88%          3.17%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                                1.35%         2.94%          3.21%
--------------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or
taxes)                                                8.71%         6.61%          6.65%        Since 8/31/94

--------------------------------------------------------------------------------------------------------------
                                                                               SINCE               DATE OF
CLASS B SHARES                                       1 YEAR       5 YEARS    INCEPTION            INCEPTION
--------------------------------------------------------------------------------------------------------------
Armada Limited Maturity Bond Fund                   -0.54%         N/A           4.41%             8/11/99
--------------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or
taxes)                                               8.71%         N/A           7.16%          Since 7/31/99
--------------------------------------------------------------------------------------------------------------
                                                                               SINCE               DATE OF
CLASS C SHARES                                       1 YEAR       5 YEARS    INCEPTION            INCEPTION
--------------------------------------------------------------------------------------------------------------
Armada Limited Maturity Bond Fund                    3.36%         N/A           5.43%             1/27/00
--------------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S.
Corporate/Government Index 1
(reflects no deduction for fees, expenses or                                                        Since
taxes)                                               8.71%         N/A           6.83%             1/31/00
--------------------------------------------------------------------------------------------------------------

1The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.


FUND FEES AND EXPENSES


See page 94 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TOTAL RETURN ADVANTAGE FUND

FUND SUMMARY

INVESTMENT GOAL                    Current income as well as preservation of
                                   capital

PRINCIPAL INVESTMENT STRATEGY      Investing in investment grade fixed income
                                   securities, while maintaining an average dollar-weighted maturity of between four and twelve years

PRINCIPAL RISKS                    Market risk, credit risk, interest rate risk,
                                   prepayment/extension risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Total Return Advantage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets in investment grade debt securities. The Fund invests primarily in fixed income securities of all types, including asset-backed securities and mortgage-backed securities and obligations of corporate and U.S. government issuers. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser uses a number of strategies, including duration/maturity management, sector allocation and individual security selection. The Fund may invest up to 15% of its assets in fixed income securities that are unrated or rated below investment grade, sometimes known as "junk bonds." The Fund does not intend to invest in junk bonds rated by Standard & Poor's, at the time of purchase, below C or that are of equivalent quality as determined by the Adviser. If a security is downgraded below C or the equivalent, the Adviser will reevaluate whether continuing to hold the security is in the best interest of the shareholders.


The Fund normally maintains an average dollar-weighted maturity of between four and twelve years.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the full faith and credit of the United States, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources. Junk bonds involve greater risks of default or downgrade and are more volatile than investment grade securities.

Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends on a timely basis and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

For additional information about risks, see "More Information About Principal Investment Strategies."


PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002

18.37%        2.86%       8.54%      8.68%       -3.21%      12.33%      7.01%      10.81%


Best Quarter                6.28%           (6/30/95)
Worst Quarter              -2.58%           (3/31/96)



The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 5.13%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. GOVERNMENT/CREDIT BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

-------------------------------------------------------------------------------------------------------------
                                                                                     SINCE         DATE OF
CLASS A SHARES                                         1 YEAR        5 YEARS       INCEPTION      INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Total Return Advantage Fund                                                                 9/6/94
   Returns Before Taxes                                5.53%         5.94%           6.96%
   Returns After Taxes on Distributions                3.26%         3.56%           4.19%
   Returns After Taxes on Distributions and Sale
   of Fund Shares                                      3.48%         3.55%           4.16%
-------------------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                 9.84%         7.48%           7.58%      Since 8/31/94
-------------------------------------------------------------------------------------------------------------
                                                                                     SINCE         DATE OF
CLASS B SHARES                                         1 YEAR        5 YEARS       INCEPTION      INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Total Return Advantage Fund                     5.12%          N/A            7.79%         9/29/99
-------------------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                 9.84%          N/A            8.88%     Since 9/30/99
-------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                         1 YEAR       5 YEARS         SINCE          DATE OF
                                                                                  INCEPTION       INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Total Return Advantage Fund                     9.03%          N/A            9.44%         10/3/00
-------------------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                                 9.84%          N/A           10.07%     Since 9/30/00
-------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Government/Credit Bond Index is a widely recognized index of government and corporate debt securities rated investment grade or better, with maturities of at least one year.


FUND FEES AND EXPENSES


See page 94 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA ULTRA SHORT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA SHORT DURATION BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                        High current income while preserving
                                       capital

PRINCIPAL INVESTMENT STRATEGY          Investing in high-quality fixed income
                                       securities with an average maturity of
                                       9 to 15 months

PRINCIPAL RISKS                        Market risk, credit risk, interest rate
                                       risk, prepayment/extension risk

PRINCIPAL INVESTMENT STRATEGIES

The Ultra Short Bond Fund's investment objective is to obtain high current income while preserving capital. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities, primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund normally intends to maintain an average portfolio duration of 0.8 to 1.2 years. Duration measures price volatility by estimating the change in price of a debt security in response to changes in interest rates. For example, with a rise of 1% in interest rates, a bond's value may be expected to fall approximately 1% for each year of its duration. Thus the higher the Fund's duration, the more volatile the price of its shares will be. The Adviser may adjust the Fund's average duration within the 0.8 to 1.2 year range to take advantage of expected changes in interest rates.

In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Adviser will primarily seek to add value by emphasizing market sectors and individual securities that, based on historical yield relationships, represent an attractive valuation. Normally, all securities purchased by the Fund will be rated investment grade at the time of purchase, or be of comparable quality if unrated. If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the interests of investors to sell.

Due to its investment strategy, the Fund will buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

There is no performance information for the Fund because it had not completed a full calendar year of investment operations as of December 31, 2002.

FUND FEES AND EXPENSES

See page 95 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA U.S. GOVERNMENT INCOME FUND

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as preservation of
                                     capital

PRINCIPAL INVESTMENT STRATEGY        Investing in mortgage-related securities
                                     issued or guaranteed by the U.S. government

PRINCIPAL RISKS                      Market risk, interest rate risk, prepayment
                                     /extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada U.S. Government Income Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in U.S. government securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The types of U.S. government securities include mortgage-related securities, and Treasury bills, notes and bonds. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

Due to its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that U.S. government securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone U.S. Government Income Fund which was reorganized into the Armada U.S. Government Income Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

7.41%         -0.70%      13.50%     4.54%       7.87%       6.83%       0.95%      10.00%      7.35%       7.92%

Best Quarter               3.88%           (6/30/95)
Worst Quarter             -1.13%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 1.30%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN MORTGAGE-BACKED SECURITIES INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

----------------------------------------------------------------------------------------------
CLASS A SHARES                                          1 YEAR        5 YEARS       10 YEARS
----------------------------------------------------------------------------------------------
Armada U.S. Government Income Fund

   Returns Before Taxes                                  2.75%         5.54%          5.97%

   Returns After Taxes on Distributions                  0.83%         3.23%          3.23%

   Returns After Taxes on Distributions and Sale
   of Fund Shares                                        1.65%         3.24%          3.33%
----------------------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)      8.69%         7.33%          7.08%

---------------------------------------------------------------------------------------------------------------------------
                                                                                                    SINCE        DATE OF
CLASS B SHARES                                          1 YEAR        5 YEARS       10 YEARS      INCEPTION     INCEPTION
---------------------------------------------------------------------------------------------------------------------------
Armada U.S. Government Income Fund                      2.17%         5.48%           N/A          5.62%         2/4/94
---------------------------------------------------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)     8.69%         7.33%           N/A          7.28%      Since 1/31/94
---------------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                          1 YEAR        5 YEARS       10 YEARS        SINCE        DATE OF
                                                                                                  INCEPTION     INCEPTION
---------------------------------------------------------------------------------------------------------------------------
Armada U.S. Government Income Fund                      6.16%          N/A            N/A          8.17%         6/21/00
---------------------------------------------------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1
(reflects no deduction for fees, expenses or taxes)     8.69%          N/A            N/A          9.75%      Since 6/30/00
---------------------------------------------------------------------------------------------------------------------------

1The Lehman Mortgage-Backed Securities Index is a widely-recognized index of mortgage-backed securities issued by GNMA, FHLMC, and Fannie Mae. All securities in the index are rated AAA, with maturities of at least one year.

FUND FEES AND EXPENSES

See page 95 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                                    BOND FUND                              GNMA FUND

                                        CLASS A     CLASS B    CLASS C         CLASS A    CLASS B   CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)        4.75% 1      None       None           4.75% 1      None       None
----------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)         None     5.00% 2     1.00% 3         None       5.00% 2    1.00% 3
-------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                            None       None       None           None       None       None
-------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)            None       None       None           None       None       None
-------------------------------------------------------------------------------------------------------------
Exchange Fee                               None       None       None           None       None       None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                 0.55%      0.55%      0.55%           0.55%      0.55%      0.55%
------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                0.05% 4    0.75%      0.75%           0.05% 4    0.75%      0.75%
------------------------------------------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5          0.25%      0.25%      0.25%           0.25%      0.25%      0.25%
------------------------------------------------------------------------------------------------------------
   Other 6                               0.13%      0.13%      0.13%           0.17%      0.17%      0.17%
------------------------------------------------------------------------------------------------------------
Total Other Expenses                     0.38%      0.38%      0.38%           0.42%      0.42%      0.42%
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                       0.98%      1.68%      1.68%           1.02%      1.72%      1.72%
------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                           INTERMEDIATE BOND FUND

                                       CLASS A    CLASS B       CLASS C

Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)        4.75% 1      None       None
------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)        None       5.00% 2     1.00% 3
------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                           None       None        None
------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)           None       None        None
------------------------------------------------------------------------
Exchange Fee                              None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 7                0.55%      0.55%       0.55%
------------------------------------------------------------------------
Distribution (12b-1) Fees                 0.05% 4    0.75%       0.75%
------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------
   Shareholder Servicing Fees 5           0.25%      0.25%       0.25%
------------------------------------------------------------------------
   Other                                  0.13%      0.13%       0.13%
------------------------------------------------------------------------
Total Other Expenses                      0.38%      0.38%       0.38%
------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 7                      0.98%      1.68%       1.68%
------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                         LIMITED MATURITY BOND FUND            TOTAL RETURN ADVANTAGE FUND

                                       CLASS A    CLASS B      CLASS C       CLASS A    CLASS B     CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases (as
percentage of offering price)            2.75% 1    None        None           4.75% 1    None        None
------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge
(Load) (as percentage of net
asset value)                             None       5.00% 2     1.00% 3        None       5.00% 2     1.00% 3
------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None        None           None       None        None
------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None        None           None       None        None
------------------------------------------------------------------------------------------------------------
Exchange Fee                             None       None        None           None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees 7               0.45%      0.45%       0.45%          0.55%      0.55%       0.55%
------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                0.05% 4    0.75%       0.75%          0.05% 4    0.75%       0.75%
------------------------------------------------------------------------------------------------------------
Other Expenses:
------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5          0.25%      0.25%       0.25%          0.25%      0.25%       0.25%
------------------------------------------------------------------------------------------------------------
   Other 6                               0.14%      0.14%       0.14%          0.14%      0.14%       0.14%
------------------------------------------------------------------------------------------------------------
Total Other Expenses                     0.39%      0.39%       0.39%          0.39%      0.39%       0.39%
------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 7                     0.89%      1.59%       1.59%          0.99%      1.69%       1.69%
------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)

                                            ULTRA SHORT BOND FUND               U.S. GOVERNMENT INCOME FUND

                                       CLASS A     CLASS B     CLASS C        CLASS A    CLASS B     CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases (as
percentage of offering price)           2.75% 1     None        None          4.75% 1     None        None
-------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge
(Load) (as percentage of net
asset value)                             None       5.00% 2     1.00% 3        None       5.00% 2     1.00% 3
-------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                          None       None        None           None       None        None
-------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)          None       None        None           None       None        None
-------------------------------------------------------------------------------------------------------------
Exchange Fee                             None       None        None           None       None        None

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)

Investment Advisory Fees                 0.40% 7    0.40% 7     0.40% 7       0.55%       0.55%       0.55%
-------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees                0.02% 4    0.75%       0.75%         0.05% 4     0.75%       0.75%
-------------------------------------------------------------------------------------------------------------
Other Expenses:
-------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 5          0.25%      0.25%       0.25%         0.25%       0.25%       0.25%
-------------------------------------------------------------------------------------------------------------
   Other 6                               0.13% 8    0.13% 8     0.13% 8       0.17%       0.17%       0.17%
-------------------------------------------------------------------------------------------------------------
Total Other Expenses                     0.38%      0.38%       0.38%         0.42%       0.42%       0.42%
-------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                       0.80% 7    1.53% 7     1.53% 7       1.02%       1.72%       1.72%
-------------------------------------------------------------------------------------------------------------

1This sales charge varies depending upon how much you invest. See "Sales Charges." 2This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges."
3A contingent deferred sales charge is charged only with respect to Class C
 Shares redeemed prior to eighteen months from the date of purchase.
4Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
 Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% (0.02% for the Ultra
 Short Bond Fund) during the current fiscal year.
5Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
6Other Expenses for certain Funds have been restated to reflect current expenses.

7The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                 TOTAL      TOTAL        TOTAL
                                    ADVISORY    EXPENSES   EXPENSES    EXPENSES
  FUND                                FEES     (CLASS A)  (CLASS B)    (CLASS C)
  Intermediate Bond Fund              0.40%      0.83%      1.54%        1.54%
  Limited Maturity Bond Fund          0.35%      0.79%      1.50%        1.50%
  Total Return Advantage Fund         0.40%      0.83%      1.54%        1.54%
  Ultra Short Bond Fund               0.10%      0.52%      0.00%        0.00%


  The Adviser expects to continue waiving a portion of its advisory fees for these Funds during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                 TOTAL      TOTAL        TOTAL
                                    ADVISORY    EXPENSES   EXPENSES    EXPENSES
  FUND                                FEES     (CLASS A)  (CLASS B)    (CLASS C)
  Intermediate Bond Fund              0.40%       0.83%     1.53%        1.53%
  Limited Maturity Bond Fund          0.35%       0.79%     1.49%        1.49%
  Total Return Advantage Fund         0.40%       0.84%     1.54%        1.54%
  Ultra Short Bond Fund               0.20%       0.60%     1.33%        1.33%

  These fee waivers are voluntary and may be revised or discontinued at any time.

8Other Expenses for the Ultra Short Bond Fund are based on estimated amounts for the current fiscal year.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Fixed Income Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                  1 YEAR           3 YEARS           5 YEARS           10 YEARS
                                  ------           -------           -------           --------
BOND FUND
    Class A Shares                  $570             $772               $991             $1,619
    Class B Shares 1                 671              930              1,113              1,801
    Class B Shares 2                 171              530                913              1,801
    Class C Shares 1                 271              530                913              1,987
    Class C Shares 2                 171              530                913              1,987
------------------------------------------------------------------------------------------------
GNMA FUND
    Class A Shares                  $574             $784             $1,011             $1,664
    Class B Shares 1                 675              942              1,133              1,845
    Class B Shares 2                 175              542                933              1,845
    Class C Shares 1                 275              542                933              2,030
    Class C Shares 2                 175              542                933              2,030
------------------------------------------------------------------------------------------------
INTERMEDIATE BOND FUND
    Class A Shares                  $570             $772               $991             $1,619
    Class B Shares 1                 671              930              1,113              1,801
    Class B Shares 2                 171              530                913              1,801
    Class C Shares 1                 271              530                913              1,987
    Class C Shares 2                 171              530                913              1,987
------------------------------------------------------------------------------------------------
LIMITED MATURITY BOND FUND
    Class A Shares                  $363             $551               $754             $1,341
    Class B Shares 1                 662              902              1,066              1,702
    Class B Shares 2                 162              502                866              1,702
    Class C Shares 1                 262              502                866              1,889
    Class C Shares 2                 262              502                866              1,889
------------------------------------------------------------------------------------------------
TOTAL RETURN ADVANTAGE FUND
    Class A Shares                  $571             $775               $996             $1,630
    Class B Shares 1                 672              933              1,118              1,812
    Class B Shares 2                 172              533                918              1,812
    Class C Shares 1                 272              533                918              1,998
    Class C Shares 2                 172              533                918              1,998
------------------------------------------------------------------------------------------------
ULTRA SHORT BOND FUND
    Class A Shares                  $354             $523               $707             $1,238
    Class B Shares 1                 656              883              1,034              1,627
    Class B Shares 2                 156              483                834              1,627
    Class C Shares 1                 256              483                834              1,824
    Class C Shares 2                 156              483                834              1,824

                                  1 YEAR           3 YEARS           5 YEARS           10 YEARS
                                  ------           -------           -------           --------
U.S. GOVERNMENT INCOME FUND
    Class A Shares                  $574             $784             $1,011             $1,664
    Class B Shares 1                 675              942              1,133              1,845
    Class B Shares 2                 175              542                933              1,845
    Class C Shares 1                 275              542                933              2,030
    Class C Shares 2                 175              542                933              2,030
-------------------------------------------------------------------------------------------------

1If you sell your shares at the end of the period.
2If you do not sell your shares at the end of the period.

ARMADA MICHIGAN MUNICIPAL BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income exempt from federal income
                                    tax and, to the extent possible, from
                                    Michigan personal income tax, as is
                                    consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY       Investing in municipal obligations that
                                    pay interest that is exempt from federal and Michigan state income taxes

PRINCIPAL RISKS                     Market risk, interest rate risk, credit
                                    risk, single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Michigan Municipal Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Michigan personal income tax, as is consistent with conservation of capital. Such income may be subject to the federal alternative minimum tax when received by certain shareholders. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the State of Michigan, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal and Michigan state income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Michigan municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of the value of its net assets plus any borrowings for investment purposes in Michigan municipal bonds. The Fund also invests in municipal securities issued by or on behalf of territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Michigan residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities. The Fund invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of its shareholders. The Fund normally will maintain a dollar-weighted average portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Michigan municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Michigan makes the Fund susceptible to economic, political and regulatory events that affect Michigan.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Michigan Municipal Bond Fund which was reorganized into the Armada Michigan Municipal Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, the returns for Class A Shares of the Fund would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

9.67%         -3.00%      13.24%     2.84%       6.93%       4.76%       -1.60%     8.71%       4.38%       8.06%

Best Quarter               5.19%            (3/31/95)
Worst Quarter              -3.27%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 3.02%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------


CLASS A SHARES                                1 YEAR      5 YEARS      10 YEARS
--------------------------------------------------------------------------------
Armada Michigan Municipal Bond Fund
   Returns Before Taxes                        2.95%       3.79%        4.78%
   Returns After Taxes on Distributions        2.90%       3.74%        4.70%
   Returns After Taxes on Distributions        3.42%       3.83%        4.66%
   and Sale of Fund Shares
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     10.35%       6.07%        6.34%

-----------------------------------------------------------------------------------------------------------------
                                                                                       SINCE           DATE OF
CLASS B SHARES                                 1 YEAR     5 YEARS      10 YEARS      INCEPTION        INCEPTION
-----------------------------------------------------------------------------------------------------------------
Armada Michigan Municipal Bond Fund            2.30%       3.68%         N/A           4.02%           2/4/94
-----------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     10.35%       6.07%         N/A           5.83%        Since 1/31/94
-----------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                                                         SINCE           DATE OF
                                                1 YEAR    5 YEARS      10 YEARS      INCEPTION        INCEPTION
-----------------------------------------------------------------------------------------------------------------
Armada Michigan Municipal Bond Fund            6.30%        N/A          N/A           4.48%           8/6/01
-----------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     10.35%        N/A          N/A           7.60%        Since 7/31/01
-----------------------------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 116 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA NATIONAL TAX EXEMPT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                       Current income exempt from federal income
                                      tax as is consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY         Investing in municipal obligations that
                                      pay interest that is exempt from federal income tax

PRINCIPAL RISKS                       Market risk, interest rate risk, credit
                                      risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada National Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in bonds that generate income exempt from federal income tax (including the federal alternative minimum tax). Fund dividends may be taxable for state and local income tax purposes. Also, some Fund dividends may be taxable for federal income tax purposes, such as those derived from occasional taxable investments and distributions of short and long-term capital gains.

The Fund invests in a variety of municipal debt securities issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities. Investment grade municipal securities are those rated in one of the four highest rating categories as determined by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain a dollar-weighted average effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The performance of Class A Shares of the Armada National Tax Exempt Bond Fund for the period April 9, 1998 until June 22, 1998, when Class A Shares were first offered for sale, is represented by the performance of the Fund's Class I Shares. The performance of Class A Shares of the National Tax Exempt Bond Fund for the period prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the National Tax Exempt Bond Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the National Tax Exempt Bond Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the National Tax Exempt Bond Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the National Tax Exempt Bond Fund.

The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the National Tax Exempt Bond Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

11.76%        -4.58%      14.05%     -1.07%      6.57%       5.85%       -0.91%     8.87%       4.48%       8.15%

Best Quarter                5.44%                 (3/31/95)
Worst Quarter              -4.13%                 (3/31/94)


The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 2.84%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY AND ONLY SINCE THE FUND COMMENCED INVESTMENT OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

                                                                             SINCE          DATE OF
                                                                          COMMENCEMENT  COMMENCEMENT AS
                                                                          AS REGISTERED   REGISTERED
CLASS A SHARES                  1 YEAR      5 YEARS     10 YEARS              FUND           FUND
---------------------------------------------------------------------------------------------------------
Armada National Tax
Exempt Bond Fund                                                                             4/9/98

   Returns Before Taxes           3.02%      4.21% 1       4.65% 1              4.12%

   Returns After Taxes on
   Distributions                  3.02%       N/A 2         N/A 2               4.10%

   Returns After Taxes on
   Distributions and Sale of
   Fund Shares                    3.29%       N/A 2         N/A 2               4.09%
---------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)         10.35%      6.07%         6.34%               6.23%      Since 6/30/98
---------------------------------------------------------------------------------------------------------

                                                                                            DATE OF
CLASS B SHARES                   1 YEAR     5 YEARS     10 YEARS      SINCE INCEPTION      INCEPTION
---------------------------------------------------------------------------------------------------------
Armada National Tax Exempt
Bond Fund                         2.52%       N/A           N/A                3.34%         1/28/99
---------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)         10.35%       N/A           N/A                5.77%      Since 1/31/99
---------------------------------------------------------------------------------------------------------
                                                                                            DATE OF
CLASS C SHARES                   1 YEAR     5 YEARS     10 YEARS      SINCE INCEPTION      INCEPTION
---------------------------------------------------------------------------------------------------------
Armada National Tax Exempt
Bond Fund                         6.52%       N/A           N/A             6.19%            2/24/00
---------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond
Index 3
(reflects no deduction for
fees, expenses or taxes)         10.35%       N/A           N/A             8.62%         Since 2/29/00
---------------------------------------------------------------------------------------------------------

1Performance for periods prior to the Fund's commencement as a registered mutual fund reflects performance of the predecessor common trust fund described above.
2After-tax returns for periods prior to commencement of operations as a registered mutual fund are not available.
3The Lehman 7-Year Municipal Bond Index is a broad based total return index.
 The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 116 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA OHIO TAX EXEMPT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income exempt from federal income
                                    tax and, to the extent possible, Ohio
                                    personal income taxes, consistent with
                                    conservation of capital

PRINCIPAL INVESTMENT STRATEGY       Investing in municipal obligations that
                                    pay interest that is exempt from federal income and Ohio personal income taxes

PRINCIPAL RISKS                     Market risk, interest rate risk, credit
                                    risk, single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Ohio Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Ohio personal income tax, as is consistent with the conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in debt securities issued by the State of Ohio, its political subdivisions and their agencies and instrumentalities that generate income exempt from federal income taxes (including the federal alternative minimum tax) and Ohio personal income taxes (Ohio municipal bonds). Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Ohio residents. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund invests primarily in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments.

Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Ohio municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Ohio makes the Fund susceptible to economic, political and regulatory events that affect Ohio.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002

10.14%        -4.19%      13.37%     3.92%       7.35%       5.25%       -1.14%     8.67%       4.23%       8.53%

Best Quarter                5.04%           (3/31/95)
Worst Quarter              -4.89%           (3/31/94)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 2.76%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES, CLASS B SHARES AND CLASS C SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. NO AVERAGE ANNUAL RETURNS ARE SHOWN FOR CLASS B SHARES BECAUSE CLASS B SHARES HAD LESS THAN ONE YEAR OF PERFORMANCE HISTORY AS OF DECEMBER 31, 2002. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

--------------------------------------------------------------------------------
CLASS A SHARES                                1 YEAR       5 YEARS      10 YEARS
--------------------------------------------------------------------------------
Armada Ohio Tax Exempt Bond Fund
   Returns Before Taxes                        5.27%        4.42%         5.17%
   Returns After Taxes on Distributions        5.27%        4.41%         5.16%
   Returns After Taxes on Distributions
   and Sale of Fund Shares                     4.73%        4.37%         5.05%
--------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     10.35%        6.07%         6.34%


----------------------------------------------------------------------------------------------------------------------
CLASS C SHARES                                                                         SINCE            DATE OF
                                              1 YEAR       5 YEARS      10 YEARS     INCEPTION         INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Ohio Tax Exempt Bond Fund               6.68%         N/A           N/A          6.48%            6/23/00
----------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                     10.35%         N/A           N/A          8.50%         Since 6/30/00
----------------------------------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 117 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA PENNSYLVANIA MUNICIPAL BOND FUND

FUND SUMMARY

INVESTMENT GOAL                   Current income exempt from  both regular
                                  federal income tax and, to the extent
                                  possible, Pennsylvania personal income
                                  tax as is consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY     Investing in municipal obligations that
                                  pay interest that is exempt from federal income and Pennsylvania personal income taxes

PRINCIPAL  RISKS                  Market risk, interest rate risk, credit risk,
                                  single state risk, non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Pennsylvania Municipal Bond Fund's investment objective is to provide current income exempt from regular federal income tax and, to the extent possible, from Pennsylvania personal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal income and Pennsylvania personal income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Pennsylvania municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in Pennsylvania municipal bonds.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Pennsylvania residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Pennsylvania municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Pennsylvania makes the Fund susceptible to economic, political and regulatory events that affect Pennsylvania.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class A Shares from year to year. The bar chart does not reflect sales charges. If sales charges had been reflected, returns would be less than those shown below. The performance of Class B Shares and Class C Shares will differ due to differences in expenses.

CALENDAR YEAR TOTAL RETURNS
1997          1998        1999       2000        2001        2002

6.83%         5.62%       -1.05%     8.77%       4.20%       8.03%

Best Quarter               3.79%           (9/30/02)
Worst Quarter             -1.85%           (6/30/99)

The Fund's year-to-date total return for Class A Shares through June 30, 2003 was 3.01%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS A SHARES AND CLASS C SHARESFOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX, AFTER TAKING INTO ACCOUNT APPLICABLE SALES CHARGES FOR THE FUND. NO AVERAGE ANNUAL RETURNS ARE SHOWN FOR CLASS B SHARES BECAUSE CLASS B SHARES HAD NOT COMMENCED INVESTMENT OPERATIONS AS OF DECEMBER 31, 2002. AFTER-TAX RETURNS ARE SHOWN FOR CLASS A SHARES ONLY. AFTER-TAX RETURNS FOR CLASS B SHARES AND CLASS C SHARES WILL DIFFER. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------------------
                                                                               SINCE           DATE OF
CLASS A SHARES                                   1 YEAR       5 YEARS        INCEPTION         INCEPTION
----------------------------------------------------------------------------------------------------------
Armada Pennsylvania Municipal Bond Fund                                                         9/11/96
   Returns Before Taxes                          4.79%         4.42%            5.04%
   Returns After Taxes on Distributions          4.79%         4.40%            5.01%
   Returns After Taxes on Distributions and
   Sale of Fund Shares                           4.44%         4.38%            4.90%
----------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                       10.35%         6.07%            6.55%        Since 8/31/96
----------------------------------------------------------------------------------------------------------
                                                                               SINCE           DATE OF
CLASS C SHARES                                   1 YEAR       5 YEARS        INCEPTION         INCEPTION
----------------------------------------------------------------------------------------------------------
Armada Pennsylvania Municipal Bond Fund          6.17%          N/A            4.91%            2/24/00
----------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses
or taxes)                                       10.35%          N/A            8.62%         Since 2/29/00
----------------------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 117 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                         MICHIGAN MUNICIPAL BOND FUND               NATIONAL TAX EXEMPT BOND FUND

                                       CLASS A      CLASS B    CLASS C            CLASS A      CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)       4.75% 1      None       None               4.75% 1      None       None
--------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)      None       5.00% 2     1.00% 3             None        5.00% 2     1.00% 3
--------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                         None         None        None              None         None        None
--------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)         None         None        None              None         None        None
--------------------------------------------------------------------------------------------------------------------
Exchange Fee                            None         None        None              None         None        None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees 4              0.55%        0.55%       0.55%             0.55%        0.55%       0.55%
--------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees               0.05% 5      0.75%       0.75%             0.05% 5      0.75%       0.75%
--------------------------------------------------------------------------------------------------------------------
Other Expenses:
--------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 6         0.25%        0.25%       0.25%             0.25%        0.25%       0.25%
--------------------------------------------------------------------------------------------------------------------
   Other 7                              0.14%        0.14%       0.14%             0.14%        0.14%       0.14%
--------------------------------------------------------------------------------------------------------------------
Total Other Expenses                    0.39%        0.39%       0.39%             0.39%        0.39%       0.39%
--------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 4                    0.99%        1.69%       1.69%             0.99%        1.69%       1.69%
--------------------------------------------------------------------------------------------------------------------

SHAREHOLDER FEES
(PAID DIRECTLY FROM YOUR INVESTMENT)


                                           OHIO TAX EXEMPT BOND FUND              PENNSYLVANIA MUNICIPAL BOND FUND

                                       CLASS A      CLASS B    CLASS C            CLASS A      CLASS B    CLASS C
Maximum Sales Charge (Load)
Imposed on Purchases
(as percentage of offering price)       3.00% 1      None        None             3.00% 1       None        None
---------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load)
(as percentage of net asset value)      None        5.00% 2     1.00% 3            None        5.00% 2     1.00% 3
--------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed
on Reinvested Dividends and Other
Distributions (as a percentage of
offering price)                         None         None        None              None         None        None
--------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of
amount redeemed, if applicable)         None         None        None              None         None        None
--------------------------------------------------------------------------------------------------------------------
Exchange Fee                            None         None        None              None         None        None


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


Investment Advisory Fees 4              0.55%        0.55%       0.55%             0.55%        0.55%       0.55%
--------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees               0.05% 5      0.75%       0.75%             0.05% 5      0.75%       0.75%
--------------------------------------------------------------------------------------------------------------------
Other Expenses:
--------------------------------------------------------------------------------------------------------------------
   Shareholder Servicing Fees 6         0.25%        0.25%       0.25%             0.25%        0.25%       0.25%
--------------------------------------------------------------------------------------------------------------------
   Other 7                              0.15%        0.15%       0.15%             0.16%        0.16%       0.16%
--------------------------------------------------------------------------------------------------------------------
Total Other Expenses                    0.40%        0.40%       0.40%             0.41%        0.41%       0.41%
--------------------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 4                    1.00%        1.70%       1.70%             1.01%        1.71%       1.71%
--------------------------------------------------------------------------------------------------------------------

1This sales charge varies depending upon how much you invest. See "Sales Charges." 2This amount applies to redemptions during the first and second years. The deferred sales charge decreases to 4.0%, 3.0% and 2.0% for redemptions made during the third through fifth years, respectively. No deferred sales charge is charged after the fifth year. For more information see "Contingent Deferred Sales Charges."
3A contingent deferred sales charge is charged only with respect to Class C
 Shares redeemed prior to eighteen months from the date of purchase.
4The Adviser waived a portion of its advisory fees for each Fund during the last fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:


                                                  TOTAL      TOTAL      TOTAL
                                      ADVISORY   EXPENSES   EXPENSES  EXPENSES
  FUND                                 FEES     (CLASS A)  (CLASS B)  (CLASS C)
  Michigan Municipal Bond Fund         0.40%      0.85%      1.56%      1.56%
  National Tax Exempt Bond Fund        0.40%      0.85%      1.56%      1.56%
  Ohio Tax Exempt Bond Fund            0.40%      0.85%      1.56%      1.56%
  Pennsylvania Municipal Bond Fund     0.40%      0.90%        *        1.61%

* Class B Shares of the Pennsylvania Municipal Bond Fund were not in operation during the last fiscal year.

  The Adviser expects to continue waiving a portion of its advisory fees for the Funds during the current fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                  TOTAL      TOTAL      TOTAL
                                      ADVISORY   EXPENSES   EXPENSES  EXPENSES
  FUND                                 FEES     (CLASS A)  (CLASS B)  (CLASS C)
  Michigan Municipal Bond Fund         0.40%      0.84%      1.54%      1.54%
  National Tax Exempt Bond Fund        0.40%      0.84%      1.54%      1.54%
  Ohio Tax Exempt Bond Fund            0.40%      0.84%      1.54%      1.54%
  Pennsylvania Municipal Bond Fund     0.40%      0.85%      1.55%      1.55%

  These fee waivers are voluntary and may be revised or discontinued at any time.


5Represents actual Distribution (12b-1) Fees incurred by each Fund's Class A
 Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class A Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.


6Certain financial institutions may provide administrative services to their customers who own Class A, Class B or Class C Shares and may be paid up to 0.25% (on an annualized basis) of the net asset value of the respective share classes. For further information, see "Shareholder Services Plan" in the Statement of Additional Information.
7Other Expenses for each Fund have been restated to reflect current expenses.


For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Tax Free Bond Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same, you reinvest all dividends and distributions, and your Class B Shares convert to Class A Shares after eight years. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:


                                     1 YEAR    3 YEARS      5 YEARS    10 YEARS
                                     ------    -------      -------    --------
MICHIGAN MUNICIPAL BOND FUND
    Class A Shares                     $571       $775         $996      $1,630
    Class B Shares 1                    672        933        1,118       1,812
    Class B Shares 2                    172        533          918       1,812
    Class C Shares 1                   $272       $533         $918      $1,998
    Class C Shares 2                    172        533          918       1,998
--------------------------------------------------------------------------------

NATIONAL TAX EXEMPT BOND FUND
    Class A Shares                     $571       $775         $996      $1,630
    Class B Shares 1                    672        933        1,118       1,812
    Class B Shares 2                    172        533          918       1,812
    Class C Shares 1                    272        533          918       1,998
    Class C Shares 2                    172        533          918       1,998
--------------------------------------------------------------------------------
OHIO TAX EXEMPT BOND FUND
    Class A Shares                     $399       $609         $836      $1,488
    Class B Shares 1                    673        936        1,123       1,823
    Class B Shares 2                    173        536          923       1,823
    Class C Shares 1                    273        536          923       2,009
    Class C Shares 2                    173        536          923       2,009
--------------------------------------------------------------------------------
PENNSYLVANIA MUNICIPAL BOND FUND
    Class A Shares                     $400       $612         $841      $1,499
    Class B Shares 1                    674        939        1,128       1,834
    Class B Shares 2                    174        539          928       1,834
    Class C Shares 1                    274        539          928       2,019
    Class C Shares 2                    174        539          928       2,019
--------------------------------------------------------------------------------


1If you sell your shares at the end of the period.
2If you do not sell your shares at the end of the period.

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The Aggressive Allocation and Conservative Allocation Funds indirectly may be subject to the risks applicable to the Underlying Armada Funds in which they may invest, (i.e., the Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth, Armada Small Cap Value, Armada Bond, Armada Intermediate Bond and Armada Money Market Funds). See "Information About the Underlying Armada Money Market Fund" on page 126 for information about the principal investment strategies and risks for the Armada Money Market Fund, which is offered for sale in a separate prospectus. The following chart indicates the specific types of investments in which each Fund primarily invests.

                                                                          High-
                                                   Fixed                  Yield                   Asset-    Mortgage-
                            Equity   Convertable   Income   Government Lower Rated  Municipal     Backed     Backed      Foriegn
                          Securities Securities  Securities Securities  Securities  Securities  Securities  Securities  Securities
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA INTERNATIONAL     X                                                                                               X
    EQUITY FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP CORE
    EQUITY FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP
    GROWTH FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP ULTRA
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP VALUE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA MID CAP GROWTH
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA S&P 500 INDEX
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP CORE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP
    GROWTH FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP VALUE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL/MID CAP
    VALUE FUND               X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA TAX MANAGED
    EQUITY FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA AGGRESSIVE
    ALLOCATION FUND          X                        X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA BALANCED
    ALLOCATION FUND          X             X          X          X                                    X           X          X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA CONSERVATIVE
    ALLOCATION FUND          X                        X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA BOND FUND                                  X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA GNMA FUND                                  X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA INTERMEDIATE                               X          X                                    X           X          X
    BOND FUND
    ------------------------------------------------------------------------------------------------------------------------------

                                                                          High-
                                                   Fixed                  Yield                   Asset-    Mortgage-
                            Equity   Convertable   Income   Government Lower Rated  Municipal     Backed     Backed      Foriegn
                          Securities Securities  Securities Securities  Securities  Securities  Securities  Securities  Securities
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LIMITED
    MATURITY BOND FUND                                X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA TOTAL RETURN
    ADVANTAGE FUND                                    X          X            X                       X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA ULTRA SHORT                                X          X                                    X           X
    BOND FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA U.S. GOVERNMENT                            X          X                                    X           X
    INCOME FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA MICHIGAN
    MUNICIPAL BOND FUND                               X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA NATIONAL TAX
    EXEMPT BOND FUND                                  X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA OHIO TAX EXEMPT
    BOND FUND                                         X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA PENNSYLVANIA                               X                                   X
    MUNICIPAL BOND
    FUND
    ------------------------------------------------------------------------------------------------------------------------------

EQUITY SECURITIES
Equity securities include publicly and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund's net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations. Although the Equity Funds may from time to time invest in the various types of equity securities discussed in this paragraph, the only equity securities invested in as a principal investment strategy are common stocks.

CONVERTIBLE SECURITIES
Convertible securities have characteristics of both fixed income and equity securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions.

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

GOVERNMENT SECURITIES
Direct obligations of the U.S. Treasury are considered to be among the safest investments. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored instrumentalities if it is not obligated to do so by law.

REPURCHASE AGREEMENTS
Under a repurchase agreement a Fund purchases securities from a seller who agrees to repurchase the securities sold at a mutually agreed upon time and price which is higher than the purchase price. The securities usually are repurchased the next day or within a few days. If the seller defaults, a Fund may incur a loss if the value of the collateral securing the repurchase agreement has declined and may incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced by or against the seller, there could be a delay in receiving the collateral.

HIGH-YIELD, LOWER RATED SECURITIES (or "junk bonds") are subject to additional risks, including:
o High-yield, lower rated securities involve greater risk of default or price declines than investments in investment grade securities (e.g., securities rated BBB or higher by S&P or Baa or higher by Moody's) due to changes in the issuer's creditworthiness.
o The market for high-yield, lower rated securities may be thinner and less active, causing market price volatility and limited liquidity in the secondary market. This may limit the ability of a Fund to sell these securities at their fair market values either to meet redemption requests, or in response to changes in the economy or the financial markets.
o Market prices for high-yield, lower rated securities may be affected by investors' perception of the issuer's credit quality and the outlook for economic growth. Thus, prices for high-yield, lower rated securities may move independently of interest rates and the overall bond market.
o The market for high-yield, lower rated securities may be adversely affected by legislative and regulatory developments.

MUNICIPAL SECURITIES
There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of a Fund's municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer's ability to levy and collect taxes.

In addition, a Fund's concentration of investments in issuers located in a single state makes the Fund more susceptible to adverse political or economic developments affecting that state. A Fund that concentrates its investments in a single state may be riskier than mutual funds that buy securities of issuers in numerous states.

ASSET-BACKED SECURITIES
Asset-backed securities are fixed income securities representing an interest in a pool of shorter-term loans such as automobile loans, home equity loans, equipment or computer leases or credit card receivables. The payments from the loans are passed through to the security holder. The loans underlying asset-backed securities tend to have prepayment rates that do not vary with interest rates. In addition, the short-term nature of the loans reduces the impact of any change in prepayment level. However, it is possible that prepayments will alter the cash flow on asset-backed securities and it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayment will lengthen it, affecting the price volatility of the security. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security.

MORTGAGE-BACKED SECURITIES
Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

FOREIGN SECURITIES
Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or expropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in volatility of market prices of sovereign debt and, in turn, a Fund's net asset value, to a greater extent than the volatility inherent in debt obligations of U.S. issuers. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

Investments in foreign securities denominated in foreign currencies involve additional risks, including:

o The value of a Fund's assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

o A Fund may incur substantial costs in connection with conversions between various currencies.

o A Fund may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

o Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.


THE FUND OF FUNDS STRUCTURE OF THE AGGRESSIVE ALLOCATION AND CONSERVATIVE ALLOCATION FUNDS

Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that each Fund attempts to implement its investment strategies by investing in Underlying Armada Funds.

Each Fund has its own distinct risk and reward characteristics, investment objectives, policies and strategies. The Adviser constructs and maintains asset allocation strategies for the Funds. The degree to which a Fund is invested in the particular market segments and/or asset classes represented by the Underlying Armada Funds varies, as does the investment risk and reward potential represented by each Fund. Because of the historical lack of correlation between various asset classes, an investment in the Funds may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Funds, the Adviser focuses on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes (i.e., the Underlying Armada Funds) is the central theme of Armada's investment philosophy. The Adviser seeks to reduce risk by investing in Underlying Armada Funds that are diversified within each asset class. Finally, the Adviser regularly rebalances to ensure that the appropriate mix of assets is constantly in place.

Each Fund reserves the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Armada Funds invest. Shareholders will be notified in advance before the structure of a Fund is changed.

You may invest in the Underlying Armada Funds directly. By investing in the Underlying Armada Funds indirectly through the Funds, you will incur not only a proportionate share of the expenses of the Underlying Armada Funds held by the Funds, but also expenses of the Funds.

Each Underlying Armada Fund other than the Armada Money Market Fund is offered for sale by and described in this prospectus. Please see the following section for a description of the Armada Money Market Fund, which is offered for sale by a separate prospectus.

INFORMATION ABOUT THE UNDERLYING ARMADA MONEY MARKET FUND

The Armada Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Adviser also invests in securities issued or guaranteed by the U.S. government or its agencies (government obligations) and repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

An investment in the Fund carries the following principal risks:

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. U.S. government securities are considered to be among the safest investments and historically carry minimal credit risk. However, while obligations issued by some U.S. government agencies and instrumentalities are backed by the credit of the U.S. Treasury, others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.


---------------------------------------------------------------------


CLASS I SHARES                   1 YEAR       5 YEARS     10 YEARS
---------------------------------------------------------------------
Armada Money Market Fund         1.47%         4.34%       4.47%
---------------------------------------------------------------------



MORE INFORMATION ABOUT FUND INVESTMENTS


The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund (except the Aggressive Allocation and Conservative Allocation Funds) also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.


For temporary defensive purposes, to avoid losses during unusual economic, market, political or other conditions, each Fund may invest up to 100% of its assets in short-term high quality debt instruments. These instruments would not ordinarily be consistent with a Fund's principal investment strategies, and may prevent a Fund from achieving its investment objective. A Fund will do so only if the Adviser believes that the risk of loss outweighs the opportunity for achieving the Fund's investment objective.


A Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities also may temporarily deviate from such policy in other limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a Fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

In fulfilling the 80% investment requirement referred to in the preceding paragraph, a Fund may include in the computation synthetic instruments with economic characteristics similar to the types of securities subject to the requirement, such as derivatives or futures contracts. A derivative is an instrument that derives its value from the performance of an underlying financial asset, index or other investment. A futures contract is an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a specified future date. Derivatives and futures contracts are not considered to be part of a Fund's principal investment strategies. These instruments may carry greater risk than other types of securities in which the Funds invest. Derivatives and futures contracts and their related risks are discussed in detail in our Statement of Additional Information.

Each Equity Fund may invest in foreign securities. The International Equity Fund invests in foreign securities as part of its principal investment strategy. The Equity Index Fund will only invest in foreign securities if they are included in the S&P 500 Composite Price Index. Each other Equity Fund may invest in foreign securities, but these Funds do not use such investments as part of their principal investment strategies.


Armada has obtained an order from the SEC that allows the Funds to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by Armada. A Fund will hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets. The Aggressive Allocation and Conservative Allocation Funds' investments in money market funds offered by Armada are limited to investments in the Armada Money Market Fund, in accordance with each such Fund's investment policies.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. Because they use different investment strategies, the Funds carry different levels of share price volatility. TAX EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS AND THE BENEFITS OF THE TAX EXEMPTION CANNOT BE REALIZED IN A TAX-DEFERRED ACCOUNT. Please consult your financial adviser for help in deciding which Fund is right for you.

--------------------------------------------------------------------------------
                                           EQUITY FUNDS
--------------------------------------------------------------------------------

FUND                                            MAY BE APPROPRIATE FOR . . .


--------------------------------------------------------------------------------
International Equity Fund                      Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks of foreign
                                               companies

--------------------------------------------------------------------------------
Large Cap Core Equity Fund                     Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks
--------------------------------------------------------------------------------
Large Cap Growth Fund                          Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks of large cap
                                               companies

--------------------------------------------------------------------------------
Large Cap Ultra Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               large cap companies

FUND                                            MAY BE APPROPRIATE FOR . . .

--------------------------------------------------------------------------------
Large Cap Value Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               large cap companies
--------------------------------------------------------------------------------
Mid Cap Growth Fund                            Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               mid cap companies
--------------------------------------------------------------------------------

S&P 500 Index Fund                             Investors seeking returns similar
                                               to those of the S&P 500 Composite
                                               Stock Price Index who are willing
                                               to accept the risks of investing
                                               in a fund that invests primarily
                                               in common stocks

--------------------------------------------------------------------------------
Small Cap Core Fund                            Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks of small cap
                                               companies
--------------------------------------------------------------------------------
Small Cap Growth Fund                          Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               small cap companies
--------------------------------------------------------------------------------
Small Cap Value Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               small cap companies
--------------------------------------------------------------------------------
Small/Mid Cap Value Fund                       Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               small cap and mid cap companies
--------------------------------------------------------------------------------
Tax Managed Equity Fund                        Investors seeking capital
                                               appreciation who want to minimize
                                               the impact of taxes and who are
                                               willing to accept the risks of
                                               investing in a fund that invests
                                               primarily in common stocks
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           ASSET ALLOCATION FUNDS
--------------------------------------------------------------------------------

FUND                                            MAY BE APPROPRIATE FOR . . .

--------------------------------------------------------------------------------
Aggressive Allocation Fund                     Investors seeking capital growth
                                               with the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               S&P 500 Composite Stock Price
                                               Index) who are willing to accept
                                               the risks of investing in a fund
                                               that may allocate a high
                                               percentage of its assets in
                                               Underlying Armada Funds that
                                               focus their investments in equity
                                               securities
--------------------------------------------------------------------------------
Balanced Allocation Fund                       Investors seeking broad
                                               diversification by asset class
                                               and style to manage risk and
                                               provide the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               S&P 500 Composite Stock Price
                                               Index and the Lehman U.S.
                                               Aggregate Bond Index)
--------------------------------------------------------------------------------

Conservative Allocation Fund                   Investors seeking current income
                                               with the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               Lehman U.S. Aggregate Bond Index)
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               may allocate a high percentage of
                                               its assets in Underlying Armada
                                               Funds that focus their
                                               investments in fixed income
                                               securities



--------------------------------------------------------------------------------
                                            FIXED INCOME FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .

--------------------------------------------------------------------------------
Bond  Fund                                     Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in fixed income
                                               securities
--------------------------------------------------------------------------------
GNMA Fund                                      Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in
                                               mortgage-backed securities
--------------------------------------------------------------------------------
Intermediate Bond Fund                         Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in intermediate
                                               term fixed income securities
--------------------------------------------------------------------------------

FUND                                           MAY BE APPROPRIATE FOR . . .

--------------------------------------------------------------------------------
Limited Maturity Bond Fund                     Investors seeking current income
                                               who are seeking to minimize share
                                               price volatility relative to our
                                               other fixed income funds and who
                                               are willing to accept the risks
                                               of investing in a fund that
                                               invests primarily in shorter term
                                               fixed income securities
--------------------------------------------------------------------------------
Total Return Advantage Fund                    Investors seeking total return
                                               with less share price volatility
                                               than a fund that invests
                                               primarily in equity securities
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in fixed income
                                               securities
--------------------------------------------------------------------------------
Ultra Short Bond Fund                          Investors seeking high current
                                               income but who desire the
                                               relative safety of investing in a
                                               fund that invests primarily in
                                               shorter term investment quality
                                               debt securities
--------------------------------------------------------------------------------
U.S. Government Income Fund                    Investors seeking current income
                                               who are interested in the lower
                                               credit risk associated with a
                                               fund that invests primarily in
                                               U.S. government fixed income
                                               securities
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                                            TAX-FREE BOND FUNDS
--------------------------------------------------------------------------------

FUND                                           MAY BE APPROPRIATE FOR . . .

--------------------------------------------------------------------------------
Michigan Municipal Bond Fund                   Investors seeking current income
                                               exempt from federal and Michigan
                                               income taxes who are willing to
                                               accept moderate share price
                                               volatility
--------------------------------------------------------------------------------
National Tax Exempt Bond Fund                  Investors seeking current income
                                               exempt from federal income tax
                                               who are willing to accept
                                               moderate share price volatility
--------------------------------------------------------------------------------
Ohio Tax Exempt Bond Fund                      Investors seeking current income
                                               exempt from federal and Ohio
                                               income taxes who are willing to
                                               accept moderate share price
                                               volatility
--------------------------------------------------------------------------------
Pennsylvania Municipal Bond Fund               Investors seeking current income
                                               exempt from federal and
                                               Pennsylvania income taxes who are
                                               willing to accept moderate share
                                               price volatility
--------------------------------------------------------------------------------

INVESTMENT ADVISER AND INVESTMENT TEAMS


National City Investment Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2003, the Adviser had approximately $28 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.


The Board of Trustees of Armada supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.


The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2003.


--------------------------------------------------------------------------------------------------
                                                                      ADVISORY FEES PAID AS A
                                                                      PERCENTAGE OF AVERAGE
                                                                  NET ASSETS FOR THE FISCAL YEAR
FUND NAME                           MANAGEMENT TEAM                     ENDED MAY 31, 2003
---------------------------------------------------------------------------------------------
International Equity Fund           International Equity Investment           1.15%
                                    Management Team
---------------------------------------------------------------------------------------------
                                    Core Equity Investment Management         0.75%
Large Cap Core Equity Fund          Team
---------------------------------------------------------------------------------------------
                                    Growth Equity Investment Management       0.75%
Large Cap Growth Fund               Team
---------------------------------------------------------------------------------------------
                                    Growth Equity Investment Management       0.75%
Large Cap Ultra Fund                Team
---------------------------------------------------------------------------------------------
                                    Value Equity Investment Management        0.75%
Large Cap Value Fund                Team
---------------------------------------------------------------------------------------------
                                    Growth Equity Investment Management       1.00%
Mid Cap Growth Fund                 Team
---------------------------------------------------------------------------------------------
                                    Core Equity Investment Management         0.20%
S&P 500 Index Fund                  Team
---------------------------------------------------------------------------------------------
                                    Core Equity Investment Management         1.00% 1
Small Cap Core Fund                 Team
---------------------------------------------------------------------------------------------
                                    Growth Equity Investment Management       1.00%
Small Cap Growth Fund               Team
---------------------------------------------------------------------------------------------
                                    Value Equity Investment Management        1.00%
Small Cap Value Fund                Team
---------------------------------------------------------------------------------------------
                                    Value Equity Investment Management        1.00% 1
Small/Mid Cap Value Fund            Team
---------------------------------------------------------------------------------------------
                                    Growth Equity Investment Management       0.75%
Tax Managed Equity Fund             Team
---------------------------------------------------------------------------------------------
                                    Asset Allocation Investment               0.00%
Aggressive Allocation Fund          Management Team
---------------------------------------------------------------------------------------------
Balanced Allocation Fund            Asset Allocation Investment               0.75%
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                      ADVISORY FEES PAID AS A
                                                                      PERCENTAGE OF AVERAGE
                                                                  NET ASSETS FOR THE FISCAL YEAR
FUND NAME                           MANAGEMENT TEAM                     ENDED MAY 31, 2003
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                    Asset Allocation Investment               0.00%
Conservative Allocation Fund        Management Team
---------------------------------------------------------------------------------------------
Bond Fund                           Taxable Fixed Income Management Team      0.55%
---------------------------------------------------------------------------------------------
GNMA Fund                           Taxable Fixed Income Management Team      0.55%
---------------------------------------------------------------------------------------------
Intermediate Bond Fund              Taxable Fixed Income Management Team      0.40%
---------------------------------------------------------------------------------------------
Limited Maturity Bond Fund          Taxable Fixed Income Management Team      0.35%
---------------------------------------------------------------------------------------------
Total Return Advantage Fund         Taxable Fixed Income Management Team      0.40%
---------------------------------------------------------------------------------------------
Ultra Short Bond Fund               Taxable Fixed Income Management Team      0.40% 1
---------------------------------------------------------------------------------------------
U.S. Government Income Fund         Taxable Fixed Income Management Team      0.55%
---------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund        Municipal Fixed Income Team               0.40%
---------------------------------------------------------------------------------------------
National Tax Exempt Bond Fund       Municipal Fixed Income Team               0.40%
---------------------------------------------------------------------------------------------
Ohio Tax Exempt Bond Fund           Municipal Fixed Income Team               0.40%
---------------------------------------------------------------------------------------------
Pennsylvania Municipal Bond Fund    Municipal Fixed Income Team               0.40%
---------------------------------------------------------------------------------------------

1The Small Cap Core Fund was not in operation during the last fiscal year. The
 Small/Mid Cap Value Fund and Ultra Short Bond Fund were in operation during only a portion of the last fiscal year. The fees shown represent the contractual advisory fee rates that each of these Funds is obligated to pay the Adviser.


PURCHASING, SELLING AND EXCHANGING FUND SHARES


This section tells you how to purchase, sell (sometimes called "redeem") and exchange Class A Shares, Class B Shares and Class C Shares of the Funds.

Class A Shares, Class B Shares and Class C Shares have different expenses and other characteristics, allowing you to choose the class that best suits your needs. You should consider the amount you want to invest, how long you plan to have it invested, and whether you plan to make additional investments.


         CLASS A SHARES

      o  FRONT-END SALES CHARGE
      o  12B-1 FEES UP TO 0.10% OF NET ASSETS
      o  $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
      o  $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM


CLASS A SHARES ARE FOR INDIVIDUALS, CORPORATE INVESTORS AND RETIREMENT PLANS.

         CLASS B SHARES

      o  NO FRONT-END SALES CHARGE
      o CONTINGENT DEFERRED SALES CHARGE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 5 YEARS - DECLINING AFTER THE SECOND YEAR)
      o  12B-1 FEES UP TO 0.75% OF NET ASSETS
      o  $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
      o  $250,000 MAXIMUM INVESTMENT
      o  CONVERTS TO CLASS A SHARES AFTER THE EIGHTH YEAR
      o  $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM


CLASS B SHARES ARE FOR INDIVIDUALS, CORPORATE INVESTORS AND RETIREMENT PLANS.


         CLASS C SHARES:


      o  NO FRONT-END SALES CHARGE
      o CONTINGENT DEFERRED SALES CHARGE (BACK-END SALES CHARGE IF YOU REDEEM WITHIN 18 MONTHS OF INITIAL PURCHASE)
      o  12B-1 FEES UP TO 0.75% OF NET ASSETS
      o  $500 MINIMUM INITIAL INVESTMENT - NO SUBSEQUENT MINIMUM INVESTMENT
      o  DOES NOT CONVERT TO ANY OTHER SHARE CLASS
      o  $50 MINIMUM MONTHLY INVESTMENT THROUGH PLANNED INVESTMENT PROGRAM


CLASS C SHARES ARE FOR INDIVIDUALS, CORPORATE INVESTORS AND RETIREMENT PLANS.


For investors purchasing shares through a Planned Investment Program, the minimum initial investment is $50. See "Planned Investment Program" on page 85. For information on how to open an account and set up procedures for placing transactions, call 1-800-622-FUND (3863).

From time to time, the Adviser may pay from its own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.

The Adviser will monitor each Fund's asset size and, subject to approval by Armada's Board of Trustees, may decide to close a Fund at any time to new investments or new accounts if the Adviser believes that an increase in the asset size of a Fund may adversely affect the implementation of the Fund's strategies. If a Fund is closed, the Fund may continue to accept additional investments from existing shareholders.

HOW TO PURCHASE FUND SHARES

                                  NEW ACCOUNT SET UP                             ADDING TO AN EXISTING ACCOUNT
INTERNET
WWW.ARMADAFUNDS.COM
                                  Visit our site and click on "Open an           You may place your purchase order on our Web Site
                                  Account Online." Or log on to our on line      using your established banking instructions for
                                  Forms Center to print or complete an           payment. To authorize this service, please complete
                                  application on line. Mail the application      an Account Form or call 1-800-622-FUND (3863).
                                  to the address Change below. Unless you
                                  arrange to pay by wire or ACH, write your
                                  check, payable in U.S. dollars, to
                                  "Armada Funds (Fund name)." Armada cannot
                                  accept third-party checks, starter
                                  checks, credit cards, credit card checks,
                                  cash or cash equivalents (i.e., cashier's
                                  check, bank draft, money order or
                                  travelers' check).

TELEPHONE
1-800-622-FUND (3863)             Call our Investor Services Line to obtain an   Call our Investor Services Line to purchase
                                  application.                                   additional shares. To authorize this
                                                                                 service, please complete an Account Change
                                                                                 Form or call 1-800-622-FUND (3863).

MAIL                              Complete an application and mail it along      Make your check payable to "Armada Funds
                                  with a check payable, in U.S. dollars, to      (Fund Name)."  Please include your account
                                  "Armada Funds (Fund Name)."                    number on your check and mail it to the
                                           Armada Funds                          address at the left.
                                           P.O. Box 8421
                                           Boston, MA 02266-8421

                                  For overnight delivery mail to:
                                           Boston Financial Data Services
                                           Attn: Armada Funds
                                           66 Brooks Drive
                                           Braintree, MA 02184

                                  Armada cannot accept third-party checks, starter checks, credit cards, credit card checks, cash or cash equivalents (i.e., cashier's check, bank draft, money order or travelers' check).

AUTOMATED CLEARING HOUSE ("ACH")
                                  Complete "Bank, Wire & Electronic Funds        A Planned Investment Program can be
                                  Transfer Instructions" section of the          set up to automatically purchase shares on
                                  application to have funds directly             designated dates during the month.
                                  transferred from a bank account. A             Please   see "Planned Investment Program" below.
                                  primary and secondary account may be
                                  established. Please note all electronic
                                  transfers will be on the primary account
                                  unless notified otherwise. Any changes in
                                  these instructions must be made in
                                  writing to Armada Funds with a signature
                                  guarantee.

                                  NEW ACCOUNT SET UP                             ADDING TO AN EXISTING ACCOUNT
PLANNED INVESTMENT PROGRAM

                                  With a $50 minimum initial investment and if   With current account information on your
                                  you have a checking or savings account with a  account, participation in the program can
                                  bank, you may purchase Class A, Class B or     be arranged via the Internet or by calling
                                  Class C Shares automatically through regular   1-800-622-FUND (3863).
                                  deductions from your account in amounts of at
                                  least $50 per month per account.

                                  You may arrange for participation in this      For existing accounts, without account
                                  program when a new account is established.     information, participation can be arranged
                                                                                 by completing an Account Change Form with
                                                                                 banking information.  This form must
                                                                                 include a signature guarantee by a bank or
                                                                                 other financial institution.

WIRE
                                  To purchase shares by wire, call               Call 1-800-622-FUND (3863) prior to sending
                                  1-800-622-FUND (3863) to set up your account   the wire in order to obtain a confirmation
                                  to accommodate wire transactions and to        number and to ensure prompt and accurate
                                  receive a wire control number to be included   handling of funds.  Ask your bank to
                                  in the body of the wire. Ask your bank to      transmit immediately available funds by
                                  transmit immediately available funds by wire   wire as described at the left.  Please
                                  in the amount of your purchase to:             include your account number.
                                  State Street Bank and Trust Company
                                  ABA # 011000028                                Armada and its transfer agent are not
                                  Account 99052755 Credit Armada Funds           responsible for the consequences of delays
                                  (Account Registration)                         resulting from the banking or Federal
                                  (Account Number)                               Reserve Wire system, or from incomplete
                                  (Wire Control Number)                          wiring instructions.


                                  Note: Your bank may charge you a fee for this service.

                                  Armada and its transfer agent are not
                                  responsible for the consequences of delays resulting from the banking or Federal Reserve
                                  Wire system, or from incomplete wiring
                                  instructions.

FINANCIAL INTERMEDIARY            Contact your financial consultant. Please      Contact your financial consultant. Please
                                  note, your financial consultant or             note, your financial consultant or
                                  institution may charge a fee for its services. institution may charge a fee for its services.


BUYING OR SELLING SHARES THROUGH A FINANCIAL INTERMEDIARY

Your financial intermediary is responsible for transmitting all purchase and sale requests, investment information, documentation and money to Armada on time. Armada may authorize certain financial intermediaries to accept, on behalf of Armada, purchase, redemption and exchange orders placed by or on behalf of their customers and to designate other intermediaries to accept such orders. In these cases, a Fund will be deemed to have received an order that is in proper form when the order is accepted by the financial intermediary on a business day, and the order will be priced at the Fund's net asset value per share (NAV) next determined after such acceptance, adjusted for any applicable sales charge. Your financial intermediary is responsible for transmitting accepted orders to Armada within the time period agreed upon.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Armada may reject any purchase order if it is determined that accepting the order would not be in the best interests of a Fund or its shareholders.


The price per share (the offering price) will be the NAV next determined after a Fund receives your purchase order plus, in the case of Class A Shares, the applicable front-end sales charge. Daily NAV is calculated for each of the Funds each Business Day at the close of trading on the NYSE (normally 4:00 p.m. Eastern time). NAV is not calculated on holidays when the NYSE is closed for trading. The deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV is 4:00 p.m. Eastern time.


HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.


In calculating NAV, a Fund generally values its investment portfolio at market price. If market prices are not readily available, including when quoted prices are considered to be unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees.


Some Funds may hold securities that are listed on foreign exchanges. Foreign securities are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. Sometimes the price of a security trading on a foreign exchange may be affected by events that happen after the exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when you cannot buy or sell shares of the Funds.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.

SALES CHARGES

FRONT-END SALES CHARGES - CLASS A SHARES


The offering price of Class A Shares is the NAV next calculated after a Fund receives your request, plus the front-end sales load. The amount of any front-end sales charge included in your offering price varies, depending on the amount of your investment and your investment selection:

INTERNATIONAL EQUITY, LARGE CAP CORE EQUITY, LARGE CAP GROWTH, LARGE CAP ULTRA, LARGE CAP VALUE, MID CAP GROWTH, SMALL CAP CORE, SMALL CAP GROWTH, SMALL CAP VALUE, SMALL/MID CAP VALUE AND TAX MANAGED EQUITY FUNDS


----------------------------------------------------------------------------
                                                                DEALERS'
                        SALES CHARGE AS   AS A % OF NET       REALLOWANCE
If your                 A % OF OFFERING    ASSET VALUE     AS A % OF OFFERING
Investment is:          PRICE PER SHARE     PER SHARE        PRICE PER SHARE
----------------------------------------------------------------------------


Less than $25,000            5.50             5.82                5.00
----------------------------------------------------------------------------
$25,000 but less
   than $50,000              5.25             5.54                4.75
----------------------------------------------------------------------------
$50,000 but less
   than $100,000             4.75             4.99                4.25
----------------------------------------------------------------------------
$100,000 but less
   than $250,000             3.75             3.90                3.25
----------------------------------------------------------------------------
$250,000 but less
   than $500,000             3.00             3.09                2.50
----------------------------------------------------------------------------
$500,000 but less
   than $1,000,000           2.00             2.04                1.50
----------------------------------------------------------------------------
$1,000,000 or more           0.00             0.00                0.00
----------------------------------------------------------------------------


AGGRESSIVE ALLOCATION, BALANCED ALLOCATION, CONSERVATIVE ALLOCATION, BOND, GNMA, INTERMEDIATE BOND, TOTAL RETURN ADVANTAGE, U.S. GOVERNMENT INCOME, MICHIGAN MUNICIPAL BOND AND NATIONAL TAX EXEMPT BOND FUNDS

----------------------------------------------------------------------------
                                                                DEALERS'
                       SALES CHARGE AS AS   A % OF NET        REALLOWANCE
If your                 A % OF OFFERING    ASSET VALUE     AS A % OF OFFERING
Investment is:          PRICE PER SHARE     PER SHARE        PRICE PER SHARE
----------------------------------------------------------------------------


Less than $50,000            4.75             4.99                4.25
----------------------------------------------------------------------------
$50,000 but less
   than $100,000             4.00             4.17                3.50
----------------------------------------------------------------------------
$100,000 but less
   than $250,000             3.75             3.90                3.25
----------------------------------------------------------------------------
$250,000 but less
   than $500,000             2.50             2.56                2.00
----------------------------------------------------------------------------
$500,000 but less
   than $1,000,000           2.00             2.04                1.50
----------------------------------------------------------------------------
$1,000,000 or more           0.00             0.00                0.00
----------------------------------------------------------------------------

LIMITED MATURITY BOND AND ULTRA SHORT BOND FUNDS


----------------------------------------------------------------------------
                                                                DEALERS'
                       SALES CHARGE AS AS   A % OF NET        REALLOWANCE
If your                 A % OF OFFERING    ASSET VALUE     AS A % OF OFFERING
Investment is:          PRICE PER SHARE     PER SHARE        PRICE PER SHARE
----------------------------------------------------------------------------


Less than $100,000           2.75             2.83                2.25
----------------------------------------------------------------------------
$100,000 but less
   than $250,000             1.75             1.78                1.25
----------------------------------------------------------------------------
$250,000 but less
   than $500,000             1.00             1.01                0.50
----------------------------------------------------------------------------
$500,000 but less
   than $1,000,000           0.50             0.50                0.00
----------------------------------------------------------------------------
$1,000,000 or more           0.00             0.00                0.00
----------------------------------------------------------------------------


S&P 500 INDEX FUND

----------------------------------------------------------------------------
                                                                DEALERS'
                       SALES CHARGE AS AS   A % OF NET        REALLOWANCE
If your                 A % OF OFFERING    ASSET VALUE     AS A % OF OFFERING
Investment is:          PRICE PER SHARE     PER SHARE        PRICE PER SHARE
----------------------------------------------------------------------------


Less than $100,000           3.75             3.90                3.25
----------------------------------------------------------------------------
$100,000 but less
   than $250,000             2.75             2.83                2.25
----------------------------------------------------------------------------
$250,000 but less
   than $500,000             2.00             2.04                1.50
----------------------------------------------------------------------------
$500,000 but less
   than $1,000,000           1.25             1.27                0.75
----------------------------------------------------------------------------
$1,000,000 or more           0.00             0.00                0.00
----------------------------------------------------------------------------


OHIO TAX EXEMPT BOND AND PENNSYLVANIA MUNICIPAL BOND FUNDS

----------------------------------------------------------------------------
                                                                DEALERS'
                       SALES CHARGE AS AS   A % OF NET        REALLOWANCE
If your                 A % OF OFFERING    ASSET VALUE     AS A % OF OFFERING
Investment is:          PRICE PER SHARE     PER SHARE        PRICE PER SHARE
----------------------------------------------------------------------------


Less than $100,000           3.00             3.09                2.50
----------------------------------------------------------------------------
$100,000 but less
   than $250,000             2.00             2.04                1.50
----------------------------------------------------------------------------
$250,000 but less
   than $500,000             1.50             1.52                1.00
----------------------------------------------------------------------------
$500,000 but less
   than $1,000,000           1.00             1.01                0.50
----------------------------------------------------------------------------
$1,000,000 or more           0.00             0.00                0.00
----------------------------------------------------------------------------


There is no front-end sales charge on purchases of Class A Shares of $1,000,000 or more. However, if you redeem the shares within one year after the purchase date, a sales charge of 1.00% of the amount redeemed will be assessed against your account.

WAIVER OF FRONT-END SALES CHARGE - CLASS A SHARES

The front-end sales charge will be waived on Class A Shares purchased:

     o by Trustees and Officers of Armada and their immediate families (spouse, parents, siblings, children and grandchildren);

     o by directors and retired directors of National City Corporation (NCC) or any of its affiliates and their immediate families, employees and retired employees of NCC or any of its affiliates and their immediate families and participants in employee benefit/ retirement plans of NCC or any of its affiliates and their immediate families;

     o by officers, directors, employees and retirees of Boston Financial Data Services, Inc. and members of their immediate families;

     o by direct transfer or rollover from a qualified plan for which affiliates of NCC serve as trustee or agent (or certain institutions having relationships with affiliates of NCC);

     o by investors purchasing through payroll deduction, investors in Armada Plus account through NCC's Retirement Plan Services or investors investing through "one stop" networks;

     o by orders placed by qualified broker-dealers, investment advisers or financial planners who charge a management fee for their services and place trades for their own account or accounts of clients;

     o through certain broker-dealers who have agreed to provide certain services with respect to shares of the Funds, including Charles Schwab Mutual Fund Marketplace.(TM) Check with your broker-dealer to see if you qualify for this exemption;


     o by direct rollover from an Armada Plus Retirement Plan or Armada SIMPLE IRA; and

     o by individuals purchasing shares with redemption proceeds (made within the previous 90 days) of another mutual fund where a sales charge has previously been assessed. Proof of the date of redemption will be required.

REPURCHASE OF CLASS A SHARES


You may repurchase any amount of Class A Shares of any Fund at NAV without the normal front-end sales charge, up to the limit of the value of any amount of Class A Shares (other than those which were purchased with reinvested dividends and distributions) that you redeemed within the past 180 days. In effect, this allows you to reacquire shares that you may have had to redeem, without paying another front-end sales charge. To exercise this privilege, Armada must receive your purchase order within 180 days of your redemption. IN ADDITION, YOU MUST NOTIFY ARMADA WHEN YOU SEND IN YOUR PURCHASE ORDER THAT YOU ARE REPURCHASING SHARES AND WOULD LIKE TO EXERCISE THIS OPTION.


REDUCED SALES CHARGES - CLASS A SHARES

RIGHTS OF ACCUMULATION. In calculating the appropriate sales charge rate, this right allows you to add the value of the Class A Shares you already own to the amount that you are currently purchasing. Armada will combine the value of your current purchases with the current value of any Class A Shares you purchased previously for:

         (i)   your account;
         (ii)  your spouse's account;
         (iii) a joint account with your spouse; or
         (iv)  your minor children's trust or custodial accounts.

A fiduciary purchasing shares for the same fiduciary account, trust or estate may also use this right of accumulation. Armada will only consider the value of Class A Shares purchased previously that were sold subject to a sales charge. TO BE ENTITLED TO A REDUCED SALES CHARGE BASED ON SHARES ALREADY OWNED, YOU MUST ASK US FOR THE REDUCTION AT THE TIME OF PURCHASE. You must provide Armada with your account number(s) and, if applicable, the account numbers for your spouse and/or children (and provide the children's ages). Armada may amend or terminate this right of accumulation at any time.

LETTER OF INTENT. You may purchase Class A Shares at the sales charge rate applicable to the total amount of the purchases you intend to make over a 13-month period. In other words, a Letter of Intent allows you to purchase Class A Shares of a Fund over a 13-month period and receive the same sales charge as if you had purchased all the shares at the same time. Armada will only consider the value of Class A Shares sold subject to a sales charge. As a result, Class A Shares purchased with dividends or distributions will not be included in the calculation. To be entitled to a reduced sales charge based on shares you intend to purchase over the 13-month period, you must send Armada a Letter of Intent. In calculating the total amount of purchases you may include in your letter purchases made up to 90 days before the date of the Letter. The 13-month period begins on the date of the first purchase, including those purchases made in the 90-day period before the date of the Letter. Please note that the purchase price of these prior purchases will not be adjusted.

The Letter authorizes Armada to hold in escrow 4% of the total amount you intend to purchase. If you do not complete the total intended purchase at the end of the 13-month period or you redeem the entire amount within one year from the date on which the total intended purchase was completed, Armada's transfer agent will redeem the necessary portion of the escrowed shares to make up the difference between the reduced rate sales charge (based on the amount you intended to purchase) and the sales charge that would normally apply (based on the actual amount you purchased).

COMBINED PURCHASE/QUANTITY DISCOUNT PRIVILEGE. When calculating the appropriate sales charge rate, Armada will combine same day purchases of Class A Shares (that are subject to a sales charge) made by you, your spouse and your minor children (under age 21). This combination also applies to Class A Shares you purchase with a Letter of Intent. You MUST NOTIFY ARMADA OF THE PURCHASES THAT QUALIFY FOR THIS DISCOUNT.

CONTINGENT DEFERRED SALES CHARGES -
         CLASS B SHARES AND CLASS C SHARES


You do not pay a sales charge when you purchase Class B Shares and Class C Shares. The offering price of Class B Shares and Class C Shares is simply the next calculated NAV. But if you sell your Class B Shares within five years after your purchase or your Class H Shares within 18 months after your purchase, you will pay a contingent deferred sales charge as described in the table that follows for Class B Shares or 1.00% for Class C Shares on either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after the Fund receives your sale request in good order, whichever is less. Good order means that complete information is provided for your sale request. The sales charge does not apply to shares you purchase through reinvestment of dividends or distributions, so you never pay a deferred sales charge on any increase in your investment above the initial offering price. The sales charge does not apply to exchanges of Class B Shares for Class B Shares or to exchanges of Class C Shares for Class C Shares of another Armada Fund. After eight years, your Class B Shares are converted to Class A Shares. There is no conversion feature for Class C Shares.


--------------------------------------------------------------------------------
                                                CLASS B SHARES
                             CONTINGENT DEFERRED SALES CHARGE AS A PERCENTAGE OF
YEARS SINCE PURCHASE                    DOLLAR AMOUNT SUBJECT TO CHARGE
--------------------------------------------------------------------------------

FIRST                                                5.0%
SECOND                                               5.0%
THIRD                                                4.0%
FOURTH                                               3.0%
FIFTH                                                2.0%
SIXTH                                                NONE
SEVENTH                                              NONE
EIGHTH                                               NONE



When an investor redeems Class B or Class C Shares, they are redeemed first from those Class B or Class C Shares that are not subject to the deferred sales load (i.e., Class B Shares or Class C Shares that were acquired through reinvestment of dividends or capital gain distributions) and thereafter, unless otherwise designated by the shareholder, from the Class B Shares or Class C Shares that have been held the longest.


The contingent deferred sales charge will be waived if you sell your Class B Shares or Class C Shares for the following reasons:

o  redemptions following the death or disability of a shareholder;

o redemptions representing a minimum required distribution from an IRA or a custodial account to a shareholder who has reached 70 1/2years of age;

o minimum required distributions from an IRA or a custodial account to a shareholder who has died or become disabled;

o redemptions by participants in a qualified plan for retirement loans, financial hardship, certain participant expenses and redemptions due to termination of employment with the plan sponsor;

o  redemptions by a settlor of a living trust;

o redemptions effected pursuant to the Fund's right to liquidate a shareholder's account if the value of shares held in the account is less than the minimum account size;

o  return of excess contributions;

o redemptions following the death or disability of both shareholders in the case of joint accounts;


o exchanges of Class B Shares for Class B Shares or Class C Shares for Class C Shares of another Armada Fund;


o distributions of less than 10% of the annual account value under a Systematic Withdrawal Plan;


o exchange of Class B Shares or Class C Shares for Class I Shares of the same Fund by a financial institution on behalf of its customers who beneficially own such shares through a fiduciary account; and

o redemptions by participants in a qualified plan who transfer funds from an Armada Fund to a non-Armada Fund available through the plan.


 GENERAL INFORMATION ABOUT SALES CHARGES

Your securities dealer is paid a commission when you buy Class A Shares or Class C Shares. When you buy Class A Shares, your securities dealer is also paid a servicing fee immediately. When you buy Class B Shares or Class C Shares, your securities dealer receives a servicing fee after 12 months and then as long as you hold your shares. Your securities dealer or servicing agent may receive different levels of compensation depending on which class of shares you buy.

From time to time, some financial institutions may be reallowed up to the entire sales charge. Firms that receive a reallowance of the entire sales charge may be considered underwriters for the purpose of federal securities law.

HOW TO SELL YOUR FUND SHARES


Shareholders may sell shares by following the procedures established when they opened their account or accounts.


INTERNET
WWW.ARMADAFUNDS.COM
The minimum amount for Internet redemption is $100. You may arrange for participation in a Systematic Withdrawal Plan (see below for more information). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).


TELEPHONE
1-800-622-FUND (3863)
Call with your account name, number, and amount of redemption (minimum amount is $100). Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 85 "How to Purchase Fund Shares").

SYSTEMATIC WITHDRAWAL PLAN
If you have at least $1,000 in your account, you may use the Systematic Withdrawal Plan. Under the plan you may arrange periodic automatic withdrawals of at least $100 from any Fund. There will be no deferred sales charge on systematic withdrawals made on Class B Shares and Class C Shares, as long as the amounts withdrawn do not exceed 10% annually of the account balance. The proceeds of each withdrawal will be mailed to you by check or, if you have a checking or savings account with a bank, via electronic transfer to your account. Participation in this program can be arranged when completing an account application or an Account Change Form, via the Internet, or calling our Investor Services line.

FINANCIAL INTERMEDIARY
Contact your financial consultant, broker or institution to redeem your shares. Your financial consultant, broker or institution may charge a fee for its services, in addition to the fees charged by Armada.


RECEIVING YOUR MONEY

If you would like the proceeds of your redemption to be sent to an address or made payable to a payee other than the information we have on record, or if you wish to sell $100,000 or more of your shares, please notify Armada in writing and include a signature guaranteed by a bank or other financial institution (a notarized signature is not sufficient).


The sale price of each share for redemption requests received in good order by Armada will be the next NAV determined less, in the case of Class B Shares and Class C Shares, any applicable deferred sales charge. See "Contingent Deferred Sales Charges - Class B Shares and Class C Shares" on page 88 for information concerning the application of contingent deferred sales charges.

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Your proceeds can be wired to your bank account or sent to you by check. Armada does not charge a fee to wire your funds; however, your institution may charge a fee.


IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE). IF YOU RECENTLY CHANGED YOUR ADDRESS, YOU WILL NOT BE ABLE TO REDEEM YOUR SHARES WITHIN 10 DAYS AFTER THE CHANGE WITHOUT A SIGNATURE GUARANTEE.

REDEMPTIONS IN KIND

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of a Fund's remaining shareholders), we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption. The Armada Tax Managed Equity Fund may fund redemptions of $1 million or more with appreciated securities rather than cash.

INVOLUNTARY SALE OF YOUR SHARES

If your account balance drops below $500 because of redemptions, you may be required to sell your shares. But, we will always give you at least 60 days' written notice to give you time to add to your account and avoid the sale of your shares.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Armada may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or


(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Armada of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Armada to determine the fair market value of its net assets.


HOW TO EXCHANGE YOUR SHARES


You may exchange your shares of a Fund for the same class of shares of another Armada Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Armada's transfer agent is 4:00 p.m. Eastern Time.


INTERNET
WWW.ARMADAFUNDS.COM
You may exchange your shares through the Internet. The minimum amount for Internet exchange into a new fund is $500. You may arrange for participation in a Systematic Exchange Plan (see Systematic Exchange Plan below for more information). To authorize this service, please call 1-800-622-FUND (3863) or visit our Forms Center online to obtain an Account Change Form.

TELEPHONE
1-800-622-FUND (3863)
Call with your account name, number, and amount of exchange into an existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).


SYSTEMATIC EXCHANGE PROGRAM
You may exchange shares of an Armada Money Market Fund for any other Armada Fund of the same class automatically, at periodic intervals. If you would like to enter a program concerning Class B Shares or Class C Shares, you must exchange them within either six or twelve months from the date of purchase. The minimum exchange amount is $50.

MAIL
Indicate which existing fund you would like to transfer to (you may only exchange within the same share class) and mail to the following address:

         Armada Funds
         P.O. Box 8421
         Boston, MA 02266-8421
For overnight delivery mail to:
         Boston Financial Data Services
         Attn: Armada Funds
         66 Brooks Drive
         Braintree, MA 02184
The minimum exchange amount is $500.

FINANCIAL INTERMEDIARY

Contact your financial consultant, broker or institution. Your financial consultant, broker or institution may charge a fee for its services.


IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).


The exchange privilege is a convenient way to respond to changes in investment goals or in market conditions. This privilege is not designed for market-timing (switching money into investments in anticipation of rising prices or taking money out in anticipation of the market falling). As money is shifted in and out, a Fund incurs expenses for buying and selling securities. These costs are borne by all Fund shareholders, including the long-term investors who do not generate the costs. Therefore, Armada discourages short-term trading by, among other things, limiting the number of exchanges to one exchange every two months.

Armada may contact a shareholder who exceeds the limit and, if a market-timing pattern continues, management of Armada may revoke the shareholder's privilege to purchase shares of a Fund through exchanges.


Management of Armada reserves the right to limit, amend or impose charges upon, terminate or otherwise modify the exchange privilege. You will be provided 60 days' notice before any material change to the exchange privilege is made. Any modification to the exchange privilege will not otherwise affect your right to redeem shares.

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.

CLASS A SHARES

You may exchange Class A Shares of any Armada Fund for Class A Shares of any other Armada Fund. If you exchange shares that you purchased without a sales charge or with a lower sales charge into an Armada Fund with a sales charge or with a higher sales charge, the exchange is subject to an incremental sales charge equal to the difference between the lower and higher applicable sales charges. If you exchange shares into an Armada Fund with the same, lower or no sales charge, there is no incremental sales charge for the exchange in this manner.

CLASS B SHARES

You may exchange Class B Shares of any Armada Fund for Class B Shares of any other Armada Fund. No contingent deferred sales charge is imposed on redemptions of shares you acquire in an exchange, provided you hold your shares for at least five years from your initial purchase.

CLASS C SHARES

You may exchange Class C Shares of any Armada Fund for Class C Shares of any other Armada Fund. No contingent deferred sales charge is imposed on redemptions of shares you acquire in an exchange in this manner, provided you hold your shares for at least 18 months from your initial purchase.

TELEPHONE AND INTERNET TRANSACTIONS

Purchasing, selling and exchanging Fund shares over the telephone or via the Internet is extremely convenient, but not without risk. Although Armada has certain safeguards and procedures to confirm the authenticity of instructions, Armada is not responsible for any losses or costs incurred by following telephone or Internet instructions we reasonably believe to be genuine. If you or your financial institution transact with Armada over the telephone or via the Internet, you will generally bear the risk of any loss, provided Armada has followed reasonable procedures to confirm the authenticity of instructions.


SYSTEMATIC EXCHANGE PROGRAM AVAILABLE TO CLASS A, B AND C SHARES


Because purchases of Class A Shares of Funds may be subject to an initial sales charge, it may be beneficial for you to execute a Letter of Intent indicating an intent to purchase Class A Shares in connection with this program.

If you would like to enter a systematic exchange program concerning Class B or Class C Shares you must exchange them within either six or twelve months from the date of purchase.

You may arrange for participation in this program via the Internet at WWW.ARMADAFUNDS.COM, by calling 1-800-622-FUND (3863) or by completing an account application.

CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Armada to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Armada. To the extent permitted by applicable law, Armada reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES


Each Fund has adopted separate distribution plans with respect to Class A Shares, Class B Shares and Class C Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allow each Fund to pay distribution fees for the sale and distribution of its shares.

Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.

Each Fund is permitted to pay up to 0.10% as a percentage of average daily net assets for distribution fees on Class A Shares. However, actual distribution fees for Class A Shares are expected to be no more than: (i) 0.005% with respect to the S&P 500 Index Fund; (ii) 0.025% for the Small Cap Value Fund; (iii) 0.02% with respect to the Small/Mid Cap Value Fund and Ultra Short Bond Fund; and (iv) 0.05% with respect to each other Fund.


Distribution fees for Class B Shares and Class C Shares, as a percentage of average daily net assets, are as follows: (i) 0.65% with respect to the Aggressive Allocation and Conservative Allocation Funds; and (ii) 0.75% with respect to each other Fund.


Each Fund also has adopted a shareholder services plan that permits the Fund to use its assets to pay for services provided by financial institutions to their customers who hold Class A Shares, Class B Shares or Class C Shares of the Fund. Such services include, but are not limited to, processing purchase and redemption orders, processing dividend payments and maintaining customer account records. Each Fund may pay these institutions up to 0.25% of the average daily net assets attributable to Class A Shares, Class B Shares or Class C Shares for these shareholder services.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.


DIVIDENDS AND TAXES

The following Funds distribute income at least annually:

         Armada International Equity Fund
         Armada Small Cap Growth Fund
         Armada Small Cap Value Fund
         Armada Small/Mid Cap Value Fund

The following Funds distribute income quarterly:


         Armada Large Cap Core Equity Fund
         Armada Large Cap Growth Fund
         Armada Large Cap Ultra Fund
         Armada Large Cap Value Fund
         Armada Mid Cap Growth Fund
         Armada S&P 500 Index Fund
         Armada Small Cap Core Fund
         Armada Tax Managed Equity Fund

         Armada Aggressive Allocation Fund
         Armada Balanced Allocation Fund

The following Funds distribute income monthly:


         Armada Conservative Allocation Fund
         Armada Bond Fund
         Armada GNMA Fund
         Armada Intermediate Bond Fund
         Armada Limited Maturity Bond Fund
         Armada Total Return Advantage Fund
         Armada Ultra Short Bond Fund
         Armada U.S. Government Income Fund
         Armada Michigan Municipal Bond Fund
         Armada National Tax Exempt Bond Fund
         Armada Ohio Tax Exempt Bond Fund
         Armada Pennsylvania Municipal Bond Fund

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive a distribution.

You will receive distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at WWW.ARMADAFUNDS.COM, or by notifying Armada in writing prior to the date of the distribution. Your election will be effective for distributions paid the next day if done through the Internet or after Armada receives your written notice.


FEDERAL TAXES


Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Certain other distributions paid by the Funds to individual shareholders may also be taxable to you as long-term capital gain, subject to certain requirements. In general, if 95% or more of the gross income of a Fund (other than net capital gain) consists of dividends received from domestic corporations or "qualified" foreign corporations ("qualifying dividends"), then all distributions paid by the Fund to individual shareholders will be taxed at long-term capital gains rates. However, if less than 95% of the gross income of a Fund (other than net capital gain) consists of qualifying dividends, then distributions paid by the Fund to individual shareholders will be qualifying dividends only to the extent they are derived from qualifying dividends earned by the Fund. The amount of a Fund's distributions that are qualifying dividends may be reduced as a result of a Fund's securities lending activities. This is because any dividends paid on securities while on loan will not be deemed to have been received by a Fund, and the equivalent amount paid to the Fund by the borrower of the securities will not be deemed to be a qualifying dividend. In general, long-term capital gains and dividends are taxed at a maximum rate of 15%. Fund distributions (other than exempt-interest dividends discussed below) attributable to short-term capital gains and ordinary income will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.


In selecting portfolio securities to be sold, the Funds generally use tax management techniques that are intended to minimize capital gains and enhance after-tax returns.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."


You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.


The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that the Armada International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Armada International Equity Fund may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.


The Armada Michigan Municipal Bond Fund, Armada National Tax Exempt Bond Fund, Armada Ohio Tax Exempt Bond Fund, and Armada Pennsylvania Municipal Bond Fund (the "Tax Free Bond Funds") anticipate that substantially all of their income dividends will be attributable to "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Interest on indebtedness incurred by a shareholder to purchase or carry shares of any Tax Free Bond Fund generally will not be deductible for federal income tax purposes.


You should note that a portion of the exempt-interest dividends paid by the Tax Free Bond Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES


You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. The Armada Michigan Municipal Bond Fund intends to distribute income that is exempt from Michigan income taxes. The Armada Ohio Tax Exempt Bond Fund intends to distribute income that is exempt from Ohio personal income taxes. The Armada Pennsylvania Municipal Bond Fund intends to distribute income that is exempt from Pennsylvania personal income taxes. You should consult your tax adviser regarding the tax status of distributions in your state and locality.


MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS


The tables that follow present performance information about Class A Shares, Class B Shares and Class C Shares of each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's or share class' operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.

Except as stated otherwise below, the financial highlights have been audited by Ernst & Young LLP, independent auditors, whose report, along with each Fund's financial statements, is included in the annual report dated May 31, 2003 and is incorporated by reference into the Statement of Additional Information.

In June 2000, the Parkstone Large Capitalization, Mid Capitalization Funds, Bond, U.S. Government Income, and Michigan Municipal Bond were reorganized into the Armada Large Cap Ultra, Mid Cap Growth, Bond, U.S. Government Income, and Michigan Municipal Bond Funds, respectively. In connection with this reorganization, each of these Armada Funds adopted the financial highlights, financial statements and performance history of its corresponding acquired Parkstone Fund. The Financial Highlights for these Funds for the fiscal year ended May 31, 1999 were audited by the former independent auditors to The Parkstone Group of Funds.

No financial highlights are presented for the Small Cap Core Fund because the Fund was not in operation during the last fiscal year.

No financial highlights are presented for Class B Shares of the Small/Mid Cap Value, Ultra Short Bond and Pennsylvania Municipal Bond Funds because Class B Shares of these Funds had not yet commenced operations as of May 31, 2003. No financial highlights are presented for Class C Shares of the Small/Mid Cap Value and Ultra Short Bond Funds because Class C Shares of the Funds had not yet commenced operations as of May 31, 2003.

You can obtain the Funds' annual report, which contains more performance information, at no charge by calling 1-800-622-FUND (3863).

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated





                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
INTERNATIONAL EQUITY FUND
CLASS A
2003                  $9.68   $0.10 1     $(1.79)     $(0.02)   $(0.00)     $7.97    (17.49)%  $32,345      1.63%        0.81%
2002                  10.81    0.041       (1.16)      (0.01)    (0.00)      9.68    (10.35)    12,143      1.59         0.38
2001                  14.97   (0.01) 1     (3.15)      (0.00)    (1.00)     10.81    (22.88)    15,390      1.70        (0.04)
2000                  10.87   (0.03)        4.21       (0.01)    (0.07)     14.97     38.50      3,618      1.68        (0.19)
1999                  10.82   (0.01)        0.10       (0.04)    (0.00)     10.87      0.84      1,127      1.68        (0.13)

CLASS B
2003                  $9.46   $0.01 1      $(1.70)    $(0.00)   $(0.00)     $7.77    (17.87)%   $1,944      2.34%        0.10%
2002                  10.62   (0.04) 1     (1.12)      (0.00)    (0.00)      9.46    (10.92)     3,209      2.30        (0.33)
2001                  14.83   (0.10) 1     (3.11)      (0.00)    (1.00)     10.62    (23.47)     5,317      2.41        (0.75)
2000                  10.83   (0.10)        4.17       (0.00)    (0.07)     14.83     37.61        623      2.39        (0.90)
1999                  10.83   (0.07)        0.08       (0.01)    (0.00)     10.83      0.10         42      2.39        (0.84)

CLASS C
2003                  $9.46   $0.01 1     $(1.70)     $(0.00)   $(0.00)     $7.77    (17.87)%     $413      2.34%        0.10%
2002                  10.63   (0.03) 1     (1.14)      (0.00)    (0.00)      9.46    (11.01)       565      2.30        (0.33)
2001                  14.83   (0.10) 1     (3.10)      (0.00)    (1.00)     10.63    (23.40)       364      2.41        (0.75)
2000 2                15.37   (0.04)       (0.50)      (0.00)    (0.00)     14.83     (3.51)       165      2.39        (0.90)

LARGE CAP CORE EQUITY FUND
CLASS A
2003                 $10.77   $0.08 1     $(1.29)     $(0.07)   $(0.00)     $9.49    (11.22)%   $4,703      1.21%        0.83%
2002                  12.16    0.02 1      (1.13)      (0.02)    (0.26)     10.77     (9.19)     3,313      1.22         0.22
2001                  14.80   (0.02)       (0.70)      (0.00)    (1.92)     12.16     (5.91)     3,987      1.24        (0.17)
2000                  13.71   (0.00)        1.62       (0.00)    (0.53)     14.80     11.98      4,146      1.25        (0.22)
1999                  11.34   (0.05) 1      2.93       (0.00)    (0.51)     13.71     25.78      1,731      1.23        (0.40)

CLASS B
2003                  $10.48  $0.01 1     $(1.26)     $(0.01)   $(0.00)     $9.22    (11.79)%   $1,699      1.92%        0.12%
2002                  11.91   (0.05) 1     (1.12)      (0.00)    (0.26)     10.48     (9.87)     2,013      1.93        (0.49)
2001                  14.62   (0.06)       (0.73)      (0.00)    (1.92)     11.91     (6.49)     2,052      1.94        (0.87)
2000                  13.63   (0.07)        1.59       (0.00)    (0.53)     14.62     11.31      1,840      1.96        (0.93)
1999                  11.33   (0.16) 1      2.97       (0.00)    (0.51)     13.63     25.17      1,106      1.94        (1.11)

CLASS C
2003                  $10.48  $0.01 1     $(1.25)     $(0.01)   $(0.00)     $9.23    (11.68)%     $516      1.92%        0.12%
2002                  11.92   (0.04) 1     (1.14)      (0.00)    (0.26)     10.48     (9.94)       499      1.93        (0.49)
2001                  14.63   (0.06)       (0.73)      (0.00)    (1.92)     11.92     (6.48)        50      1.94        (0.87)
2000 3                14.55   (0.05)        0.13       (0.00)    (0.00)     14.63      0.55          2       1.96       (0.93)


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
INTERNATIONAL EQUITY FUND
CLASS A
2003                   1.63%          0.81%      90%
2002                   1.59           0.38       63
2001                   1.75          (0.09)     161
2000                   1.74          (0.25)     124
1999                   1.68          (0.13)      78

CLASS B
2003                   2.34%          0.10%      90%
2002                   2.30          (0.33)      63
2001                   2.46          (0.80)     161
2000                   2.45          (0.96)     124
1999                   2.39          (0.84)      78

CLASS C
2003                   2.34%          0.10%      90%
2002                   2.30          (0.33)      63
2001                   2.46          (0.80)     161
2000 2                 2.45          (0.96)     124

LARGE CAP CORE EQUITY FUND
CLASS A
2003                   1.21%          0.83%      68%
2002                   1.22           0.22      112
2001                   1.29          (0.22)      34
2000                   1.31          (0.28)      37
1999                   1.23          (0.40)      43

CLASS B
2003                   1.92%          0.12%      68%
2002                   1.93          (0.49)     112
2001                   1.94          (0.87)      34
2000                   1.96          (0.93)      37
1999                   1.94          (1.11)      43

CLASS C
2003                   1.92%          0.12%      68%
2002                   1.93          (0.49)     112
2001                   1.94          (0.87)      34
2000 3                 1.96          (0.93)      37

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) International Equity Fund Class C commenced operations on January 5, 2000. All ratios for the period have been annualized.
(3) Large Cap Core Equity Fund Class C commenced operations on January 20, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
LARGE CAP GROWTH FUND
CLASS A
2003                 $19.34   $0.02 1     $(2.39)     $(0.02)   $(0.00)    $16.95    (12.26)% $136,358      1.17%        0.10%
2002                  24.17   (0.04) 1     (4.58)      (0.00)    (0.21)     19.34    (19.23)   103,258      1.17        (0.20)
2001                  28.76   (0.07) 1     (3.40)      (0.00)    (1.12)     24.17    (12.53)   139,717      1.18        (0.28)
2000                  24.55   (0.06) 1      4.53       (0.00)    (0.26)     28.76     18.22    180,000      1.15        (0.24)
1999                  21.35   (0.09) 1      4.28       (0.00)    (0.99)     24.55     19.88    156,356      1.17        (0.36)

CLASS B
2003                 $18.81  $(0.09) 1    $(2.34)     $(0.00)   $(0.00)    $16.38    (12.92)%   $3,363      1.88%       (0.61)%
2002                  23.67   (0.19) 1     (4.46)      (0.00)    (0.21)     18.81    (19.77)     2,972      1.88        (0.91)
2001                  28.37   (0.26) 1     (3.32)      (0.00)    (1.12)     23.67    (13.10)     3,770      1.88        (0.98)
2000                  24.33   (0.26) 1      4.56       (0.00)    (0.26)     28.37     17.68      3,713      1.86        (0.95)
1999                  21.28   (0.27) 1      4.31       (0.00)    (0.99)     24.33     19.22      1,400      1.88        (1.07)

CLASS C
2003                 $18.82  $(0.09) 1    $(2.33)     $(0.00)   $(0.00)    $16.40    (12.91)%    $576       1.88%       (0.61)%
2002                  23.69   (0.19) 1     (4.47)      (0.00)    (0.21)     18.82    (19.79)      654       1.88        (0.91)%
2001                  28.38   (0.26) 1     (3.31)      (0.00)    (1.12)     23.69    (13.06)      436       1.88        (0.98)
2000 2                28.04   (0.08) 1      0.42       (0.00)    (0.00)     28.38      1.21       263       1.86        (0.95)

LARGE CAP ULTRA FUND
CLASS A
2003                  $9.21  $(0.02) 1    $(1.20)     $(0.00)   $(0.00)     $7.99    (13.25)%   $6,624      1.28%       (0.32)%
2002                  12.45   (0.06) 1     (3.18)      (0.00)    (0.00)      9.21    (26.02)     7,601      1.25        (0.53)
2001                  19.81   (0.10) 1     (4.67)      (0.00)    (2.59)     12.45    (26.36)    13,114      1.22        (0.61)
2000                  19.67   (0.06)        4.98       (0.00)    (4.78)     19.81     26.66     21,550      1.30        (0.61)
1999                  16.19   (0.11)        3.89       (0.00)    (0.30)     19.67     23.42     24,513      1.35        (0.59)

CLASS B
2003                  $8.68  $(0.07) 1    $(1.12)     $(0.00)   $(0.00)     $7.49    (13.82)%   $3,475      1.99%       (1.03)%
2002                  11.82   (0.13) 1     (3.01)      (0.00)    (0.00)      8.68    (26.57)     5,452      1.96        (1.24)
2001                  19.08   (0.21) 1     (4.46)      (0.00)    (2.59)     11.82    (26.88)    10,123      1.93        (1.32)
2000                  19.21   (0.13)        4.78       (0.00)    (4.78)     19.08     25.81     15,770      2.05        (1.36)
1999                  15.95   (0.23)        3.79       (0.00)    (0.30)     19.21     22.38     14,128      2.10        (1.33)

CLASS C
2003                  $8.74  $(0.07) 1    $(1.14)     $(0.00)   $(0.00)     $7.53    (13.85)%     $290      1.99%       (1.03)%
2002                  11.89   (0.12) 1     (3.03)      (0.00)    (0.00)      8.74    (26.49)       320      1.96        (1.24)
2001 3                20.22   (0.17) 1     (5.57)      (0.00)    (2.59)     11.89    (30.66)       123      1.93        (1.32)



                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
LARGE CAP GROWTH FUND
CLASS A
2003                     1.17%      0.10%        65%
2002                     1.17      (0.20)        52
2001                     1.23      (0.33)        18
2000                     1.21      (0.30)        25
1999                     1.17      (0.36)        57

CLASS B
2003                     1.88%     (0.61)%       65%
2002                     1.88      (0.91)        52
2001                     1.88      (0.98)        18
2000                     1.86      (0.95)        25
1999                     1.88      (1.07)        57

CLASS C
2003                     1.88%     (0.61)%      65%
2002                     1.88      (0.91)        52
2001                     1.88      (0.98)        18
2000 2                   1.86      (0.95)        25

LARGE CAP ULTRA FUND
CLASS A
2003                     1.28%     (0.32)%       57%
2002                     1.25      (0.53)        50
2001                     1.27      (0.66)       102
2000                     1.30      (0.61)        82
1999                     1.35      (0.59)        51

CLASS B
2003                     1.99%     (1.03)%       57%
2002                     1.96      (1.24)        50
2001                     1.93      (1.32)       102
2000                     2.05      (1.36)        82
1999                     2.09      (1.34)        51

CLASS C
2003                     1.99%     (1.03)%       57%
2002                     1.96      (1.24)        50
2001 3                   1.93      (1.32)       102

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Large Cap Growth Fund Class C commenced operations on January 27, 2000. All ratios for the period have been annualized.
(3) Large Cap Ultra Fund Class C commenced operations on June 15, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
LARGE CAP VALUE FUND
CLASS A
2003                 $15.80   $0.19 1     $(1.75)     $(0.18)   $(0.03)    $14.03     (9.78)%  $34,207      1.18%        1.37%
2002                  17.36    0.15 1      (0.88)      (0.15)    (0.68)     15.80     (4.10)    39,511      1.17         0.90
2001                  16.00    0.21         1.71       (0.24)    (0.32)     17.36     12.42     43,511      1.22         1.29
2000                  18.79    0.30        (1.87)      (0.31)    (0.91)     16.00     (8.30)     9,070      1.17         1.82
1999                  17.51    0.21         1.55       (0.23)    (0.25)     18.79     10.40     11,075      1.18         1.82

CLASS B
2003                 $15.73   $0.09 1     $(1.74)     $(0.08)   $(0.03)    $13.97    (10.45)%   $7,022      1.89%        0.66%
2002                  17.29    0.03 1      (0.88)      (0.03)    (0.68)     15.73     (4.81)     9,521      1.88         0.19
2001                  15.93    0.09         1.72       (0.13)    (0.32)     17.29     11.69%    12,458      1.92         0.59
2000                  18.69    0.19        (1.84)      (0.20)    (0.91)     15.93     (8.77)     1,357      1.88         1.11
1999                  17.54    0.17         1.39       (0.16)    (0.25)     18.69      9.14        997      1.89         1.11
CLASS C

2003                 $15.70    $0.10 1    $(1.74)     $(0.09)   $(0.03)    $13.94    (10.42)%     $305      1.89%        0.66%
2002                  17.27     0.04 1     (0.88)      (0.05)    (0.68)     15.70     (4.77)       341      1.88         0.19
2001                  15.93     0.09        1.72       (0.15)    (0.32)     17.27     11.67        187      1.93         0.59
2000 2                15.27     0.08        0.63       (0.05)    (0.00)     15.93      4.65        105      1.88         1.11

MID CAP GROWTH FUND
CLASS A
2003                  $6.26  $(0.06) 1    $(0.72)     $(0.00)   $(0.00)     $5.48    (12.46)%  $16,476      1.55%       (1.17)%
2002                   7.80   (0.08) 1     (1.46)      (0.00)    (0.00)      6.26    (19.74)    19,943      1.52        (1.17)
2001                  15.53   (0.10) 1     (3.09)      (0.00)    (4.54)      7.80    (24.23)    28,107      1.50        (0.88)
2000                  14.10   (0.15) 1      6.23       (0.00)    (4.65)     15.53     51.48     46,183      1.54        (1.00)
1999                  14.98   (0.19)        1.15       (0.00)    (1.84)     14.10      8.08     50,605      1.57        (1.00)

CLASS B
2003                  $5.21  $(0.08) 1    $(0.60)     $(0.00)   $(0.00)     $4.53    (13.05)%   $4,157      2.26%       (1.88)%
2002                   6.55   (0.11) 1     (1.23)      (0.00)    (0.00)      5.21    (20.46)     6,899      2.23        (1.88)
2001                  13.95   (0.16) 1     (2.70)      (0.00)    (4.54)      6.55    (24.69)    11,339      2.21        (1.59)
2000                  13.14   (0.24) 1      5.70       (0.00)    (4.65)     13.95     50.40     18,584      2.29        (1.75)
1999                  14.20   (0.28)        1.06       (0.00)    (1.84)     13.14      7.19     16,629      2.32        (1.75)

CLASS C
2003                  $5.29  $(0.08) 1    $(0.62)     $(0.00)   $(0.00)     $4.59    (13.23)%     $220      2.26%       (1.88)%
2002                   6.64   (0.11) 1     (1.24)      (0.00)    (0.00)      5.29    (20.33)       240      2.23        (1.88)
2001 3                15.11   (0.12) 1     (3.81)      (0.00)    (4.54)      6.64    (29.86)       142      2.21        (1.59)


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
LARGE CAP VALUE FUND
CLASS A
2003                    1.18%         1.37%      34%
2002                    1.17          0.90       39
2001                    1.27          1.24       67
2000                    1.23          1.76       40
1999                    1.18          1.82       19

CLASS B
2003                    1.89%         0.66%      34%
2002                    1.88          0.19       39
2001                    1.92          0.59       67
2000                    1.88          1.11       40
1999                    1.89          1.11       19
CLASS C

2003                    1.89%         0.66%      34%
2002                    1.88          0.19       39
2001                    1.93          0.59       67
2000 2                  1.88          1.11       40

MID CAP GROWTH FUND
CLASS A
2003                    1.55%        (1.17)%     66%
2002                    1.52         (1.17)      68
2001                    1.55         (0.93)     191
2000                    1.54         (1.00)     110
1999                    1.57         (1.00)     100

CLASS B
2003                    2.26%        (1.88)%     66%
2002                    2.23         (1.88)      68
2001                    2.21         (1.59)     191
2000                    2.29         (1.75)     110
1999                    2.32         (1.75)     100

CLASS C
2003                    2.26%        (1.88)%     66%
2002                    2.23         (1.88)      68
2001 3                  2.21         (1.59)     191

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Large Cap Value Fund Class C commenced operations January 27, 2000. All ratios for the period have been annualized .
(3) Mid Cap Growth Fund Class C commenced operations on June 15, 2000. All ratios for the period have been annualized..

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
S&P 500 INDEX FUND
CLASS A
2003                  $9.18   $0.09 1     $(0.89)     $(0.09)   $(0.00)     $8.29     (8.57)%  $12,571      0.60%        1.18%
2002                  10.82    0.08 1      (1.64)      (0.08)    (0.00)      9.18    (14.44)     7,889      0.58         0.84
2001                  12.22    0.08        (1.40)      (0.08)    (0.00)     10.82    (10.82)     7,777      0.61         0.69
2000                  11.29    0.09         1.01       (0.11)    (0.06)     12.22      9.70      8,253      0.59         0.77
1999 2                 9.09    0.07         2.18       (0.05)    (0.00)     11.29     24.83      3,892      0.36         1.22

CLASS B
2003                  $9.14   $0.04 1     $(0.90)     $(0.04)   $(0.00)     $8.24    (9.40)%    $1,914      1.35%        0.43%
2002                  10.79    0.01 1      (1.64)      (0.02)    (0.00)      9.14    (15.16)     1,470      1.33         0.09
2001                  12.20    0.01        (1.41)      (0.01)    (0.00)     10.79    (11.47)     1,080      1.36        (0.06)
2000 2                12.04    0.01         0.17       (0.02)    (0.00)     12.20      1.46        524      1.34         0.02

CLASS C
2003                  $9.15   $0.03 1     $(0.89)     $(0.04)   $(0.00)     $8.25     (9.41)%     $881      1.35%        0.43%
2002                  10.79    0.01 1      (1.64)      (0.01)    (0.00)      9.15    (15.08)       885      1.33         0.09
2001                  12.20    0.00        (1.40)      (0.01)    (0.00)     10.79    (11.51)       649      1.36        (0.06)
2000 2                12.61    0.01        (0.41)      (0.01)    (0.00)     12.20     (3.17)       277      1.34         0.02

SMALL CAP GROWTH FUND
CLASS A
2003                  $9.07  $(0.08) 1    $(1.40)     $(0.00)   $(0.00)    $7.59     (16.32)%  $18,814      1.54%       (1.17)%
2002                  11.44   (0.12) 1     (2.25)      (0.00)    (0.00)     9.07     (20.72)    21,941      1.49        (1.13)
2001                  14.81   (0.09) 1     (1.92)      (0.00)    (1.36)    11.44     (14.97)    31,327      1.52        (0.69)
2000                  10.11   (0.07) 1      4.77       (0.00)    (0.00)    14.81      46.49      2,710      1.48        (0.53)
1999                  11.68   (0.05) 1     (1.41)      (0.00)    (0.11)    10.11     (12.54)     1,089      1.51        (0.51)

CLASS B
2003                  $8.79  $(0.12) 1    $(1.37)     $(0.00)   $(0.00)    $7.30     (16.95)%   $5,141      2.25%       (1.88)%
2002                  11.16   (0.18) 1     (2.19)      (0.00)    (0.00)     8.79     (21.24)     8,055      2.20        (1.84)
2001                  14.58   (0.18) 1     (1.88)      (0.00)    (1.36)    11.16     (15.59)    13,010      2.22        (1.39)
2000                  10.01   (0.17) 1      4.74       (0.00)    (0.00)    14.58      45.65        372      2.19        (1.24)
1999                  11.66   (0.10) 1     (1.44)      (0.00)    (0.11)    10.01     (13.26)       139      2.23        (1.23)

CLASS C
2003                  $8.81  $(0.12) 1    $(1.37)     $(0.00)   $(0.00)    $7.32     (16.91)%     $390      2.25%       (1.88)%
2002                  11.19   (0.18) 1     (2.20)      (0.00)    (0.00)     8.81     (21.27)       476      2.20        (1.84)
2001                  14.57   (0.18) 1     (1.84)      (0.00)    (1.36)    11.19     (15.32)       374      2.22        (1.39)
2000 3                16.20   (0.07) 1     (1.56)      (0.00)    (0.00)    14.57     (10.06)        77      2.19        (1.24)

                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
S&P 500 INDEX FUND
CLASS A
2003                     0.75%         1.03%       7%
2002                     0.73          0.69        4
2001                     0.86          0.44       15
2000                     0.84          0.52       48
1999 2                   0.71          0.87        9

CLASS B
2003                     1.50%         0.28%       7%
2002                     1.48         (0.06)       4
2001                     1.51         (0.21)      15
2000 2                   1.49         (0.13)      48

CLASS C
2003                     1.50%         0.28%       7%
2002                     1.48         (0.06)       4
2001                     1.51         (0.21)      15
2000 2                   1.49         (0.13)      48

SMALL CAP GROWTH FUND
CLASS A
2003                     1.54%        (1.17)%    119%
2002                     1.49         (1.13)     122
2001                     1.57         (0.74)     174
2000                     1.54         (0.59)     155
1999                     1.52         (0.52)     159

CLASS B
2003                     2.25%        (1.88)%    119%
2002                     2.20         (1.84)     122
2001                     2.27         (1.44)     174
2000                     2.25         (1.30)     155
1999                     2.23         (1.23)     159

CLASS C
2003                     2.25%        (1.88)%    119%
2002                     2.20         (1.84)     122
2001                     2.27         (1.44)     174
2000 3                   2.25         (1.30)     155

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) S&P 500 Index Fund Class A, Class B and Class C commenced operations on October 15, 1998, January 4, 2000 and January 17, 2000, respectively. All ratios for the respective periods have been annualized.
(3) Small Cap Growth Fund Class C commenced operations on January 20, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
SMALL CAP VALUE FUND
CLASS A
2003                 $20.03   $0.03 1     $(2.11)     $(0.07) 4 $(0.84)    $17.04     (9.88)% $147,501     1.45%         0.23%
2002                  18.57    0.04 1       3.29       (0.11)    (1.76)     20.03     19.31     43,052      1.41         0.29
2001                  14.77    0.19         4.23       (0.21)    (0.41)     18.57     30.55     12,315      1.45         1.10
2000                  13.31    0.27         1.38       (0.19)    (0.00)     14.77     12.59      9,727      1.46         1.72
1999                  15.47    0.06        (0.85)      (0.04)    (1.33)     13.31    (4.38)     11,542      1.38         0.44

CLASS B
2003                 $19.68  $(0.08) 1    $(2.09)     $(0.00)   $(0.84)    $16.67    (10.56)%  $10,944      2.16%       (0.48)%
2002                  18.34   (0.09) 1      3.24       (0.05)    (1.76)     19.68     18.48      7,465      2.12        (0.42)
2001                  14.62    0.09         4.16       (0.12)    (0.41)     18.34     29.62      1,483      2.15         0.40
2000                  13.19    0.14         1.41       (0.12)    (0.00)     14.62     11.87        742      2.17         1.01
1999                  15.42   (0.03)       (0.87)      (0.00)    (1.33)     13.19    (5.13)        515      2.08        (0.26)

CLASS C
2003                 $19.65  $(0.08) 1    $(2.08)     $(0.00)   $(0.84)    $16.65    (10.52)%  $11,799      2.16%       (0.48)%
2002                  18.34   (0.12) 1      3.27       (0.08)    (1.76)     19.65     18.46      5,100      2.12        (0.42)
2001                  14.62    0.11         4.14       (0.12)    (0.41)     18.34     29.62        361      2.15         0.40
2000 2                13.07    0.01         1.54       (0.00)    (0.00)     14.62     11.86         68      2.17         1.01

SMALL/MID CAP VALUE FUND
CLASS A
2003 3               $10.00   $0.06 1      $0.01     $(0.02)    $(0.00)    $10.05      0.71%    $1,299      1.18%        0.64%




                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
SMALL CAP VALUE FUND
CLASS A
2003                    1.45%         0.23%     127%
2002                    1.41          0.29      106
2001                    1.50          1.05      128
2000                    1.52          1.66      120
1999                    1.38          0.44       79

CLASS B
2003                    2.16%        (0.48)%    127%
2002                    2.12         (0.42)     106
2001                    2.15          0.35      128
2000                    2.17          0.95      120
1999                    2.08         (0.26)      79

CLASS C
2003                    2.16%        (0.48)%    127%
2002                    2.12         (0.42)     106
2001                    2.15          0.35      128
2000 2                  2.17          0.95      120

SMALL/MID CAP VALUE FUND
CLASS A
2003 3                  1.49%         0.33%      76%

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Small Cap Value Fund Class C commenced operations on January 27, 2000. All ratios for the period have been annualized.
(3) Small/Mid Cap Value Fund Class A commenced operations on July 1, 2002. All ratios for the period have been annualized.
(4) Includes a tax return of capital of $(0.01) for Class A for Small Cap Value Fund.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
TAX MANAGED EQUITY FUND
CLASS A
2003                 $11.09   $0.05 1     $(1.63)     $(0.04)   $(0.09)     $9.38    (14.15)%  $12,377      1.20%        0.58%
2002                  12.62    0.01 1      (1.53)      (0.01)    (0.00)     11.09    (12.05)    15,755      1.18         0.08
2001                  14.33   (0.01)       (1.67)      (0.00)    (0.03)     12.62    (11.76)    17,645      1.22        (0.14)
2000                  12.16    0.00         2.18       (0.00)    (0.01)     14.33     18.01     17,372      1.20        (0.06)
1999                   9.93    0.04         2.24       (0.04)    (0.01)     12.16     23.03      7,353      1.09         0.11

CLASS B
2003                 $10.82  $(0.01) 1    $(1.59)     $(0.00)   $(0.09)     $9.13    (14.76)%   $6,350      1.91%       (0.13)%
2002                  12.38   (0.07) 1     (1.49)      (0.00)    (0.00)     10.82    (12.60)     8,981      1.89        (0.63)
2001                  14.16   (0.10)       (1.65)      (0.00)    (0.03)     12.38    (12.39)    10,771      1.92        (0.84)
2000                  12.12   (0.07)        2.12       (0.00)    (0.01)     14.16     16.95     11,135      1.91        (0.77)
1999                   9.93   (0.02)        2.23       (0.01)    (0.01)     12.12     22.31      5,377      1.79        (0.59)

CLASS C
2003                 $10.78  $(0.01) 1    $(1.58)     $(0.00)   $(0.09)     $9.10    (14.73)%     $586      1.91%       (0.13)%
2002                  12.35   (0.07) 1     (1.50)      (0.00)    (0.00)     10.78    (12.71)       981      1.89        (0.63)
2001                  14.16   (0.12)       (1.66)      (0.00)    (0.03)     12.35    (12.60)       880      1.92        (0.84)
2000 2                14.01   (0.03)        0.18       (0.00)    (0.00)     14.16      1.07        453      1.91        (0.77)



                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
TAX MANAGED EQUITY FUND
CLASS A
2003                    1.20%         0.58%       0%
2002                    1.18          0.08        0
2001                    1.27         (0.19)       1
2000                    1.26         (0.12)       3
1999                    1.26         (0.06)       5

CLASS B
2003                    1.91%        (0.13)%      0%
2002                    1.89         (0.63)       0
2001                    1.92         (0.89)       1
2000                    1.91         (0.83)       3
1999                    1.97         (0.77)       5

CLASS C
2003                    1.91%        (0.13)%      0%
2002                    1.89         (0.63)       0
2001                    1.92         (0.89)       1
2000 2                  1.91         (0.83)       3

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Tax Managed Equity Fund Class C commenced operations on January 10, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
AGGRESSIVE ALLOCATION FUND
CLASS A
2003                  $9.07   $0.00 1     $(0.80)     $(0.06) 5  $(0.00)    $8.21     (8.73)%   $2,744      1.13%       (0.02)%
2002                   9.95    0.08 1      (0.83)      (0.13) 4   (0.00)     9.07     (7.54)     2,744      1.37         0.90
2001 2                10.00    0.02        (0.06)      (0.01)     (0.00)     9.95     (0.38)     2,500      0.63         0.85

CLASS B
2003                  $9.03  $(0.05) 1    $(0.80)     $(0.05) 5  $(0.00)    $8.13     (9.32)%     $610      1.74%       (0.63)%
2002                   9.95    0.03 1      (0.83)      (0.12) 4   (0.00)     9.03     (8.12)       137      1.98         0.29
2001 2                 9.98    0.00        (0.03)      (0.00)     (0.00)     9.95     (0.30)         7      1.23         0.25

CLASS C
2003                  $9.04  $(0.05) 1    $(0.80)     $(0.05) 5  $(0.00)    $8.14     (9.34)%     $241      1.74%       (0.63)%
2002 2                 9.89    0.03 1      (0.77)      (0.11) 4   (0.00)     9.04     (8.37)       223      1.98         0.29

BALANCED ALLOCATION FUND
CLASS A
2003                  $9.02   $0.11 1     $(0.55)     $(0.13)    $(0.00)    $8.45     (4.80)%  $16,515      1.34%        1.38%
2002                   9.72    0.17 1      (0.69)      (0.18)     (0.00)     9.02     (5.41)    16,664      1.25         1.88
2001                  11.68    0.29        (0.46)      (0.24)     (1.55)     9.72     (1.92)    13,592      1.28         2.06
2000                  10.31    0.23         1.35       (0.21)     (0.00)    11.68     15.48      3,965      1.26         1.95
1999 3                 9.74    0.14         0.57       (0.14)     (0.00)    10.31      7.26      1,466      1.31         2.50

CLASS B
2003                  $9.03   $0.05 1     $(0.55)     $(0.07)    $(0.00)    $8.46     (5.48)%   $5,879     2.05%         0.67%
2002                   9.73    0.11 1      (0.70)      (0.11)     (0.00)     9.03     (6.06)     5,721      1.96         1.17
2001                  11.70    0.21        (0.46)      (0.17)     (1.55)     9.73     (2.67)     5,551      1.98         1.69
2000                  10.33    0.15         1.36       (0.14)     (0.00)    11.70     14.79        691      1.97         1.24
1999 3                 9.82    0.10         0.51       (0.10)     (0.00)    10.33      6.07        385      2.02         1.29

CLASS C
2003                  $9.00   $0.05 1     $(0.55)     $(0.07)    $(0.00)    $8.43     (5.49)%     $680      2.05%        0.67%
2002                   9.72    0.11 1      (0.71)      (0.12)     (0.00)     9.00     (6.16)       747      1.96         1.17
2001                  11.70    0.21        (0.46)      (0.18)     (1.55)     9.72     (2.70)        22      1.98         1.69
2000 3                11.88    0.02        (0.20)      (0.00)     (0.00)    11.70     (1.52)         3      1.97         1.24


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate

AGGRESSIVE ALLOCATION FUND
CLASS A
2003                    1.38%        (0.27)%     78%
2002                    1.62          0.65       40
2001 2                  1.01          0.47        5

CLASS B
2003                    1.99%        (0.88)%     78%
2002                    2.23          0.04       40
2001 2                  1.56         (0.08)       5

CLASS C
2003                    1.99%        (0.88)%     78%
2002 2                  2.23          0.04       40

BALANCED ALLOCATION FUND
CLASS A
2003                    1.34%         1.38%     171%
2002                    1.25          1.88      106
2001                    1.33          2.01      161
2000                    1.32          1.89      182
1999 3                  1.31          2.50      116

CLASS B
2003                    2.05%         0.67%     171%
2002                    1.96          1.17      106
2001                    1.98          1.69      161
2000                    1.97          1.24      182
1999 3                  2.02          1.29      116

CLASS C
2003                    2.05%         0.67%     171%
2002                    1.96          1.17      106
2001                    1.98          1.69      161
2000 3                  1.97          1.24      182

+  Total return is for the period indicated and has not been annualized.
   Total return excludes sales charge.
(1)Per share data calculated using average shares outstanding method.
(2)The Aggressive Allocation Fund Class A, Class B and Class C commenced operations on March 6, 2001, May 8, 2001 and June 28, 2001, respectively. All ratios for the respective periods have been annualized.
(3)The Balanced Allocation Fund Class A, Class B and Class C commenced operations on July 31, 1998, November 11, 1998 and April 20, 2000, respectively. All ratios for the respective periods have been annualized.
(4)Includes a tax return of capital of $(0.04), $(0.04) and $(0.04) for Class
   A, Class B and Class C respectively, for the Aggressive Allocation Fund.
(5)Includes a tax return of capital of $(0.06), $(0.05) and $(0.05) for Class A, Class B and Class C respectively, for the Aggressive Allocation Fund.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
CONSERVATIVE ALLOCATION FUND
CLASS A
2003                  $9.66   $0.14 1     $(0.06)     $(0.17) 3  $(0.00)    $9.57      0.90%    $3,048      0.95%        1.58%
2002                  10.04    0.24 1      (0.36)      (0.26)     (0.00)     9.66     (1.21)     2,689      1.27         2.43
2001 2                10.00    0.07         0.02       (0.05)     (0.00)    10.04      0.90      2,522      0.62         2.95

CLASS B
2003                  $9.65   $0.06 1     $(0.04)     $(0.12) 3  $(0.00)    $9.55      0.27%      $613      1.56%        0.97%
2002 2                 9.97    0.08 1      (0.22)      (0.18)     (0.00)     9.65     (1.46)       163      1.88         1.82

CLASS C
2003                  $9.65   $0.09 1     $(0.06)     $(0.12) 3  $(0.00)    $9.56      0.34%      $753      1.56%        0.97%
2002                  10.04    0.10 1      (0.28)      (0.21)     (0.00)     9.65    (1.79)        702      1.88         1.82
2001 2                10.14    0.00        (0.10)      (0.00)     (0.00)    10.04     (0.99)        55      1.22         2.35




                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate

CONSERVATIVE ALLOCATION FUND
CLASS A
2003                    1.20%         1.33%      38%
2002                    1.52          2.18       27
2001 2                  1.00          2.57        5

CLASS B
2003                    1.81%         0.72%      38%
2002 2                  2.13          1.57       27

CLASS C
2003                    1.81%         0.72%      38%
2002                    2.13          1.57       27
2001 2                  1.60          1.97        5

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1)Per share data calculated using average shares outstanding method.
(2)The Conservative Allocation Fund Class A, Class B and Class C commenced operations on March 6, 2001, July 13, 2001 and May 23, 2001, respectively. All ratios for the respective periods have been annualized.
(3)Includes a tax return of capital of $(0.03), $(0.02) and $(0.02) for Class A, Class B and Class C, respectively, for the Conservative Allocation Fund.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
BOND FUND*
CLASS A
2003                  $9.88   $0.46 1      $0.56      $(0.43)    $(0.00)   $10.47     10.57%   $14,985      0.96%        4.48%
2002                   9.73    0.54 1       0.14       (0.53)     (0.00)     9.88      7.13      9,530      0.96         5.45
2001                   9.40    0.59         0.34       (0.60)     (0.00)     9.73     10.26      8,944      0.97         6.14
2000                   9.95    0.57        (0.55)      (0.57)     (0.00)     9.40      0.05     10,237      1.12         5.89
1999                  10.27    0.53        (0.29)      (0.54)     (0.02)     9.95      2.55     11,916      1.19         5.29

CLASS B
2003                  $9.87   $0.38 1      $0.56      $(0.36)    $(0.00)   $10.45      9.70%    $2,095      1.67%        3.77%
2002                   9.72    0.47 1       0.14       (0.46)     (0.00)     9.87      6.39      2,133      1.67         4.74
2001                   9.38    0.54         0.33       (0.53)     (0.00)     9.72      9.46      2,317      1.67         5.44
2000                   9.93    0.50        (0.56)      (0.49)     (0.00)     9.38     (0.58)     2,373      1.87         5.14
1999                  10.25    0.47        (0.30)      (0.47)     (0.02)     9.93      1.66      4,548      1.94         4.53

CLASS C
2003                  $9.86   $0.38 1       $0.56     $(0.36)    $(0.00)   $10.44      9.70%      $403      1.67%        3.77%
2002                   9.71    0.45 1        0.16      (0.46)     (0.00)     9.86      6.39        150      1.67         4.74
2001 2                 9.48    0.52          0.23      (0.52)     (0.00)     9.71      8.06         62      1.67         5.44




                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
BOND FUND*
CLASS A
2003                    0.96%         4.48%     213% 3
2002                    0.96          5.45       98
2001                    1.02          6.09       73
2000                    1.14          5.87      155
1999                    1.28          5.20      269

CLASS B
2003                    1.67%         3.77%     213% 3
2002                    1.67          4.74       98
2001                    1.67          5.44       73
2000                    1.89          5.12      155
1999                    2.03          4.44      269

CLASS C
2003                    1.67%         3.77%     213% 3
2002                    1.67          4.74       98
2001 2                  1.67          5.44       73

* Effective June 9, 2000, the Parkstone Bond Fund was merged into the Armada Bond Fund. The financial highlights for the periods prior to June 9, 2000 reflect the performance history of the Parkstone Bond Fund. The net asset values at the beginning of each period and the changes in net asset values, including the net asset values at the end of each period listed have been restated to reflect the conversion rate of .9725738 for Class A and .9756871 for Class B on the date of the reorganization.
+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) The Bond Fund Class C commenced operations on June 12, 2000. All ratios for the period have been annualized.
(3) Due to its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
GNMA FUND
CLASS A
2003                 $10.36   $0.44 1      $0.09      $(0.48)    $(0.00)   $10.41      5.13%    $7,535      1.02%        4.25%
2002                  10.23    0.56 1       0.14       (0.57)     (0.00)    10.36      6.95      6,550      1.01         5.40
2001                   9.75    0.60         0.47       (0.59)     (0.00)    10.23     11.27      1,113      1.05         5.94
2000                  10.10    0.57        (0.35)      (0.57)     (0.00)     9.75      2.33      1,231      1.05         5.79
1999                  10.36    0.59        (0.20)      (0.58)     (0.07)    10.10      3.77      1,497      1.03         5.67

CLASS B
2003                 $10.36   $0.37 1      $0.09      $(0.41)    $(0.00)   $10.41      4.40%    $1,878      1.73%        3.54%
2002                  10.23    0.48 1       0.14       (0.49)     (0.00)    10.36      6.21        577      1.72         4.69
2001                   9.75    0.53         0.47       (0.52)     (0.00)    10.23     10.50        208      1.75         5.24
2000 2                 9.76    0.40        (0.01)      (0.40)     (0.00)     9.75      4.07        161      1.76         5.08

CLASS C
2003                 $10.37   $0.37 1      $0.09      $(0.41)    $(0.00)   $10.42      4.40%    $2,172      1.73%        3.54%
2002                  10.22    0.48 1       0.16       (0.49)     (0.00)    10.37      6.42      1,789      1.72         4.69
2001                   9.75    0.53         0.46       (0.52)     (0.00)    10.22     10.39         60      1.75         5.24
2000 2                 9.72    0.18         0.03       (0.18)     (0.00)     9.75      2.16         84      1.76         5.08

INTERMEDIATE BOND FUND
CLASS A
2003                 $10.42   $0.41 1      $0.69      $(0.41)    $(0.00)   $11.11     10.71%   $11,250      0.83%        3.76%
2002                  10.26    0.52 1       0.16       (0.52)     (0.00)    10.42      6.78      8,926      0.82         5.02
2001                   9.92    0.62         0.34       (0.62)     (0.00)    10.26      9.88      8,172      0.84         6.09
2000                  10.41    0.61        (0.48)      (0.61)     (0.01)     9.92      1.25      3,874      0.83         5.97
1999                  10.63    0.54        (0.16)      (0.54)     (0.06)    10.41      3.54      5,129      0.86         4.96

CLASS B
2003                 $10.42   $0.33 1      $0.69      $(0.33)    $(0.00)   $11.11      9.94%    $4,245      1.54%        3.05%
2002                  10.26    0.45 1       0.16       (0.45)     (0.00)    10.42      6.03      1,445      1.53         4.31
2001                   9.93    0.56         0.31       (0.54)     (0.00)    10.26      9.00      1,392      1.54         5.39
2000                  10.41    0.54        (0.47)      (0.54)     (0.01)     9.93      0.64        733      1.54         5.26
1999                  10.63    0.45        (0.15)      (0.46)     (0.06)    10.41      2.83        709      1.57         4.25

CLASS C
2003                 $10.44   $0.33 1      $0.69      $(0.33)    $(0.00)   $11.13      9.93%      $654      1.54%        3.05%
2002                  10.28    0.44 1       0.17       (0.45)     (0.00)    10.44      6.03        413      1.53         4.31
2001                   9.93    0.55         0.35       (0.55)     (0.00)    10.28      9.22        180      1.54         5.39
2000 5                 9.91   (0.00)        0.02       (0.00)     (0.00)     9.93      0.22        191      1.54         5.26




                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
GNMA FUND
CLASS A
2003                     1.02%         4.25%      89%
2002                     1.01          5.40       46
2001                     1.10          5.89       47
2000                     1.11          5.73       79
1999                     1.03          5.67       85

CLASS B
2003                     1.73%         3.54%      89%
2002                     1.72          4.69       46
2001                     1.75          5.24       47
2000 2                   1.76          5.08       79

CLASS C
2003                     1.73%         3.54%      89%
2002                     1.72          4.69       46
2001                     1.75          5.24       47
2000 2                   1.76          5.08       79

INTERMEDIATE BOND FUND
CLASS A
2003                     0.98%         3.61%     129%
2002                     0.97          4.87      141
2001                     1.04          5.89      133
2000                     1.04          5.76      201
1999                     1.00          4.82      256

CLASS B
2003                     1.69%         2.90%     129%
2002                     1.68          4.16      141
2001                     1.69          5.24      133
2000                     1.69          5.11      201
1999                     1.71          4.11      256

CLASS C
2003                     1.69%         2.90%     129%
2002                     1.68          4.16      141
2001                     1.69          5.24      133
2000 5                   1.69          5.11      201


+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) GNMA Fund Class B and Class C commenced operations on August 11, 1999 and January 27, 2000, respectively. All ratios for the respective periods have been annualized.
(3) Intermediate Bond Fund Class C commenced operations on May 30, 2000. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
LIMITED MATURITY BOND FUND
CLASS A
2003                 $10.00   $0.30 1      $0.21      $(0.31)    $(0.00)   $10.20      5.21%   $11,369      0.79%        2.92%
2002                   9.90    0.47 1       0.10       (0.47)     (0.00)    10.00      5.87      7,039      0.73         4.69
2001                   9.74    0.60         0.16       (0.60)     (0.00)     9.90      7.99      5,022      0.65         5.88
2000                   9.99    0.56        (0.24)      (0.57)     (0.00)     9.74      3.47        873      0.64         5.74
1999                  10.08    0.56        (0.05)      (0.55)     (0.05)     9.99      4.94        550      0.53         5.39

CLASS B
2003                 $10.00   $0.23 1      $0.21      $(0.24)    $(0.00)   $10.20      4.47%    $1,721      1.50%        2.21%
2002                   9.90    0.39 1       0.11       (0.40)     (0.00)    10.00      5.07      1,329      1.49         3.93
2001                   9.73    0.51         0.17       (0.51)     (0.00)     9.90      7.16        742      1.53         5.00
2000 2                 9.90    0.39        (0.17)      (0.39)     (0.00)     9.73      2.22        180      1.54         4.84

CLASS C
2003                 $10.00   $0.23 1      $0.21      $(0.24)    $(0.00)   $10.20      4.47%    $1,572      1.50%        2.21%
2002                   9.89    0.36 1       0.15       (0.40)     (0.00)    10.00      5.19        888      1.49         3.93
2001                   9.73    0.51         0.16       (0.51)     (0.00)     9.89      7.06         64      1.53         5.00
2000 2                 9.85    0.18        (0.12)      (0.18)     (0.00)     9.73      0.56         18      1.54         4.84

TOTAL RETURN ADVANTAGE FUND
CLASS A
2003                 $10.24   $0.45 1      $0.92      $(0.50)    $(0.10)   $11.01     13.79%    $4,122      0.83%        4.35%
2002                  10.02    0.53 1       0.22       (0.53)     (0.00)    10.24      7.60      1,350      0.80         5.17
2001                   9.47    0.55         0.56       (0.56)     (0.00)    10.02     12.00      1,183      0.76         5.70
2000                   9.98    0.57        (0.44)      (0.58) 4   (0.06)     9.47      1.41      5,035      0.73         5.92
1999                  10.25    0.56        (0.23)      (0.56)     (0.04)     9.98      3.18      4,686      0.69         5.48

CLASS B
2003                 $10.27   $0.39 1      $0.91      $(0.43)    $(0.10)   $11.04     12.97%      $902      1.54%        3.64%
2002                  10.05    0.46 1       0.21       (0.45)     (0.00)    10.27      6.83        301      1.51         4.46
2001                   9.50    0.48         0.56       (0.49)     (0.00)    10.05     11.18        147      1.49         4.97
2000 3                 9.73    0.39        (0.19)      (0.37)     (0.06)     9.50      2.17          1      1.47         5.18

CLASS C
2003                 $10.25   $0.38 1      $0.93      $(0.43)    $(0.10)   $11.03     13.09%      $340      1.54%        3.64%
2002                  10.04    0.46 1       0.20       (0.45)     (0.00)    10.25      6.73         38      1.51         4.46
2001 3                 9.73    0.32         0.31       (0.32)     (0.00)    10.04      6.54         20      1.49         4.97

ULTRA SHORT BOND FUND
CLASS A
2003 5               $10.02   $0.06 1      $0.06      $(0.06)    $(0.00)   $10.08      1.23%      $109      0.52%        1.55%


                                Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
LIMITED MATURITY BOND FUND
CLASS A
2003                     0.89%         2.82%     117%
2002                     0.83          4.59      110
2001                     0.83          5.70       87
2000                     0.84          5.54       90
1999                     0.75          5.17      190

CLASS B
2003                     1.60%         2.11%     117%
2002                     1.59          3.83      110
2001                     1.63          4.90       87
2000 2                   1.64          4.74       90

CLASS C
2003                     1.60%         2.11%     117%
2002                     1.59          3.83      110
2001                     1.63          4.90       87
2000 2                   1.64          4.74       90

TOTAL RETURN ADVANTAGE FUND
CLASS A
2003                     0.98%         4.20%     108%
2002                     0.97          5.00       88
2001                     1.04          5.42      182
2000                     1.02          5.63      121
1999                     0.89          5.28      142

CLASS B
2003                     1.69%         3.49%     108%
2002                     1.68          4.29       88
2001                     1.69          4.77      182
2000 3                   1.67          4.98      121

CLASS C
2003                     1.69%         3.49%     108%
2002                     1.68          4.29       88
2001 3                   1.69          4.77      182

ULTRA SHORT BOND FUND
CLASS A
2003 5                   0.84%         1.17%     239%

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Limited Maturity Bond Fund Class B and Class C commenced operations on August 11, 1999 and January 27, 2000, respectively. All ratios for the respective periods have been annualized.
(3) Total Return Advantage Fund Class B and Class C commenced operations on September 29, 1999 and October 3, 2000, respectively. All ratios for the respective periods have been annualized.
(4) Includes distribution in excess of net investment income of $(0.01) for Class A of the Total Return Advantage Fund.
(5) Ultra Short Bond Fund Class A commenced operations on January 6, 2003. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
U.S. GOVERNMENT INCOME FUND
CLASS A
2003                  $9.45   $0.37 1      $0.18      $(0.43)    $(0.00)    $9.57      5.89%   $18,067      1.02%        3.84%
2002                   9.22    0.47 1       0.22       (0.46)     (0.00)     9.45      7.67     13,387      1.01         5.04
2001                   8.77    0.55         0.45       (0.55)     (0.00)     9.22     11.66     13,863      1.03         6.03
2000                   9.13    0.54        (0.37)      (0.53)     (0.00)     8.77      1.96     20,790      1.08         6.03
1999                   9.27    0.55        (0.14)      (0.55)     (0.00)     9.13      4.46     38,190      1.00         5.92

CLASS B
2003                  $9.42   $0.30 1      $0.19      $(0.36)    $(0.00)    $9.55     5.14%     $7,330      1.73%        3.13%
2002                   9.19    0.41 1       0.22       (0.40)     (0.00)     9.42      6.93      6,801      1.72         4.33
2001                   8.74    0.49         0.44       (0.48)     (0.00)     9.19     10.90      7,160      1.74         5.32
2000                   9.11    0.48        (0.38)      (0.47)     (0.00)     8.74      1.10      9,192      1.83         5.28
1999                   9.24    0.47        (0.13)      (0.47)     (0.00)     9.11      3.76     16,373      1.75         5.15

CLASS C
2003                  $9.43   $0.30 1      $0.19      $(0.36)    $(0.00)    $9.56      5.15%    $1,246      1.73%        3.13%
2002                   9.20    0.41 1       0.22       (0.40)     (0.00)     9.43      6.93        752      1.72         4.33
2001 2                 8.83    0.45         0.37       (0.45)     (0.00)     9.20      9.51        113      1.74         5.32

MICHIGAN MUNICIPAL BOND FUND
CLASS A
2003                 $11.02   $0.45 1      $0.44      $(0.45)    $(0.02)   $11.44      8.23%   $14,112      0.85%        3.99%
2002 3                10.93    0.47 1       0.10       (0.47)     (0.01)    11.02      5.33     15,638      0.79         4.27
2001                  10.38    0.49         0.55       (0.49)     (0.00)    10.93     10.13     13,816      0.70         4.52
2000                  10.91    0.45        (0.53)      (0.44)     (0.01)    10.38     (0.68)    14,799      1.06         4.21
1999                  11.06    0.44        (0.08)      (0.44)     (0.07)    10.91      3.38     28,305      1.01         3.96

CLASS B
2003                 $11.03   $0.37 1      $0.45      $(0.37)    $(0.02)   $11.46      7.57%    $1,985      1.56%        3.28%
2002 3                10.95    0.39 1       0.09       (0.39)     (0.01)    11.03      4.44      1,960      1.50         3.56
2001                  10.39    0.40         0.56       (0.40)     (0.00)    10.95      9.31      1,937      1.55         3.67
2000                  10.92    0.37        (0.53)      (0.36)     (0.01)    10.39     (1.41)     1,881      1.81         3.46
1999                  11.07    0.36        (0.08)      (0.36)     (0.07)    10.92      2.52      3,217      1.76         3.21

CLASS C
2003                 $11.03   $0.37 1      $0.45      $(0.37)    $(0.02)   $11.46      7.57%      $320      1.56%        3.28%
2002 3,4              11.05    0.32 1      (0.02)      (0.31)     (0.01)    11.03      2.81        283      1.55         3.51


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate

U.S. GOVERNMENT INCOME FUND
CLASS A
2003                    1.02%         3.84%     364%
2002                    1.01          5.04      219
2001                    1.08          5.98       78
2000                    1.19          5.92       74
1999                    1.34          5.58       53

CLASS B
2003                    1.73%         3.13%     364%
2002                    1.72          4.33      219
2001                    1.74          5.32       78
2000                    1.94          5.17       74
1999                    2.09          4.81       53

CLASS C
2003                    1.73%         3.13%     364%
2002                    1.72          4.33      219
2001 2                  1.74          5.32       78

MICHIGAN MUNICIPAL BOND FUND
CLASS A
2003                    1.00%         3.84%       7%
2002 3                  0.94          4.12        6
2001                    0.90          4.32       16
2000                    1.16          4.11       10
1999                    1.29          3.68        7

CLASS B
2003                    1.71%         3.13%       7%
2002 3                  1.65          3.41        6
2001                    1.70          3.52       16
2000                    1.91          3.36       10
1999                    2.05          2.92        7

CLASS C
2003                    1.71%         3.13%       7%
2002 3,4                1.70          3.36        6

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) U.S. Government Income Fund Class C commenced operations on June 21, 2000. All ratios for the period have been annualized.
(3) In accordance with the implementation of new accounting standards, the Michigan Municipal Bond Fund was required to record a cumulative effect adjustment of $78,937 to reflect the accretion of market discounts that were not previously recorded. The cumulative adjustments were reclassified between net investment income and net unrealized appreciation of securities and therefore did not impact total net assets or the net asset value per share of the Funds. The effect of this change for the year ended May 31, 2002 was to increase net investment income by $36,050.
(4) Michigan Municipal Bond fund Class C commenced operations on August 6, 2001. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
NATIONAL TAX EXEMPT BOND FUND
CLASS A
2003                 $10.21   $0.38 1      $0.43      $(0.38)    $(0.00)   $10.64      8.07%    $4,443      0.85%        3.67%
2002 4                10.05    0.41 1       0.15       (0.40)     (0.00)    10.21      5.65      7,385      0.80         3.99
2001                   9.54    0.42         0.51       (0.42)     (0.00)    10.05      9.94      6,644      0.70         4.29
2000                   9.97    0.41        (0.42)      (0.41)     (0.01)     9.54    (0.02)      4,009      0.64         4.27
1999 2                10.04    0.41        (0.04)      (0.41)     (0.03)     9.97      3.67      4,205      0.46         4.29

CLASS B
2003                 $10.16   $0.30 1      $0.44      $(0.30)    $(0.00)   $10.60      7.43%      $828      1.56%        2.96%
2002 4                10.00    0.33 1       0.16       (0.33)     (0.00)    10.16      4.92        749      1.51         3.28
2001                   9.50    0.35         0.50       (0.35)     (0.00)    10.00      9.09        500      1.40         3.59
2000                   9.96    0.34        (0.45)      (0.34)     (0.01)     9.50    (1.05)        224      1.35         3.56
1999 2                10.23    0.13        (0.26)      (0.14)     (0.00)     9.96    (1.22)        275      1.17         3.58

CLASS C
2003                 $10.17   $0.30 1      $0.43      $(0.30)    $(0.00)   $10.60      7.33%       $91      1.56%        2.96%
2002 4                10.01    0.33 1       0.15       (0.32)     (0.00)    10.17      4.86         19      1.56         3.23
2001 ++                9.50    0.27         0.51       (0.27)     (0.00)    10.01     8.30%         82      1.55         3.44
2000 2                 9.52    0.03        (0.02)      (0.03)     (0.00)     9.50      0.09         --      1.50         3.41

OHIO TAX EXEMPT BOND FUND
CLASS A
2003                 $11.17   $0.41 1      $0.49      $(0.41)    $(0.00)   $11.66      8.21%   $14,859      0.85%        3.60%
2002 4                11.00    0.44 1       0.18       (0.45)     (0.00)    11.17      5.70     11,639      0.80         4.00
2001                  10.46    0.47         0.54       (0.47)     (0.00)    11.00      9.81      8,460      0.66         4.34
2000                  11.00    0.47        (0.53)      (0.47)     (0.01)    10.46     (0.51)     5,173      0.62         4.42
1999                  11.09    0.52        (0.08)      (0.52)     (0.01)    11.00      3.93      4,808      0.38         4.67

CLASS B
2003                 $11.14   $0.33 1      $0.49      $(0.33)    $(0.00)   $11.63      7.47%      $706      1.56%        2.89%
2002 3, 4             11.10    0.18 1       0.04       (0.18)     (0.00)    11.14      1.99        161      1.51         3.29

CLASS C
2003                 $11.15   $0.33 1      $0.49      $(0.33)    $(0.00)   $11.64      7.46%    $1,091      1.56%        2.89%
2002 4                11.00    0.36 1       0.15       (0.36)     (0.00)    11.15      4.72      1,025      1.56         3.24
2001 3                10.61    0.36         0.38       (0.35)     (0.00)    11.00      7.08        281      1.51         3.49


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate
NATIONAL TAX EXEMPT BOND FUND
CLASS A
2003                    1.00%         3.52%      11%
2002 4                  0.95          3.84       19
2001                    0.90          4.09       27
2000                    0.91          4.00       65
1999 2                  0.97          3.78       23

CLASS B
2003                    1.71%         2.81%      11%
2002 4                  1.66          3.13       19
2001                    1.55          3.44       27
2000                    1.56          3.35       65
1999 2                  1.68          3.07       23

CLASS C
2003                    1.71%         2.81%      11%
2002 4                  1.71          3.08       19
2001 ++                 1.70          3.29       27
2000 2                  1.65          3.26       65

OHIO TAX EXEMPT BOND FUND
CLASS A
2003                    1.00%         3.45%       6%
2002 4                  0.95          3.85       19
2001                    0.86          4.14       20
2000                    0.90          4.14       31
1999                    0.88          4.17       19

CLASS B
2003                    1.71%         2.74%       6%
2002 3, 4               1.66          3.14       19

CLASS C
2003                    1.71%         2.74%       6%
2002 4                  1.71          3.09       19
2001 3                  1.66          3.34       20


+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
++ Information presented for the National Tax Exempt Bond Fund Class C reflects the impact of the low level of assets at the beginning of the period and throughout the year ended May 31, 2001. Because of the low asset levels, the information presented is not considered meaningful relative to the other share classes of the Fund.
(1) Per share data calculated using average shares outstanding method.
(2) National Tax Exempt Bond Fund Class A, Class B and Class C commenced operations on June 22, 1998, January 28, 1999, and February 24, 2000, respectively. All ratios for the respective periods have been annualized.
(3) Ohio Tax Exempt Bond Fund Class B and Class C commenced operations on December 4, 2001 and June 23, 2000, respectively. All ratios for the respective periods have been annualized.
(4) In accordance with the implementation of new accounting standards, the National Tax Exempt Bond Fund and Ohio Tax Exempt Bond Fund were required to record a cumulative effect adjustment of $103,395 and $36,769, respectively, to reflect the accretion of market discounts that were not previously recorded. The cumulative adjustments were reclassified between net investment income and net unrealized appreciation of securities and therefore did not impact total net assets or the net asset value per share of the Funds. The effect of this change for the year ended May 31, 2002 was to increase (decrease) net investment income by $128,647 and $(26,247), respectively.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
PENNSYLVANIA MUNICIPAL BOND FUND
CLASS A
2003                 $10.49   $0.38 1      $0.49      $(0.38)    $(0.00)   $10.98      8.48%    $1,118      0.90%        3.59%
2002 2                10.38    0.44 1       0.11       (0.44)     (0.00)    10.49      5.36      1,015      0.84         4.20
2001                   9.91    0.46 1       0.47       (0.46)     (0.00)    10.38      9.52        399      0.73         4.47
2000                  10.40    0.44        (0.45)      (0.46)     (0.02)     9.91     (0.05)       216      0.63         4.45
1999                  10.45    0.48        (0.04)      (0.48)     (0.01)    10.40      4.21        218      0.58         4.70

CLASS C
2003                 $10.48   $0.31 1      $0.49      $(0.31)    $(0.00)   $10.97      7.73%      $907      1.61%        2.88%
2002 2                10.38    0.35 1       0.11       (0.36)     (0.00)    10.48      4.46        463      1.60         3.44
2001 ++                9.91    0.04 1       0.47       (0.04)     (0.00)    10.38      5.18          4      1.24         3.72
2000 3                 9.95    0.13        (0.14)      (0.03)     (0.00)     9.91     (0.06)        --      1.53         3.55


                                 Ratio of Net
                                  Investment
                                   Income/
                      Ratio of    (Loss) to
                     Expenses to    Average
                     Average Net  Net Assets
                        Assets      (Before   Portfolio
                     (Before Fee      Fee     Turnover
                       Waivers)     Waivers)    Rate

PENNSYLVANIA MUNICIPAL BOND FUND
CLASS A
2003                     1.05%       3.44%      12%
2002 2                   0.99        4.05       13
2001                     0.96        4.24       25
2000                     0.94        4.14       38
1999                     0.93        4.35       15

CLASS C
2003                     1.76%       2.73%      12%
2002 2                   1.75        3.29       13
2001 ++                  1.42        3.54       25
2000 3                   1.68        3.40       38


+ Total return is for the period indicated and has not been annualized, unless otherwise indicated. Total return excludes sales charge.
++ Information presented for the Pennsylvania Municipal Bond Fund Class C reflects the impact of the low level of assets at the beginning of the period and throughout the year ended May 31, 2001. Because of the low asset levels, the information presented is not considered meaningful relative to the other share classes of the Fund.
(1) Per share data calculated using average shares outstanding method.
(2) In accordance with the implementation of new accounting standards, the Pennsylvania Municipal Bond Fund was required to record a cumulative effect adjustment of $47,421 to reflect the accretion of market discounts that were not previously recorded. The cumulative adjustments were reclassified between net investment income and net unrealized appreciation of securities and therefore did not impact total net assets or the net asset value per share of the Funds. The effect of this change for the year ended May 31, 2002 was to (decrease) net investment income by $(3,294).
(3) Pennsylvania Municipal Bond Fund Class C commenced operations on February 24, 2000. All ratios for the period have been annualized.

INVESTMENT ADVISER
National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio 44114

DISTRIBUTOR
Professional Funds Distributor, LLC
760 Moore Road
King of Prussia, PA 19406

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania 19103-6996

BOARD OF TRUSTEES

ROBERT D. NEARY
CHAIRMAN
Retired Co-Chairman, Ernst & Young
Director:
Commercial Metals Company
Strategic Distribution, Inc.


HERBERT R. MARTENS, JR.
PRESIDENT
Executive Vice President,
   National City Corporation
Chairman and Chief Executive
   Officer, NatCity Investments, Inc.

JOHN G. BREEN
Retired Chairman and CEO,
   The Sherwin Williams Co.
Director:
The Sherwin Williams Co.
Parker Hannifin Corp.
Mead Westvaco Corp.
Goodyear Tire & Rubber Co.
The Stanley Works

JOHN F. DURKOTT
President and Chief Executive Officer,
   Kittle's Home Furnishings Center, Inc.

ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy



RICHARD W. FURST
Garvice D. Kincaid Professor of Finance and
    Dean Emeritus, Gatton College of Business and
    Economics, University of Kentucky


GERALD L. GHERLEIN
Retired Executive Vice President and
   General Counsel, Eaton Corporation

KATHLEEN A. OBERT
Chairman and Chief Executive Officer,
   Edward Howard & Co.

J. WILLIAM PULLEN
President and Chief Executive Officer,
   Whayne Supply Company



The Armada Funds Trustees also serve as Trustees of The Armada Advantage Fund.


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                                                 Armada(R) Funds
                                                 www.armadafunds.com

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Armada Funds. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds.

TO OBTAIN MORE INFORMATION:

By Internet:
www.armadafunds.com

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Armada Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at PUBLICINFO@SEC.GOV or by writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

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Armada(R)
    Funds

www.armadafunds.com

Armada Funds' Investment Company Act registration number is 811-4416